EXHIBIT NO. 10.2

                                                           EXECUTION COPY


          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.







                COLLABORATION, DISTRIBUTION AND LICENSE AGREEMENT

                                 BY AND BETWEEN


                        MILLENNIUM PHARMACEUTICALS, INC.

                                       AND

                          ORTHO BIOTECH PRODUCTS, L.P.

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I            DEFINITIONS...............................................1
   Section 1.1        "Action".................................................1
   Section 1.2        "Affiliate"..............................................1
   Section 1.3        "Allocable Overhead".....................................2
   Section 1.4        "API Bulk Drug Substance"................................2
   Section 1.5        ":Asia"..................................................2
   Section 1.6        "Blocking Third Party Patent Rights".....................2
   Section 1.7        "BMS License Agreement"..................................2
   Section 1.8        "Business Combination"...................................2
   Section 1.9        "Business Day"...........................................3
   Section 1.10       "Clinical Development Criteria"..........................3
   Section 1.11       "Clinical Investigation Laws"............................3
   Section 1.12       "Commercialization" or "Commercialize"...................3
   Section 1.13       "Competing Product"......................................3
   Section 1.14       "Compound"...............................................3
   Section 1.15       "Control" or "Controlled"................................3
   Section 1.16       "Co-Promotion"...........................................3
   Section 1.17       "Co-Promotion Territory".................................3
   Section 1.18       "Cover", "Covering" or "Covered".........................3
   Section 1.19       "CPI"....................................................4
   Section 1.20       "Development" or "Develop"...............................4
   Section 1.21       "Development Costs"......................................4
   Section 1.22       "Development Plan".......................................5
   Section 1.23       "Diligent Efforts".......................................5
   Section 1.24       "Drug Regulation Laws"...................................5
   Section 1.25       "EMEA"...................................................5
   Section 1.26       "EU Co-Promotion Option Triggers"........................5
   Section 1.27       "EU Regulatory Approval".................................5
   Section 1.28       "European Union" or "EU".................................5
   Section 1.29       "Executive Officers".....................................5
   Section 1.30       "Existing Third Party Agreements"........................5
   Section 1.31       "FDA"....................................................5
   Section 1.32       "Field"..................................................5
   Section 1.33       "Finished Product".......................................6
   Section 1.34       "Finished Product Transfer Price"........................6
   Section 1.35       "First Commercial Sale"..................................6
   Section 1.36       "First Indication".......................................6
   Section 1.37       "[**] Trigger"...........................................6
   Section 1.38       "[**] Trigger"...........................................6
   Section 1.39       "FTE"....................................................6
   Section 1.40       "FTE Rate"...............................................6
   Section 1.41       "Fully Allocated Supply Cost"............................6
   Section 1.42       "GAAP"...................................................7
   Section 1.43       "Global Strategic Commercialization Plan"................7
   Section 1.44       "Good Clinical Practice".................................7
   Section 1.45       "Good Laboratory Practice"...............................7
   Section 1.46       "Governmental Authority".................................7
   Section 1.47       "Government Health Care Programs"........................7
   Section 1.48       "Government Order".......................................7
   Section 1.49       "Harvard License Agreement"..............................7
   Section 1.50       "Health Care Laws".......................................7
   Section 1.51       "ICH"....................................................8
   Section 1.52       "IND"....................................................8
   Section 1.53       "Investigator Sponsored Clinical Study"..................8
   Section 1.54       "Joint Intellectual Property"............................8
   Section 1.55       "Joint Know-How".........................................8
   Section 1.56       "Joint Patent Rights"....................................8
   Section 1.57       "Know-How"...............................................8
   Section 1.58       "Law"....................................................8
   Section 1.59       "License Territory"......................................8
   Section 1.60       "Major European Country".................................8
   Section 1.61       "Manufacturing" or "Manufacture".........................9
   Section 1.62       "Market Exclusivity".....................................9
   Section 1.63       "Millennium Event of Default"............................9
   Section 1.64       "Millennium Intellectual Property".......................9
   Section 1.65       "Millennium Know-How"....................................9
   Section 1.66       "Millennium Product Know-How"............................9
   Section 1.67       "Millennium Patent Rights"...............................9
   Section 1.68       "Millennium Product Patent Rights".......................9
   Section 1.69       "Net Sales"..............................................9
   Section 1.70       "OBI Intellectual Property".............................11
   Section 1.71       "OBI Know-How"..........................................11
   Section 1.72       "OBI Patent Rights".....................................11
   Section 1.73       "Parties"...............................................11
   Section 1.74       "Party".................................................12
   Section 1.75       "Patent Costs"..........................................12
   Section 1.76       "Patent Rights".........................................12
   Section 1.77       "Person"................................................12
   Section 1.78       "Phase I Clinical Study"................................12
   Section 1.79       "Phase II Clinical Study"...............................12
   Section 1.80       "Phase IIA Clinical Study"..............................12
   Section 1.81       "Phase III Clinical Study"..............................12
   Section 1.82       "PHS License Agreement".................................12
   Section 1.83       "Pivotal Clinical Study"................................12
   Section 1.84       "Private Health Care Plans".............................13
   Section 1.85       "Product"...............................................13
   Section 1.86       "Product Trademark(s)"..................................13
   Section 1.87       "Promotional Program"...................................13
   Section 1.88       "ProScript Earn-Out Settlement Agreements"..............13
   Section 1.89       "ProScript Merger Agreement"............................13
   Section 1.90       "Regulatory Approval"...................................13
   Section 1.91       "Regulatory Authority"..................................13
   Section 1.92       "Sales Call"............................................13
   Section 1.93       "Sales Representative"..................................14
   Section 1.94       "[**] Trigger"..........................................14
   Section 1.95       "Third Party"...........................................14
   Section 1.96       "United States" or "U.S."...............................14
   Section 1.97       "Valid Claim"...........................................14
   Section 1.98       Additional Definitions..................................14

ARTICLE II           MANAGEMENT OF COLLABORATIVE ACTIVITIES...................17
   Section 2.1        Joint Steering Committee................................17
   Section 2.2        Global Product Development Team.........................17
   Section 2.3        Global Commercial Team..................................18
   Section 2.4        Working Groups..........................................19
   Section 2.5        Membership..............................................19
   Section 2.6        Decision-Making.........................................19
   Section 2.7        Meetings of the JSC, GPT, GCT and Working Groups........19
   Section 2.8        Alliance Managers.......................................19
   Section 2.9        Collaboration Guidelines................................20

ARTICLE III          LICENSE GRANTS, [**] AND COMPOUND ANALOG FIELD PRODUCT
                     OPTIONS..................................................20
   Section 3.1        Millennium Grants.......................................20
   Section 3.2        OBI Grants..............................................22
   Section 3.3        Section 365(n) of the Bankruptcy Code...................23
   Section 3.4        [**] Option.............................................23
   Section 3.5        Compound Analog Field Product Option....................26
   Section 3.6        Millennium Retained Rights..............................30
   Section 3.7        Rights Retained by Both Parties.........................30

ARTICLE IV           DEVELOPMENT..............................................31
   Section 4.1        Current Status; General.................................31
   Section 4.2        Development Plan; Amendments; Development
                      Responsibilities........................................31
   Section 4.3        Development Efforts; Manner of Performance; Reports.....33
   Section 4.4        Regulatory Submissions and Regulatory Approvals.........34
   Section 4.5        Costs of Joint Development..............................36
   Section 4.6        Reimbursement of Development Costs......................37

ARTICLE V            COMMERCIALIZATION........................................38
   Section 5.1        Diligent Efforts........................................38
   Section 5.2        Commercialization Plans.................................38
   Section 5.3        Advertising and Promotional Materials...................39
   Section 5.4        Sales and Distribution..................................39
   Section 5.5        Sharing of Commercial Information.......................39
   Section 5.6        Other Responsibilities..................................40
   Section 5.7        Adverse Event and Product Complaint Reporting
                      Procedures; Notice of Information Affecting
                      Marketability of the Product............................40
   Section 5.8        Recalls, Market Withdrawals or Corrective Actions.......41
   Section 5.9        Certain Personnel to be Fielded by Millennium...........42
   Section 5.10       Medical Inquiries.......................................44

ARTICLE VI           CO-PROMOTION RIGHTS......................................44
   Section 6.1        EU Co-Promotion Option..................................44
   Section 6.2        Right of First Negotiation..............................45

ARTICLE VII          MANUFACTURE AND SUPPLY...................................46
   Section 7.1        Product Supply..........................................46
   Section 7.2        Finished Product Supply.................................47
   Section 7.3        Secondary Source Supply.................................47
   Section 7.4        Clinical Study Supply...................................47

ARTICLE VIII         FINANCIAL PROVISIONS.....................................47
   Section 8.1        Development and Approval Milestones.....................47
   Section 8.2        Sales Milestones........................................51
   Section 8.3        Distribution Fees.......................................53
   Section 8.4        Distribution Fee Reports; Payments......................55
   Section 8.5        License Maintenance Payments For Asia...................55
   Section 8.6        Existing Third Party Agreement Payments.................56
   Section 8.7        Audits..................................................57
   Section 8.8        Tax Matters.............................................57
   Section 8.9        United States Dollars...................................58
   Section 8.10       Currency Exchange.......................................58
   Section 8.11       Blocked Payments........................................58
   Section 8.12       Late Payments...........................................58
   Section 8.13       No Overlapping Distribution Fees........................58
   Section 8.14       Reporting...............................................59
   Section 8.15       Resolution of Disputes..................................59

ARTICLE IX           INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED
                     MATTERS..................................................59
   Section 9.1        Ownership of Inventions.................................59
   Section 9.2        Prosecution and Maintenance of Patent Rights............59
   Section 9.3        Third Party Infringement................................61
   Section 9.4        Patent Invalidity Claim.................................62
   Section 9.5        Claimed Infringement....................................62
   Section 9.6        Patent Term Extensions..................................63
   Section 9.7        Patent Marking..........................................63
   Section 9.8        Trademarks..............................................63

   ARTICLE X          CONFIDENTIALITY AND PUBLICITY...........................65
   Section 10.1       Confidential Information................................65
   Section 10.2       Employee, Consultant and Advisor Obligations............66
   Section 10.3       Publicity...............................................67
   Section 10.4       Publications............................................67

ARTICLE XI           REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS;
                     INDEMNIFICATION..........................................68
   Section 11.1       Exclusivity Covenant....................................68
   Section 11.2       Representations of Authority............................68
   Section 11.3       Consents................................................68
   Section 11.4       No Conflict.............................................68
   Section 11.5       Enforceability..........................................69
   Section 11.6       Sales Representatives...................................69
   Section 11.7       Additional Representations and Warranties of Millennium.69
   Section 11.8       Existing Third Party Agreements.........................71
   Section 11.9       No Warranties...........................................71
   Section 11.10      No Debarment............................................71
   Section 11.11      Indemnification.........................................72

ARTICLE XII          TERM AND TERMINATION.....................................75
   Section 12.1       Term....................................................75
   Section 12.2       Termination For Material Breach.........................75
   Section 12.3       Termination by OBI Unilaterally.........................78
   Section 12.4       Certain Additional Payments.............................80
   Section 12.5       Survival................................................80

ARTICLE XIII         FINAL DECISION-MAKING; DISPUTE RESOLUTION................80
   Section 13.1       Referral to Executive Officers..........................80
   Section 13.2       Final Decision-Making Authority.........................80
   Section 13.3       Decisions to Terminate or Suspend a Study Based on
                      Safety Concerns.........................................81
   Section 13.4       Arbitration.............................................81

ARTICLE XIV          MISCELLANEOUS............................................84
   Section 14.1       Choice of Law...........................................84
   Section 14.2       Notices.................................................84
   Section 14.3       Severability............................................85
   Section 14.4       Captions................................................85
   Section 14.5       Integration.............................................86
   Section 14.6       Independent Contractors; No Agency......................86
   Section 14.7       Submission to Jurisdiction..............................86
   Section 14.8       Assignment; Successors..................................86
   Section 14.9       Execution in Counterparts; Facsimile Signatures.........87
   Section 14.10      Standstill..............................................87
   Section 14.11      No Consequential or Punitive Damages....................88
   Section 14.12      Performance by Affiliates...............................88
   Section 14.13      Change of Control.......................................88


EXHIBITS
Exhibit A         -    Compound Description
Exhibit B         -    ProScript, Inc. Equity Holders
Exhibit C         -    PHS License Agreement Provisions
Exhibit D         -    Principles for Allocating Development Responsibilities
Exhibit E         -    Minimum Commercialization Plan and Budget Requirements
Exhibit F         -    Adverse Event and Product Complaint Reporting Procedures
Exhibit G         -    EU Co-Promotion Terms
Exhibit H         -    Supply Agreement Terms
Exhibit I         -    Existing Third Party Agreement Payments
Exhibit J         -    Permitted Disclosures
Exhibit K         -    Certain Exceptions to Representations



                COLLABORATION, DISTRIBUTION AND LICENSE AGREEMENT

     This Agreement is made and effective as of the 30th day of June, 2003 (the "Effective Date") by and between Millennium Pharmaceuticals, Inc., a Delaware corporation, with offices at 75 Sidney Street, Cambridge, Massachusetts 02139-4815, U.S.A. ("Millennium") and Ortho Biotech Products, L.P., a New Jersey limited partnership, with offices at Route 22 East, Bridgewater, New Jersey 08807-0914, U.S.A. ("OBI").
                                  INTRODUCTION

     1. Millennium controls certain patents, know-how and other rights related to the Product (as defined below);

     2. OBI has considerable knowledge and experience in developing, promoting and marketing pharmaceutical products throughout the world;

     3. Millennium believes that a collaboration, distribution and license arrangement with OBI regarding the Product would be desirable;

     4. OBI believes that OBI's participation in this arrangement with Millennium would be of economic benefit to Millennium and OBI; and

     5. On and subject to the terms and conditions set forth herein, Millennium and OBI therefore desire to provide for the development, manufacture and commercialization of the Product as described herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Millennium and OBI hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     Section 1.1 "ACTION". Action shall mean any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

     Section 1.2 "AFFILIATE". Affiliate shall mean with respect to any Party, any Person controlling, controlled by or under common control with such Party. For purposes of this Section 1.2, "control" shall mean (a) in the case of a Person that is a corporate entity, direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such Person and (b) in the case of a Person that is an entity, but is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     Section 1.3 "ALLOCABLE OVERHEAD". Allocable Overhead shall mean costs incurred by Millennium or for its account that are attributable to Millennium's supervisory and technical operations services related to the supply of Product, occupancy costs, and payroll, information systems, human resources or purchasing functions and which are allocated to company departments based on space occupied, headcount or other activity-based method. Allocable Overhead shall not include any cost attributable to general corporate activities, including, by way of example, executive management, investor relations, business development, legal affairs and finance.

     Section 1.4 "API BULK DRUG SUBSTANCE". API Bulk Drug Substance shall mean the Compound in bulk form manufactured for use as an active pharmaceutical ingredient in the Product.

     Section 1.5 "ASIA". Asia shall mean Australia, Bangladesh, Bhutan, Brunei, Burma, Cambodia, China (including Hong Kong), Indonesia, India, Japan, Laos, Malaysia, Maldives, Mongolia, Nepal, New Zealand, North Korea, Pakistan, Papua New Guinea, Philippines, Singapore, South Korea, Sri Lanka, Taiwan, Thailand and Vietnam.

     Section 1.6 "BLOCKING THIRD PARTY PATENT RIGHTS". Blocking Third Party Patent Rights shall mean, with respect to any country in the License Territory, on a country-by-country basis, Patent Rights in such country owned or controlled by a Third Party that Cover the Product; PROVIDED THAT Patent Rights licensed from a Third Party by Millennium under any of the Existing Third Party Agreements and sublicensed to OBI under this Agreement shall not constitute Blocking Third Party Patent Rights.

     Section 1.7 "BMS LICENSE AGREEMENT". BMS License Agreement shall mean the License Agreement dated as of December 19, 2001, by and between Bristol-Myers Squibb Company and Millennium, as amended, and as may be amended from time to time in accordance with the provisions of Section 11.8.

     Section 1.8 "BUSINESS COMBINATION". Business Combination shall mean a merger, consolidation, or other similar extraordinary transaction to which Millennium is a party, or the sale or other disposition of all or substantially all of the assets of Millennium, unless, following such transaction, (i) the individuals and entities who were the beneficial owners of the then outstanding voting shares of Millennium immediately prior to such transaction would beneficially own, directly or indirectly, more than [**]% of the then outstanding voting shares entitled to vote generally in the election of directors of the corporation or other entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the voting shares outstanding immediately prior to such transaction, (ii) no Person would beneficially own, directly or indirectly, [**]% or more of the then outstanding voting shares of the corporation resulting from such transaction or the combined voting power of the then outstanding voting shares of such corporation, and (iii) at least [**]% of the members of the board of directors that would result from such transaction were members of the Board of Directors of Millennium at the time of the execution of the initial agreement, or the action of the Board of Directors of Millennium, providing for such transaction. For purposes of this definition, if Millennium transfers all or a substantial portion of the assets relating to the Product to an Affiliate of Millennium, then all references in this definition to "Millennium" shall be deemed to refer to Millennium or such Affiliate or both.

     Section 1.9 "BUSINESS DAY". Business Day shall mean a day on which banking institutions in both New York, New York and Boston, Massachusetts are open for business.

     Section 1.10 "CLINICAL DEVELOPMENT CRITERIA". Clinical Development Criteria shall mean the specific criteria identified in the Development Plan for the commencement and continued funding of each stage of clinical development for an indication in the Development Plan. For the avoidance of doubt, each stage of clinical development may include one or more clinical studies.

     Section 1.11 "CLINICAL INVESTIGATION LAWS". Clinical Investigation Laws shall mean Laws relating to human clinical investigations, including 21 C.F.R. Parts 50, 54, 56 and 312, and then-current Good Clinical Practice, each as in effect and as amended from time to time.

     Section 1.12 "COMMERCIALIZATION" or "COMMERCIALIZE". Commercialization or Commercialize shall mean activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing or selling a product. Commercialization shall not include any activities related to Manufacturing.

     Section 1.13 "COMPETING PRODUCT". Competing Product shall mean [**], and [**] (such as the compounds known as [**] and [**] ).

     Section 1.14 "COMPOUND". Compound shall mean the compound known as [**], as further described in EXHIBIT A, and [**].

     Section 1.15 "CONTROL" or "CONTROLLED". Control or Controlled shall mean, with respect to any intellectual property right or other intangible property, the possession (whether by license or ownership, or by control over an Affiliate having possession by license or ownership) by a Party of the ability to grant to the other Party access and/or a license or sublicense as provided herein without violating the terms of any agreement with any Third Party.

     Section 1.16 "CO-PROMOTION". Co-Promotion shall mean the joint marketing and promotion of the Product (including without limitation performing Sales Calls) in the Co-Promotion Territory by both Parties and/or their respective Affiliates under the same Product Trademark(s). "CO-PROMOTE" when used as a verb shall mean to engage in such Co-Promotion.

     Section 1.17 "CO-PROMOTION TERRITORY". Co-Promotion Territory shall mean the Major European Countries (including Italy, when applicable Laws permit Co-Promotion of the Product in Italy).

     Section 1.18 "COVER", "COVERING" or "COVERED". Cover, Covering or Covered shall mean, with respect to the Product or with respect to technology, that, in the absence of a license granted under a Valid Claim, the making, use, offering for sale, sale, or importation of the Product or the practice of such technology would or is reasonably likely to infringe such Valid Claim.

     Section 1.19 "CPI". CPI shall mean the Consumer Price Index - Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Statistics (or its successor equivalent index) in the United States. In Europe, CPI shall mean the "EU15 CPI" (or its successor equivalent index), which is published monthly and available via Bloomberg Professional as published by Bloomberg L.P.

     Section 1.20 "DEVELOPMENT" or "DEVELOP". Development or Develop shall mean non-clinical and clinical research and drug development activities, including without limitation toxicology, pharmacology and other discovery efforts, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies and Investigator Sponsored Clinical Studies), regulatory affairs, and Regulatory Approval and clinical study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals).

     Section 1.21 "DEVELOPMENT COSTS". Development Costs shall mean costs incurred by the Parties in Developing the Product, in accordance with this Agreement and consistent with the Development Plan and related budget, including without limitation:

     (a) all out-of-pocket costs and expenses incurred;

     (b) the costs of internal scientific, medical, technical or managerial personnel engaged in such efforts, which costs shall be determined based on the FTE Rate, unless another basis is otherwise agreed by the Parties in writing;

     (c) the costs and expenses of clinical supplies for such efforts as set forth in the Development Plan, including without limitation (i) the Fully Allocated Supply Cost of clinical supplies of the Product; (ii) costs and expenses incurred to purchase and/or package comparator or combination drugs or devices; and (iii) costs and expenses of disposal of clinical samples;

     (d) costs and expenses incurred in connection with (i) manufacturing process, formulation and delivery system development and validation; (ii) manufacturing scale-up and improvements; (iii) stability testing; (iv) quality assurance/quality control development; and (v) internal and Third Party costs and expenses incurred in connection with (A) qualification and validation of Third Party contract manufacturers and (B) subject to the terms and conditions of this Agreement and the Supply Agreement, establishing OBI or an Affiliate of OBI as a primary or secondary source supplier, including without limitation, the transfer of process and manufacturing technology and analytical methods, scale up, process and equipment validation, and initial manufacturing licenses, approvals and inspections; and

     (e) any other costs incurred that are explicitly included in the budgets included in the Development Plan.

     Section 1.22 "DEVELOPMENT PLAN". Development Plan shall mean the plan for the Parties' worldwide Development efforts including the budgets therefor, with respect to the Product agreed upon by the Parties as of the Effective Date, as amended from time to time in accordance with the terms of this Agreement.

     Section 1.23 "DILIGENT EFFORTS". Diligent Efforts shall mean, with respect to each Party's obligations relating to the Product, the carrying out of such obligations in a diligent and sustained manner using efforts substantially similar to the efforts such Party devotes to a product of similar market potential, profit potential, similar stage in development or commercialization, or strategic value resulting from its own research efforts, based on conditions then prevailing.

     Section 1.24 "DRUG REGULATION LAWS". Drug Regulation Laws shall mean Laws regulating drugs and pharmaceutical products, including the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301 et seq., the Prescription Drug Marketing Act of 1987, the federal Controlled Substances Act, 21 U.S.C. Section 801 et seq., and policies issued by the FDA, each as in effect and as amended from time to time.

     Section 1.25 "EMEA". EMEA shall mean the European Medicines Evaluation Agency or any successor agency thereto.

     Section 1.26 "EU CO-PROMOTION OPTION TRIGGERS". EU Co-Promotion Option Triggers shall mean, collectively, the [**] Trigger, the [**] Trigger and the [**] Trigger.

     Section 1.27 "EU REGULATORY APPROVAL". EU Regulatory Approval shall mean Regulatory Approval in the first Major European Country or by the EMEA of the Product for the applicable indication.

     Section 1.28 "EUROPEAN UNION" or "EU". European Union or EU shall mean the countries of the European Union, as it is constituted as of the Effective Date and as it may be expanded from time to time, and Switzerland, Norway and Iceland.

     Section 1.29 "EXECUTIVE OFFICERS". Executive Officers shall mean the Chief Executive Officer of Millennium (or a senior executive officer of Millennium designated by Millennium's Chief Executive Officer) and the Chief Executive Officer of Johnson & Johnson ("J&J") (or a senior executive officer of J&J or any of its Affiliates designated by J&J's Chief Executive Officer).

     Section 1.30 "EXISTING THIRD PARTY AGREEMENTS". Existing Third Party Agreements mean the BMS License Agreement, the Harvard License Agreement, the PHS License Agreement, the ProScript Merger Agreement, the ProScript Earn-Out Settlement Agreements and any Third Party agreements added or deleted pursuant to Sections 3.4 and 3.5.

     Section 1.31 "FDA". FDA shall mean the United States Food and Drug Administration or any successor agency thereto.

     Section 1.32 "FIELD". Field shall mean, subject to expansion pursuant to
Section 3.4, the prevention, treatment and/or control of [**].

     Section 1.33 "FINISHED PRODUCT". Finished Product shall mean the finished Product formulation containing API Bulk Drug Substance filled into unit packages ready for final labeling and packaging.

     Section 1.34 "FINISHED PRODUCT TRANSFER PRICE". Finished Product Transfer Price shall mean the Standard Cost of Finished Product supplied by Millennium or its Affiliates to OBI or its Affiliates, plus [**] percent ([**]%) of such Standard Cost, plus those Manufacturing Variances allocated to Products supplied for use in the License Territory in accordance with GAAP.

     Section 1.35 "FIRST COMMERCIAL SALE". First Commercial Sale shall mean, with respect to the Product in a country or territory, the first commercial sale of the Product in such country or territory. Sales for clinical study purposes or compassionate, named patient or similar use shall not constitute a First Commercial Sale.

     Section 1.36 "FIRST INDICATION". First Indication shall mean the prevention, treatment or control of multiple myeloma.

     Section 1.37 "[**] TRIGGER". [**] Trigger shall mean [**] the date on which EMEA accepts for filing an application for EU Regulatory Approval for the first solid tumor indication (i.e., EMEA has validated the variation to the Regulatory Approval so that assessment of the application can commence).

     Section 1.38 "[**] TRIGGER". [**] Trigger shall mean the date that is [**] EU Regulatory Approval for the First Indication.

     Section 1.39 "FTE". FTE shall mean a full-time equivalent person year (consisting of a total of 1,800 hours) of work.

     Section 1.40 "FTE RATE". FTE Rate shall mean the following annual FTE
Rates:

              Development Personnel
                and Patent Personnel             $[**]
              EU Sales Representative            $[**]
              EU MSL                             $[**]

Each of the foregoing FTE Rates shall be increased or decreased by the percentage increase or decrease in the applicable CPI as of the then most recent annual period ending December 31 over the level of such CPI on December 31, 2002.

     Section 1.41 "FULLY ALLOCATED SUPPLY COST". Fully Allocated Supply Cost shall mean with respect to Finished Product, [**] and [**] (including for this purpose only, [**] to the extent that they [**] under the terms and conditions of this Agreement), determined in accordance with GAAP, incurred in Manufacturing and/or acquiring Finished Product, and the final packaging and labeling thereof, which costs shall include (a) the [**], including [**] as well as [**] ("Standard Cost") and (b) [**] to the Standard Cost, such as [**], and [**].[**]

     Section 1.42 "GAAP". GAAP shall mean United States generally accepted accounting principles applied on a consistent basis. Unless otherwise defined or stated, financial terms shall be calculated by the accrual method under GAAP.

     Section 1.43 "GLOBAL STRATEGIC COMMERCIALIZATION PLAN". Global Strategic Commercialization Plan shall mean the global strategic commercialization plan with respect to the Product provided by Millennium to OBI prior to the Effective Date, as amended from time to time in accordance with the procedures recited in this Agreement.

     Section 1.44 "GOOD CLINICAL PRACTICE". Good Clinical Practice shall mean the current good clinical practice applicable to the clinical Development of the Product under applicable Law, to the extent such standards are not less stringent than the U.S. current good clinical practice, including without limitation the ICH guidelines.

     Section 1.45 "GOOD LABORATORY PRACTICE". Good Laboratory Practice shall mean the current good laboratory practice applicable to the Development of the Product under applicable Law, to the extent such standards are not less stringent than the U.S. current good laboratory practice, including without limitation 21 C.F.R. Part 58.

     Section 1.46 "GOVERNMENTAL AUTHORITY". Governmental Authority shall mean any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

     Section 1.47 "GOVERNMENT HEALTH CARE PROGRAMS". Government Health Care Programs shall mean the Medicare program (Title XVIII of the Social Security
Act), the Medicaid program (Title XIX of the Social Security Act), TRICARE, the Federal Employee Health Benefits Program, and other foreign, federal, state and local governmental health care plans and programs.

     Section 1.48 "GOVERNMENT ORDER". Government Order shall mean any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

     Section 1.49 "HARVARD LICENSE AGREEMENT". Harvard License Agreement shall mean the License Agreement effective as of July 5, 1994, by and between the President and Fellows of Harvard College and Millennium, as successor-in-interest to MyoGenics, Inc., as amended, and as may be amended from time to time in accordance with the provisions of Section 11.8.

     Section 1.50 "HEALTH CARE LAWS". Health Care Laws shall mean Laws relating to Government Health Care Programs, Private Health Care Plans, privacy and confidentiality of patient health information and human biological materials, including: federal and state Laws pertaining to the federal Medicare and Medicaid programs (including the Medicaid rebate program); federal Laws pertaining to the Federal Employees Health Benefit Program, the TRICARE program and other Government Health Care Programs; federal and state Laws applicable to health care fraud and abuse, kickbacks, physician self-referral and false claims (including 42 U.S.C. Section 1320a-7a, 42 U.S.C. Section 1320a-7b, 42 U.S.C.
Section 1395nn and the federal Civil False Claims Act, 31 U.S.C. Section 3729 et seq.); the Health Insurance Portability and Accountability Act of 1996; and 45 C.F.R. Part 46, each as in effect and as amended from time to time.

     Section 1.51 "ICH". ICH shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

     Section 1.52 "IND". IND shall mean an Investigational New Drug Application filed with FDA or a similar application filed with an applicable Regulatory Authority outside of the United States such as a clinical trial application
(CTA) or a clinical trial exemption (CTX).

     Section 1.53 "INVESTIGATOR SPONSORED CLINICAL STUDY". Investigator Sponsored Clinical Study shall mean a human clinical study of the Product that is sponsored and conducted by a Third Party under an agreement with a Party pursuant to which such Party provides clinical supplies of the Product and/or funding for such clinical study.

     Section 1.54 "JOINT INTELLECTUAL PROPERTY". Joint Intellectual Property shall mean Joint Know-How and Joint Patent Rights, collectively.

     Section 1.55 "JOINT KNOW-HOW". Joint Know-How shall mean any Know-How that is developed or acquired jointly by the Parties in connection with their collaborative activities pursuant to this Agreement, including Joint Inventions.

     Section 1.56 "JOINT PATENT RIGHTS". Joint Patent Rights shall mean Patent Rights that Cover Joint Inventions.

     Section 1.57 "KNOW-HOW". Know-How shall mean any information and materials, whether proprietary or not and whether patentable or not, including without limitation ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, inventions, discoveries, works of authorship, compounds and biological materials.

     Section 1.58 "LAW". Law shall mean any United States federal, state or local or foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Government Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

     Section 1.59 "LICENSE TERRITORY". License Territory shall mean the entire world and all countries, territories and possessions therein, excluding the United States.

     Section 1.60 "MAJOR EUROPEAN COUNTRY". Major European Country shall mean any of the United Kingdom, France, Germany, Italy or Spain.

     Section 1.61 "MANUFACTURING" or "MANUFACTURE". Manufacturing or Manufacture shall mean activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping and storage of a product.

     Section 1.62 "MARKET EXCLUSIVITY". Market Exclusivity shall mean, on a country-by-country basis, the period of time during which there is no product containing Compound being sold by a Third Party, other than a sublicensee or distributor of a Party, in such country, excluding such product containing Compound from Third Parties for which claims of infringement according to
Section 9.3 have not led to a final, non-appealable decision of a court and such claims of infringement are continuing to be pursued by either Party or their respective Affiliates in judicial proceedings.

     Section 1.63 "MILLENNIUM EVENT OF DEFAULT". Millennium Event of Default shall mean the occurrence of any one of the following: (a) Millennium fails to pay any material amounts due to OBI pursuant Section 4.6 and such failure continues for a period of 9 months (unless Millennium is in good faith disputing such amounts pursuant to the provisions of this Agreement) or (b) a repudiation in writing by Millennium of its obligations under this Agreement (other than as a result of a termination of this Agreement or notice thereof by Millennium pursuant to Section 12.2(a)), including any rejection of this Agreement in bankruptcy by Millennium.

     Section 1.64 "MILLENNIUM INTELLECTUAL PROPERTY". Millennium Intellectual Property shall mean Millennium Know-How and Millennium Patent Rights, collectively.

     Section 1.65 "MILLENNIUM KNOW-HOW". Millennium Know-How shall mean any Know-How that either (a) is Controlled by Millennium on the Effective Date or
(b) comes within Millennium's Control during the Term, including Millennium's rights in Joint Know-How and Millennium Sole Inventions.

     Section 1.66 "MILLENNIUM PRODUCT KNOW-HOW". Millennium Product Know-How shall mean any Millennium Know-How used in or otherwise relating to the Product or the Development, Manufacture and Commercialization of the Product as contemplated by this Agreement.

     Section 1.67 "MILLENNIUM PATENT RIGHTS". Millennium Patent Rights shall mean Patent Rights, including Millennium's rights in Joint Patent Rights, that
(a) Cover Millennium Know-How, and (b) are Controlled by Millennium.

     Section 1.68 "MILLENNIUM PRODUCT PATENT RIGHTS". Millennium Product Patent Rights shall mean Patent Rights, including Millennium's rights in Joint Patent Rights, that (a) Cover Millennium Product Know-How, and (b) are Controlled by Millennium.

     Section 1.69 "NET SALES". "Net Sales" shall mean, with respect to the Product, the gross invoiced sales of the Product by a Party, its Affiliates and its sublicensees to non-sublicensee Third Parties, less good faith estimates of the following deductions to the extent specifically relating to sales of the Product, which will be adjusted to actual on a periodic basis (no less frequently than annually), of:

     (a) discounts, credits, retroactive price reductions, rebates, refunds, chargebacks, allowances and adjustments granted to non-sublicensee Third Parties, including Medicaid, managed care and similar types of rebates, and provisions for bad debts determined in accordance with GAAP consistently applied to all products of the Party reporting Net Sales, rejections, market withdrawals, recalls and returns, to the extent consistent with a Party's usual course of dealing for its products other than the Product;

     (b) trade, quantity and cash discounts and rebates allowed or given, and customary fees paid to distributors (other than to a distributor that is an Affiliate of such Party), each to the extent consistent with a Party's usual course of dealing for its products other than the Product;

     (c) sales, excise, turnover, inventory, value-added, and similar taxes assessed on the sale of the Product (other than income taxes of such Party, its Affiliates or sublicensees), and import and customs duties;

     (d) transportation, importation, shipping insurance, postage, customs clearance, freight and other handling expenses; and

     (e) government imposed rebates or discounts.

Sales of Product by and between a Party and its Affiliates and sublicensees are not sales to Third Parties and shall be excluded from Net Sales calculations for all purposes. Sales of Product for use in conducting clinical trials of Product in a country in order to obtain the first Regulatory Approval of Product in such country shall be excluded from Net Sales calculations for all purposes.

In the event the Product is sold as part of a Combination Product (as defined below) in a country, the Net Sales of the Product, for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country, during the applicable Net Sales reporting period, by the fraction, A/(A+B), where:

         A is the average sale price of the Product by a Party, its Affiliates or sublicensees when sold separately in finished form in such country and B is the average sale price by the Party, its Affiliates or sublicensees of the other product(s) included in the Combination Product when sold separately in finished form in such country, in each case during the applicable Net Sales reporting period or, if sales of both the Product and the other product(s) did not occur in such period, then in the most recent Net Sales reporting period in which sales of both occurred.

In the event the Product is sold as part of a Combination Product and is sold separately in finished form in such country, but the other product(s) included in the Combination Product are not sold separately in finished form in such country, the Net Sales of the Product, for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country by the fraction C/D where:

         C is the average sale price, in such country, of the Product contained in such Combination Product when sold separately and D is the average sale price, in such country, for the Combination Product, in each case during the applicable Net Sales reporting period.

In the event that the Product is not sold separately in finished form in the country, but all of the other product(s) included in the Combination Product in such country are sold separately, the Net Sales of the Product, for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country by the fraction (D-E)/D, where:

         D is the average sale price, in such country, of the Combination Product, and E is the average sale price of the other product(s) included in the Combination Product in finished form in such country, in each case during the applicable Net Sales reporting period.

In the event that the Net Sales of the Product when included in a Combination Product cannot be determined using the methods above, Net Sales for the purposes of determining payments based on Net Sales shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of F/(F+G) where:

         F is the fair market value of the Product and G is the fair market value of all other pharmaceutical product(s) included in the Combination Product as reasonably determined in good faith by the Parties.

As used above, the term "Combination Product" means any pharmaceutical product that consists of a Product and other active compounds and/or active ingredients or any combination of the Product sold together with another pharmaceutical product for a single invoiced price, and the phrases "sold as part of a Combination Product," "sold separately," "Net Sales of the Combination Product" and "average sale price" refer to sales by a Party or its Affiliate or sublicensee in the applicable country.

     Section 1.70 "OBI INTELLECTUAL PROPERTY". OBI Intellectual Property shall mean OBI Know-How and OBI Patent Rights, collectively.

     Section 1.71 "OBI KNOW-HOW". OBI Know-How shall mean any Know-How that either (a) is Controlled by OBI and/or its Affiliates on the Effective Date or comes within the Control of OBI and/or its Affiliates during the Term, but not in the course of, or as a result of, OBI's or its Affiliates' participation in the Development, Manufacture or Commercialization of the Product ("OBI Non-Development Know-How") or (b) comes within the Control of OBI and/or its Affiliates during the Term, in the course of, and as a result of, OBI's or its Affiliates' participation in the Development, Manufacture or Commercialization of the Product, including the rights of OBI and/or its Affiliates in Joint Know-How and OBI Sole Inventions ("OBI Development Know-How").

     Section 1.72 "OBI PATENT RIGHTS". OBI Patent Rights shall mean Patent Rights, including the rights of OBI and/or its Affiliates in Joint Patent Rights, that (a) Cover OBI Know-How and (b) are Controlled by OBI and/or its Affiliates.

     Section 1.73 "PARTIES". Parties shall mean Millennium and OBI.

     Section 1.74 "PARTY". Party shall mean either Millennium or OBI.

     Section 1.75 "PATENT COSTS". Patent Costs shall mean all reasonable costs and expenses incurred by a Party in preparing, filing, prosecuting and/or maintaining Patent Rights, including, without limitation, out-of-pocket costs and reasonable time spent by such Party's personnel in patent preparation and prosecution incurred at the applicable FTE Rate.

     Section 1.76 "PATENT RIGHTS". Patent Rights shall mean patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, and all counterparts thereof in any country.

     Section 1.77 "PERSON". Person shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

     Section 1.78 "PHASE I CLINICAL STUDY". Phase I Clinical Study shall mean a clinical study of the Product in human volunteers or patients with the endpoint of determining initial tolerance, toxicity, safety and/or pharmacokinetic information, which shall be deemed commenced when the third volunteer or patient in such study has received his or her initial dose of the Product.

     Section 1.79 "PHASE II CLINICAL STUDY". Phase II Clinical Study shall mean a preliminary efficacy and safety or dose ranging human clinical study of the Product in the target patient population, which shall be deemed commenced when the third patient in such study has received his or her initial dose of the Product.

     Section 1.80 "PHASE IIA CLINICAL STUDY". Phase IIA Clinical Study shall mean a dose exploration of pharmacological or clinical activity of the Product in a limited target patient population. This study may include dose response, duration of effect or kinetic/dynamic relationship assessments.

     Section 1.81 "PHASE III CLINICAL STUDY". Phase III Clinical Study shall mean a human clinical study to confirm with statistical significance the efficacy and safety of the Product performed to obtain Regulatory Approval for the Product in any country, which shall be deemed commenced when the third patient in such study has received his or her initial dose of the Product.

     Section 1.82 "PHS LICENSE AGREEMENT". PHS License Agreement shall mean the Patent License Agreement executed as of December 2, 2002, by and between the National Institutes for Health, the Centers for Disease Control and the Food and Drug Administration, each an agency of the United States Public Health Service within the Department of Health and Human Services, on the one hand, and Millennium, on the other hand, as amended, and as may be amended from time to time in accordance with the provisions of Section 11.8.

     Section 1.83 "PIVOTAL CLINICAL STUDY". Pivotal Clinical Study shall mean a human clinical study, including without limitation any Phase III Clinical Study, the results of which, if the pre-defined endpoints are met, are intended to provide data necessary to support Regulatory Approval for the Product in any country.

     Section 1.84 "PRIVATE HEALTH CARE PLANS". Private Health Care Plans shall mean non-governmental third party health care payors and plans, including insurance companies, health maintenance organizations and other managed care organizations, Blue Cross and Blue Shield plans and self-funded employers.

     Section 1.85 "PRODUCT". Product shall mean a product for the prevention, treatment or control of diseases or conditions in the Field containing the Compound, including without limitation the product currently referred to as [**].

     Section 1.86 "PRODUCT TRADEMARK(S)". Product Trademark(s) shall mean the VELCADE mark and such other trademark(s), service mark(s), accompanying logos, trade dress and/or indicia of origin as may be proposed by the GCT and approved by the JSC for use in connection with the distribution, marketing, promotion and sale of the Product in the License Territory. For purposes of clarity, the term Product Trademark(s) shall not include, without limitation, the corporate names and logos of either Party.

     Section 1.87 "PROMOTIONAL PROGRAM". Promotional Program shall mean the promotional program pertaining to the Product provided by OBI to Millennium from time to time pursuant to Section 6.1(e) hereof, which program shall be consistent with the applicable Commercialization plans for the License Territory and include Promotional Materials, Product briefing documents, information about OBI and the Product and strategy and tactical plans to promote the Product.

     Section 1.88 "PROSCRIPT EARN-OUT SETTLEMENT AGREEMENTS". ProScript Earn-Out Settlement Agreements shall mean the Subscription and Release Agreements executed prior to the Effective Date by and between Millennium and certain former ProScript, Inc. equity holders as set forth in EXHIBIT B.

     Section 1.89 "PROSCRIPT MERGER AGREEMENT". ProScript Merger Agreement shall mean the Agreement and Plan of Merger and Reorganization dated as of June 22, 1999, by and among LeukoSite, Inc., ProScript Acquisition Co., ProScript, Inc. and other parties named therein, as modified by the ProScript Earn-Out Settlement Agreements.

     Section 1.90 "REGULATORY APPROVAL". Regulatory Approval shall mean the approval of the applicable Regulatory Authority necessary for the marketing and sale of the Product for a particular indication in a country, excluding separate pricing and/or reimbursement approvals that may be required, and including the expansion or modification of the label for such indication.

     Section 1.91 "REGULATORY AUTHORITY". Regulatory Authority shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of a pharmaceutical product in a country, including without limitation FDA in the United States and EMEA in the EU.

     Section 1.92 "SALES CALL". Sales Call shall mean a face-to-face contact (or, any other type of contact, including telephone contact, that the Parties mutually agree constitutes sufficient contact for purposes of this definition) of a Sales Representative with a medical professional with prescribing authority during which scientific and/or medical information about the use of the Product for the prevention and/or treatment of indications for which the Product has received Regulatory Approval is discussed.

     Section 1.93 "SALES REPRESENTATIVE". Sales Representative shall mean an individual, who engages in or manages Sales Calls and other promotional efforts with respect to the Product and who is employed by a Party or an Affiliate of a Party. In no event shall an MSL be considered to be a Sales Representative.

     Section 1.94 "[**] TRIGGER". [**] Trigger shall mean [**] the date on which EMEA accepts for filing an application for EU Regulatory Approval for the [**] (i.e., EMEA has validated the variation to the Regulatory Approval so that assessment of the application can commence).

     Section 1.95 "THIRD PARTY". Third Party shall mean any Person other than a Party or any of its Affiliates.

     Section 1.96 "UNITED STATES" or "U.S.". United States or U.S. shall mean the United States of America and its territories and possessions.

     Section 1.97 "VALID CLAIM". Valid Claim shall mean a claim (a) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) of any patent application that has not been cancelled, withdrawn or abandoned or been pending for more than seven (7) years.

     Section 1.98 ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the Section of this Agreement indicated below:

DEFINITION                                                    SECTION

1974 Convention                                               14.1
Accepted Potential Field Analog                               3.5(b)
Additional Proposal                                           3.4(b)(iii)
Appeal Arbitrator                                             13.4(g)
Applicable Percentage                                         8.3(d)
Bankruptcy Code                                               3.1(h)
Base Amount                                                   EXHIBIT E
Breaching Party                                               12.2(a)
Combination Product                                           1.69
Confidential Information                                      10.1
CPR                                                           13.4(a)
CROs                                                          EXHIBIT D
Declined Indications                                          3.4(d)(ii)
Declined Potential Field Analog                               3.5(c)
DMF                                                           4.4(d)
EU Application                                                4.4(a)
EU Co-Promotion Option                                        6.1(a)
EU Regulatory Approval Transfer                               4.4(a)
Effective Date                                                Preamble
Excess Development Costs                                      4.5(a)(iii)
Existing Third Party Agreement Payments                       8.6
Expedited Arbitration Dispute                                 13.4(b)
Field Analog Option Period                                    3.5(a)
Field Analog Proposal                                         3.5(a)
First Opt-In Declined Indication                              3.4(d)(i)
First Opt-In Period                                           3.4(b)(i)
First Opt-In Proposals                                        3.4(b)(i)
[**] Approval                                                 EXHIBIT G
First Year                                                    4.2(b)
Force Majeure Event                                           8.5
FTE Rate Cap                                                  5.9(a)
FTE Sales Cap                                                 EXHIBIT G
GCT                                                           2.3(a)
Government Requirement Costs                                  4.6
GPT                                                           2.2(a)
Incomplete Activity                                           4.2(b)
Indemnified Party                                             11.11(e)(i)
Indemnifying Party                                            11.11(e)(i)
Initial Enforcement Rights Party                              9.3(c)
Invalidity Claim                                              9.4
J&J                                                           1.29
Joint Inventions                                              9.1(b)
JSC                                                           2.1(a)
Lead Party                                                    EXHIBIT D
Lien                                                          3.1(g)
Losses                                                        11.11(a)
Manufacturing Variances                                       1.41
Major License Countries                                       4.4(c)
Millennium                                                    Preamble
Millennium Change in Control                                  14.13
Millennium Indemnified Parties                                11.11(b)
Millennium Market Entry                                       8.3(c)
Millennium Representatives                                    5.9(b)
Millennium Sole Inventions                                    9.1(a)
MSL                                                           5.9(a)(i)
New Field Indication                                          4.2(e)
New Formulation                                               3.4(d)(iii)
[**]                                                          8.1(c)
Non-Breaching Party                                           12.2(a)
[**] Proposal                                                 3.4(a)
Non-Exclusive Date                                            8.3(c)
Non-Incurred Amount                                           4.2(b)
OBI                                                           Preamble
OBI Development Know-How                                      1.71
OBI Indemnified Parties                                       11.11(a)
OBI Non-Development Know-How                                  1.71
OBI Sole Inventions                                           9.1(a)
Obligations                                                   9.8(g)
Opt-In Proposals                                              3.4(b)(ii)
Option Exercise Period                                        3.4(a)
Opt-Out Right                                                 3.5(d)
Ortho                                                         Signature Page
Past Infringement Damages Losses                              11.11(d)(iv)(A)
Past Infringement Indemnity Limit                             11.11(d)(iv)(B)
Phase II Milestone                                            8.1(c)
Phase II Opt-Out Period                                       3.5(d)(ii)
Potential Field Analog                                        3.5(a)
Procedures                                                    EXHIBIT F
Promotional Materials                                         5.3
Proposed Transaction                                          6.2
Proposed Transaction Terms                                    6.2
Safety Oversight Working Group                                EXHIBIT F
Secondary Enforcement Rights Party                            9.3(c)
Second Opt-In Declined Indication                             3.4(d)(ii)
Second Opt-In Period                                          3.4(b)(ii)
Second Opt-In Proposals                                       3.4(b)(ii)
[**] Approval                                                 EXHIBIT G
Secured Assets                                                9.8(g)
Severed Clause                                                14.3
Sole Inventions                                               9.1(a)
Specifications                                                EXHIBIT H
Standard Cost                                                 1.41
Standstill Period                                             14.10
Stub Period                                                   EXHIBIT E
Subsequent Development Stage                                  4.2(d)
Succeeding Year                                               4.2(b)
Supply Agreement                                              7.1
Taxes                                                         8.8(e)
Term                                                          12.1
UCC                                                           9.8(g)
Unresolved Matter                                             13.2
Withdrawal-Related Costs                                      12.3(c)(iii)(A)(2)
Working Group                                                 2.4

                                   ARTICLE II

                     MANAGEMENT OF COLLABORATIVE ACTIVITIES

     Section 2.1 JOINT STEERING COMMITTEE.

     (a) FORMATION; PURPOSES AND PRINCIPLES. Within ten days after the Effective Date, Millennium and OBI shall establish a joint steering committee (the "JSC"), which shall have overall responsibility for the collaboration established by this Agreement. The purposes of the JSC shall be (i) to review and approve the overall global Development, Manufacture and Commercialization strategy for the Product and (ii) to oversee the GPT and GCT and resolve matters on which the GPT and GCT are unable to reach consensus, in each case based on the principles of prompt and diligent Development, Manufacture and Commercialization of the Product consistent with good pharmaceutical practices and the maximization of worldwide sales of the Product. The Parties intend that their respective organizations will use Diligent Efforts to assure success of the collaboration.

     (b) SPECIFIC RESPONSIBILITIES. In addition to its overall responsibility for the collaboration established by this Agreement, the JSC shall in particular:

          (i) annually review and approve strategy for the Development, Manufacture and Commercialization of the Product on a worldwide basis;

          (ii) review and approve substantive amendments and updates to the Development Plan and budgets presented by the GPT;

          (iii) review the Global Strategic Commercialization Plan, the annual shared global Commercialization activities plan, activities allocation and budget referred to in Section 5.2, annual Commercialization plans and budgets for the License Territory and Manufacturing plans and budgets for the License Territory (and, in each case, substantive amendments and updates thereto) presented by the GCT; and

          (iv) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties, including periodic evaluations of performance against goals.

     Section 2.2 GLOBAL PRODUCT DEVELOPMENT TEAM.

     (a) FORMATION; PURPOSES. Within 30 days after the Effective Date, Millennium and OBI shall establish a global product development team (the "GPT"), which shall have responsibility for (i) overseeing the implementation of all Development operational aspects of the collaboration established by this Agreement and (ii) forming Working Group(s) from time to time and delegating to such Working Group(s) such operational responsibilities as the GPT may from time to time determine necessary or desirable.

     (b) SPECIFIC RESPONSIBILITIES. In particular, the GPT shall:

          (i) develop and propose to the JSC strategy for the Development of the Product on a worldwide basis;

          (ii) annually review and update the Development Plan and, from time to time, present to the JSC for review and approval proposed substantive amendments to the Development Plan in accordance with Section 4.2;

          (iii) oversee the implementation of such plans and budgets for the Development of the Product once they have been approved by the JSC; and

          (iv) review and approve clinical study endpoints, clinical methodology and monitoring requirements for the clinical studies described in the Development Plan.

     Section 2.3 GLOBAL COMMERCIAL TEAM

     (a) FORMATION; PURPOSES. Within 30 days after the Effective Date, Millennium and OBI shall establish a global commercial team (the "GCT"), which shall have responsibility for (i) overseeing the implementation of all Commercialization and Manufacturing operational aspects of the collaboration established by this Agreement and (ii) forming Working Group(s) from time to time and delegating to such Working Group(s) such operational responsibilities as the GCT may from time to time determine necessary or desirable.

     (b) SPECIFIC RESPONSIBILITIES. In particular, the GCT shall:

          (i) develop and propose to the JSC strategy for the Commercialization and Manufacturing of the Product on a worldwide basis;

          (ii) annually review, update and approve the Global Strategic Commercialization Plan and from time to time present to the JSC for review proposed substantive amendments to the Global Strategic Commercialization Plan in accordance with Section 5.2;

          (iii) annually review, update and approve the shared global Commercialization activities plan, activities allocation and budget referred to in Section 5.2;

          (iv) review and approve annual Commercialization plans and budgets for the License Territory proposed by OBI in accordance with Section 5.2 for consistency with the Global Strategic Commercialization Plan and present such Commercialization plans and budgets to the JSC for review;

          (v) review and approve plans and budgets for Manufacture of the Product for the License Territory and present such plans and budgets to the JSC for review;

          (vi) oversee the implementation of such plans and budgets for the Manufacture and Commercialization of the Product; and

          (vii) establish strategy for obtaining Product pricing and reimbursement approvals.

     Section 2.4 WORKING GROUPS. From time to time, the GPT and GCT may establish working groups (each, a "Working Group") to oversee particular projects or activities, and each such Working Group shall be constituted and shall operate as the GPT or GCT determines.

     Section 2.5 MEMBERSHIP. Each of the JSC, GPT and GCT shall be composed of an equal number of representatives appointed by each of Millennium and OBI. The JSC, GPT and GCT shall each initially have not less than three, and not more than five, representatives of each Party, but the JSC may change the size of the JSC and/or the GPT and GCT from time to time by mutual consent of the members of the JSC. Each Party may replace its JSC, GPT, GCT and Working Group representatives at any time upon written notice to the other Party. Each of the JSC and GPT shall be chaired first by a representative of Millennium for the period from the Effective Date through June 30, 2004 and thereafter the chairperson position shall rotate annually on June 30, with OBI to appoint the chairpersons for the second annual term, and so forth thereafter. The GCT shall be chaired by a representative of OBI. The chairperson shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within 30 days thereafter.

     Section 2.6 DECISION-MAKING. The JSC, GPT, GCT and any Working Group shall operate by consensus. With respect to decisions of the JSC, GPT, GCT and any Working Group, the representatives of each Party shall have collectively one vote on behalf of such Party. Should the members of a Working Group, the GPT or GCT maintain their disagreement on any matter for which consensus has been sought and Millennium or OBI requests a resolution, the matter shall be referred to the applicable GPT or GCT in the case of a Working Group, and to the JSC in the case of the GPT or GCT, for resolution. Should the members of the JSC maintain their disagreement, either with respect to a matter referred from the GPT or GCT or with respect to a matter initially arising within the JSC, and Millennium or OBI requests a resolution, it shall be resolved pursuant to Sections 13.1, 13.2 and 13.4.

     Section 2.7 MEETINGS OF THE JSC, GPT, GCT AND WORKING GROUPS. Each of the JSC, the GPT, GCT and the Working Groups shall hold meetings at such times as the Parties shall determine, but in no event shall such meetings of the JSC, GPT and the GCT be held less frequently than once every quarter during the Term. Unless otherwise agreed, each of the JSC, GPT, GCT and the Working Groups shall meet alternately at a location(s) designated by Millennium and OBI. Other representatives of each Party or of Third Parties involved in the Development, Manufacture or Commercialization of the Product may attend meetings of the JSC, GPT, GCT or such Working Group as nonvoting observers. Meetings of the JSC, GPT, GCT or the Working Groups may be held by audio or video teleconference with the consent of each Party. Each Party shall be responsible for all of its own expenses of participating in the JSC, GPT, GCT and the Working Groups. No action taken at a meeting of the JSC, GPT, GCT or a Working Group shall be effective unless a representative of each Party is present or participating.

     Section 2.8 ALLIANCE MANAGERS. Each Party shall designate a single alliance manager for all of the activities contemplated under this Agreement. Such alliance managers will be responsible for the day-to-day worldwide coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties. Such alliance managers shall have experience and knowledge appropriate for managers with such project management responsibilities. Each Party may change its designated alliance manager from time to time upon notice to the other Party.

     Section 2.9 COLLABORATION GUIDELINES.

     (a) In conducting activities under this Agreement or in Commercializing the Product in the U.S., neither Party shall prejudice the value of the Product by reason of such Party's activities outside of this collaboration. Except as specifically provided in Section 3.4, 3.5 or 11.1, the foregoing shall not require either Party to limit the Development, Manufacture or Commercialization of products other than the Product. In all matters relating to this Agreement, the Parties shall seek to comply with good pharmaceutical and environmental practices.

     (b) Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.

                                  ARTICLE III

         LICENSE GRANTS, [**] AND COMPOUND ANALOG FIELD PRODUCT OPTIONS

     Section 3.1 MILLENNIUM GRANTS.

     (a) DEVELOPMENT LICENSE. Millennium hereby grants to OBI (i) a co-exclusive (with Millennium) right and license, with right to grant sublicenses, under Millennium Intellectual Property, to Develop the Product in the Field in the License Territory, and (ii) a non-exclusive right and license, with the right to grant sublicenses, under Millennium Intellectual Property, to Develop the Product in the Field in the U.S.

     (b) COMMERCIALIZATION LICENSE. Millennium hereby grants to OBI an exclusive right and license, with the right to grant sublicenses, under Millennium Intellectual Property, to Commercialize the Product in the Field in the License Territory.

     (c) MANUFACTURING LICENSE. Millennium hereby grants to OBI a non-exclusive right and license, with the right to grant sublicenses, under Millennium Intellectual Property, to Manufacture the Product in the Field for the License Territory.

     (d) SUBLICENSES. Unless a Millennium Event of Default has occurred and is continuing, Millennium's prior written approval shall be required for OBI to grant any sublicense to a Third Party under the licenses granted to OBI in
Section 3.1(a), (b) and (c); PROVIDED THAT any such sublicenses shall be subject to the limitations applicable to OBI's exercise of such licenses as set forth in
Section 3.1(e). In the case of sublicenses under Section 3.1(a), such written approval may be withheld in Millennium's sole discretion. In the case of sublicenses under Sections 3.1(b) and (c), such written approval shall not be unreasonably withheld, PROVIDED THAT, it shall not be unreasonable for Millennium, in deciding whether to withhold its approval, to take into account the portion of Net Sales in the License Territory sold or distributed by OBI through Third Parties. Upon the occurrence and during the continuance of a Millennium Event of Default, OBI shall be entitled to grant sublicenses to Third Parties under the licenses granted to OBI in Section 3.1(a), (b) or (c) without Millennium's prior written approval. OBI shall be entitled to grant sublicenses, under the licenses granted to OBI in Section 3.1(a), (b) and (c), to any of its Affiliates without Millennium's prior written approval; PROVIDED THAT such sublicenses shall be subject to any limitations applicable to OBI's exercise of such licenses as set forth in Section 3.1(e).

     (e) LIMITATIONS ON OBI'S EXERCISE OF LICENSES. Notwithstanding anything to the contrary in Section 3.1(a), (b) or (c), OBI shall (i) exercise the licenses granted pursuant to Section 3.1(a) only to perform OBI's Development obligations with respect to the Product in the Field under this Agreement; (ii) exercise the license granted pursuant to Section 3.1(b) subject to the EU Co-Promotion Option set forth in Section 6.1; and (iii) exercise the license granted pursuant to
Section 3.1(c) only as permitted and solely for the purposes set forth in
Article VII and only to Manufacture the Product in the Field for the License Territory; PROVIDED THAT in the event that a Millennium Event of Default has occurred and is continuing then OBI may exercise such licenses without regard to the limitations set forth in this Section 3.1(e).

     (f) EXISTING THIRD PARTY AGREEMENTS. The licenses granted by Millennium to OBI in Sections 3.1(a), (b) and (c) are subject to the terms of the Existing Third Party Agreements, including without limitation:

          (i)   Section 5.5 of the BMS License Agreement;

          (ii) Sections 2.1(a), 2.4, 7, 8, 10.6 and 10.7 of the Harvard License Agreement;

          (iii) Paragraphs 4.01-4.04, 5.01-5.04, 8.01, 10.01, 12.05 and
13.06-13.07 of the PHS License Agreement, certain of which paragraphs are set forth in EXHIBIT C;

          (iv)  Sections 3.8 and 3.9 of the ProScript Merger Agreement; and

          (v)   Section 1(b)(ii) of each ProScript Earn-Out Settlement
Agreement.

     (g) In the event that Millennium creates, incurs or enters into, or suffers to be created or incurred or to exist, any Lien (as defined below), or becomes contractually committed to do so, on any Millennium Product Patent Rights, Millennium Product Know-How or Product Trademarks Controlled by Millennium, Millennium shall obtain from the holder of such Lien a written acknowledgement, in a form reasonably satisfactory to OBI, of the licenses granted by Millennium to OBI hereunder and an agreement that any such Lien is subject and subordinate to such licenses. As used herein, "Lien" means any lien, encumbrance (other than a license granted by Millennium outside the License Territory and/or Field), mortgage, pledge, charge or security interest of any kind upon any Millennium Product Patent Rights, Millennium Product Know-How or Product Trademarks Controlled by Millennium (excluding in any event a financing statement filed by a lessor under an operating lease not intended to be a secured financing).

     (h) The Parties acknowledge and agree that the distribution fees payable by OBI under Section 8.3 and the milestone payments payable by OBI under Section
8.2 constitute "royalty payments" under Section 365(n) of Title 11 of the United States Code, as amended (such Title 11, the "Bankruptcy Code") with respect to the licenses granted by Millennium to OBI under Sections 3.1(a) - (c) and that such licenses are otherwise royalty-free. All other payments due from OBI to Millennium hereunder, including milestone payments payable under Section 8.1 and Development Costs reimbursable under Sections 4.5 and 4.6, for purposes of
Section 365(n) of the Bankruptcy Code, constitute payments in consideration of Millennium's performance of its obligations hereunder. Notwithstanding anything to the contrary set forth in this Agreement, in the event that a Millennium Event of Default has occurred and is continuing, the distribution fee rates used to determine the distribution fees payable by OBI under Section 8.3 shall be reduced to (i) [**] percent ([**]%) if such Millennium Event of Default occurs on or before [**]; (ii) [**] percent ([**]%) of the applicable distribution fee rates if such Millennium Event of Default occurs after [**] and on or before [**]; (iii) [**] percent ([**]%) of the applicable distribution fee rates if such Millennium Event of Default occurs after [**] and on or before [**]; (iv) [**]percent ([**]%) of the applicable distribution fee rates if such Millennium Event of Default occurs after [**] and on or before [**]; and (v) [**] percent ([**]%) of the applicable distribution fee rates if such Millennium Event of Default occurs after [**].

     Section 3.2 OBI GRANTS.

     (a) OBI NON-DEVELOPMENT KNOW-HOW AND RELATED OBI PATENT RIGHTS. Subject to the terms and conditions of this Agreement (including Article XII), OBI hereby grants to Millennium a non-exclusive, non-royalty-bearing (except as provided below) worldwide right and license, with the right to grant sublicenses solely as set forth in Section 3.2(c), under OBI Non-Development Know-How and OBI Patent Rights pertaining thereto, to Develop, Manufacture and Commercialize the Product in the Field. Such license shall, subject to Section 3.7, be royalty-bearing (at a rate to be agreed upon in good faith by the Parties) with respect to sales in the United States in the Field of Products covered by any OBI Non-Development Know-How and OBI Patent Rights pertaining thereto (other than sales of the Product as constituted as of the Effective Dates and other than uses of the Product contemplated by the Development Plan as in effect as of the Effective Date). If the Parties are unable to reach agreement on such royalty rate, the matter shall be submitted to arbitration pursuant to Section
13.4. The arbitrators shall base their determination of the appropriate royalty rate on all relevant factors, including without limitation, (i) then prevailing royalty rates for comparable products, (ii) the scope and enforceability of the applicable OBI Patent Rights, (iii) the profit margin for the Product, and (iv) other royalty arrangements of OBI or Third Parties for comparable intellectual property.

     (b) OBI DEVELOPMENT KNOW-HOW AND RELATED OBI PATENT RIGHTS. Subject to the terms and conditions of this Agreement (including Article XII), OBI hereby grants to Millennium a non-exclusive worldwide right and license, with the right to grant sublicenses solely as set forth in Section 3.2(c), under OBI Development Know-How and OBI Patent Rights pertaining thereto, to Develop, Manufacture and Commercialize the Product inside and outside the Field. The license granted in this subsection (b) shall be non-royalty bearing inside the Field both during and after the Term, non-royalty bearing outside the Field during the Term and, subject to Section 3.7, royalty-bearing (at a rate to be agreed upon in good faith by the Parties) with respect to sales of Products covered by such OBI Development Know-How and related OBI Patent Rights outside the Field after the Term. If the Parties are unable to reach agreement on such royalty rate, the matter shall be submitted to arbitration pursuant to Section
13.4. The arbitrators shall base their determination of the appropriate royalty rate on all relevant factors, including without limitation, (i) then prevailing royalty rates for comparable products, (ii) the scope and enforceability of the applicable OBI Patent Rights, (iii) the profit margin for the Product, and (iv) other royalty arrangements of OBI or Third Parties for comparable intellectual property.

     (c) SUBLICENSES OF OBI KNOW-HOW AND PATENT RIGHTS. Millennium shall be entitled to grant sublicenses, under the licenses granted in Sections 3.2(a) and
(b), to any of its Affiliates and, subject to OBI's prior written approval, not to be unreasonably withheld, to Third Parties solely for purposes relating to the Development, Manufacture and Commercialization of the Product in the Field and outside the Field in accordance with this Agreement; PROVIDED, HOWEVER, that if (i) Millennium proposes to grant a sublicense under OBI Know-How and/or OBI Patent Rights pertaining thereto that are embodied in the Product in the Field (as constituted at such time) or that is otherwise necessary for the Development, Manufacture or Commercialization of the Product in the Field (as Developed, Manufactured or Commercialized by OBI and Millennium at such time) and such sublicense is solely for Development, Manufacture or Commercialization of the Product in the Field, then Millennium may grant such a sublicense without OBI's prior written approval after giving notice to OBI, or (ii) such sublicense is granted after the termination of this Agreement by Millennium under Section
12.2 or by OBI under Section 12.3, then Millennium may grant such sublicense without OBI's prior written approval after giving notice to OBI.

     Section 3.3 SECTION 365(n) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any Section of this Agreement, including Section
3.1 hereof, are rights to "intellectual property" (as defined in Section 101(35A) of Bankruptcy Code). Millennium hereby acknowledges that (i) copies of research data, (ii) laboratory samples, (iii) product samples, (iv) formulas,
(v) laboratory notes and notebooks, (vi) data and results related to clinical trials, (vii) regulatory filings and approvals, (viii) rights of reference in respect of regulatory filings and approvals, (ix) pre-clinical research data and results, and (x) marketing, advertising and promotional materials, in each case, that relate to such intellectual property, constitute "embodiments" of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and Millennium hereby grants to OBI a right of access and right to obtain possession of and to benefit from such embodiments in the event that a Millennium Event of Default has occurred and is continuing to the extent such rights are not otherwise granted to OBI under another provision of this Agreement. Millennium agrees not to interfere with OBI's exercise, pursuant to Section 365(n) of the Bankruptcy Code, of rights and licenses to intellectual property licensed hereunder and embodiments thereof and agrees to use reasonable efforts to assist OBI to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary for OBI to exercise, pursuant to Section 365(n) of the Bankruptcy Code, such rights and licenses.

     Section 3.4 [**] OPTION.

     (a) PROPOSALS; GRANT OF OPTION. Millennium shall not Commercialize the Product in the License Territory for [**] unless it first complies with the provisions of this Section 3.4 and then only if otherwise permitted under this
Section 3.4. Subject to the terms and conditions of this Agreement, OBI shall have an exclusive option to expand the Field to certain [**] in the License Territory. For each [**] for which Millennium desires to Commercialize the Product, Millennium shall deliver a written proposal to Develop the Product in at least the Major European Countries and Japan to OBI that contains the following: any and all material data resulting from clinical and non-clinical studies conducted by or for Millennium, any agreement that would become an Existing Third Party Agreement pursuant to Section 3.4(c)(ii), and all other material data available to Millennium relating to such indication and the proposed Development plan and budget, provided that at a minimum such information shall include clinical pharmacology data and data regarding the estimated size of the potential market ("[**] Proposal"). Such [**] Proposal shall be delivered by Millennium to an OBI representative on the GPT for OBI's review, and OBI's option with respect to each such [**] Proposal shall be exercisable for a period of [**] after receipt thereof (the "Option Exercise Period"). OBI may exercise such option by giving Millennium written notice of exercise during the Option Exercise Period. For purposes of clarity, (i) a Millennium proposal that does not contain the information required above shall not be considered a [**] Proposal, and (ii) nothing in this Section 3.4 shall limit in any way Millennium's right to Develop or Commercialize the Product in the U.S.; PROVIDED THAT Millennium complies with its obligations to present [**] Proposals to OBI as required by this Section 3.4(a).

     (b) LIMITS ON [**] PROPOSALS.

          (i) FIRST OPT-IN PERIOD. The period beginning on the Effective Date and ending on [**] is referred to herein as the "First Opt-In Period." The first [**] Proposals made by Millennium during the First Opt-In Period are referred to herein as the "First Opt-In Proposals."

          (ii) SECOND OPT-IN PERIOD. The period beginning on [**] and ending on [**] is referred to herein as the "Second Opt-In Period." The first [**] Proposals made by Millennium during the Second Opt-In Period are referred to herein as the "Second Opt-In Proposals." As used herein, the term "Opt-In Proposals" shall mean, collectively, the First Opt-In Proposals and the Second Opt-In Proposals.

          (iii) ADDITIONAL PROPOSALS. Any [**] Proposal other than the Opt-In Proposals is referred to herein as an "Additional Proposal."

     (c) RIGHTS AND OBLIGATIONS UPON OBI'S EXERCISE OF OPTION. If OBI exercises its option with respect to any [**] Proposal, OBI shall pay an option exercise fee to Millennium equal to [**]% (with respect to [**] Proposals made by Millennium during the First Opt-In Period) or [**]% (with respect to [**] Proposals made by Millennium during the Second Opt-In Period) of all development costs (i.e., costs that would have constituted Development Costs if such costs had been incurred in accordance with the Development Plan) incurred by Millennium in the Development of the Product for such [**] between the Effective Date and the date of such exercise. After exercise of such option,

          (i) the Field shall be expanded automatically and without any further action by either Party [**] for which such option was exercised,

          (ii) the definition of Existing Third Party Agreements shall be expanded to include any Third Party agreements in effect as of the Effective Date under which Millennium has licensed Product-related Patent Rights and Know-How that Cover the use of the Product [**], and

          (iii) the financial and other terms of this Agreement, other than the milestone provisions of Sections 8.1 and 8.2, shall apply to the Development, Manufacture and Commercialization of the Product [**], PROVIDED THAT, Millennium shall (regardless of whether, at such time, Millennium has exercised its option to Co-Promote the Product in the Field in the Co-Promotion Territory) retain its option to Co-Promote the Product in the Co-Promotion Territory with Millennium Sales Representatives and to provide [**]% of the Sales Calls [**] in the Major European Countries, with the costs of Millennium's Sales Representatives [**] to be reimbursed by OBI at [**]% of the applicable FTE Rate. In addition, the Parties shall agree upon an amendment to the Development Plan (including appropriate Clinical Development Criteria) and shall establish product development and commercialization teams that may be separate from the GPT and GCT to oversee the Development, Manufacture and Commercialization of the Product [**], which teams shall (if they are separate from the GPT and GCT) report to the JSC in the same manner as the GPT and GCT.

     In the event that the Parties mutually agree in writing not to continue to Develop or Commercialize the Product [**], neither Party shall have the right to Develop or Commercialize the Product in the License Territory for such non-cancer disease or condition without the agreement of the other Party and (A) the definition of Field shall thereafter be narrowed [**], (B) the definition of Existing Third Party Agreements shall be narrowed to exclude any Third Party agreements added with respect to [**] pursuant to Section 3.4(c)(ii), and (C) the financial and other terms of this Agreement shall no longer apply to the Development, Manufacture and Commercialization of the Products [**].

     (d) RIGHTS AND OBLIGATIONS IF OBI DOES NOT EXERCISE OPTION.

          (i) FIRST OPT-IN PERIOD. If OBI does not exercise its option with respect to any First Opt-In Proposal made by Millennium during the First Opt-In Period, then OBI shall have no further right to expand the Field [**] (each, a "First Opt-In Declined Indication") and Millennium shall be free to Develop, Manufacture and Commercialize the Product for the First Opt-In Declined Indication, with or without a partner or collaborator and without any further obligation to OBI with respect to such activities under this Agreement. If OBI does not exercise its option with respect to any Additional Proposal made by Millennium during the First Opt-In Period, Millennium shall not Commercialize the Product [**] in the License Territory but may, at its sole expense, continue to Develop the Product (and perform related Manufacturing) [**]. If Millennium continues to Develop the Product [**] in the License Territory, Millennium may re-offer such [**] Proposal to OBI upon the completion of the first Phase IIA Clinical Study [**] with all the material data and results of the non-clinical and clinical trials that Millennium has obtained with respect to the Product for such disease or condition, and such [**] Proposal shall constitute a Second Opt-In Proposal.

          (ii) SECOND OPT-IN PERIOD. If OBI does not exercise its option with respect to any Second Opt-In Proposal made by Millennium during the Second Opt-In Period, then OBI shall have no further right to expand the Field [**] (each, a "Second Opt-In Declined Indication" and together with the First-Opt-In Declined Indications, "Declined Indications") and Millennium shall be free to Develop, Manufacture and Commercialize the Product for such Second Opt-In Declined Indication, with or without a partner or collaborator and without any further obligation to OBI with respect to such activities under this Agreement; PROVIDED HOWEVER, that any Second Opt-In Proposal that is made prior to the completion of the first Phase IIA Clinical Study of the Product [**] or that is submitted to OBI without all of the material data and results of the non-clinical and clinical trials that Millennium has obtained through the completion of such Phase IIA Clinical Study shall no longer be considered a Second Opt-In Proposal and shall instead be considered an Additional Proposal. With respect to any Additional Proposal with respect to which OBI does not exercise its option, mutual agreement of the Parties shall be required to proceed with Development, Manufacture and Commercialization of the Product [**] in the License Territory that is the subject of such Additional Proposal; PROVIDED THAT Millennium shall have the right at its sole expense to conduct non-clinical and clinical Development (and related Manufacture) of the Product [**] in order to develop Additional Proposals for OBI's consideration in accordance with this Section 3.4.

          (iii) OTHER REQUIREMENTS. For any product for a Declined Indication, neither Millennium nor any of its Affiliates, sublicensees or collaborators may use any of the Product Trademarks for Commercialization in the License Territory. In addition, for each product for each Declined Indication, if the results of IN VIVO pharmacology, Phase I Clinical Studies or Phase II Clinical Studies, inclusive of dose-finding studies, indicate that a formulation (a "New Formulation") other than those Product formulations being Developed or Commercialized hereunder may be commercially feasible or scientific or clinical data indicate that a New Formulation may be commercially feasible, in either case Millennium and its collaborators will use commercially reasonable efforts to use a New Formulation in the License Territory for such product (in terms of a dosage form or dosage) in order to differentiate the product for the Declined Indication from those Product formulations being Developed or Commercialized hereunder.

     Section 3.5 COMPOUND ANALOG FIELD PRODUCT OPTION.

     (a) FIELD ANALOG PROPOSALS; GRANT OF OPTION. Subject to the terms and conditions of this Agreement, OBI shall have an exclusive option to expand the Parties' collaboration hereunder to include certain analogs of the Compound. For each analog of the Compound (i) that is Covered by a composition-of-matter claim within the Millennium Product Patent Rights that also Covers the composition of matter of the Compound (as defined without regard to any expansion of such definition pursuant to Section 3.5(b)(i)) and (ii) with respect to which Millennium desires to commence clinical development in the Field (each such analog meeting the conditions of both of the foregoing clauses (i) and (ii), a "Potential Field Analog"), Millennium shall present a written proposal that contains the following: any and all material data resulting from non-clinical studies conducted by or for Millennium for such Potential Field Analog, any agreement that would become an Existing Third Party Agreement pursuant to
Section 3.5(b)(ii), all other material data available to Millennium relating to such Potential Field Analog and the proposed Development plan and budget, provided that at a minimum such information shall include any material clinical pharmacology data available to Millennium relating to such Potential Field Analog ("Field Analog Proposal") to an OBI representative on the GPT for OBI's review, and OBI's option with respect to each such Field Analog Proposal for the License Territory shall be exercisable for a period of 90 days thereafter (the "Field Analog Option Period"). OBI may exercise such option by giving Millennium written notice of exercise during the Field Analog Option Period.

     (b) RIGHTS AND OBLIGATIONS UPON OBI'S EXERCISE OF OPTION. If OBI exercises such option during the Field Analog Option Period, OBI shall pay an option exercise fee to Millennium equal to [**]% of all development costs (i.e., costs that would have constituted Development Costs if such costs had been incurred in accordance with the Development Plan) incurred by Millennium in the Development of such Potential Field Analog (an "Accepted Potential Field Analog") between the Effective Date and the date of such exercise. After exercise of such option,

          (i) the definition of Compound shall be expanded to include the Accepted Potential Field Analog for which such option was exercised,

          (ii) the definition of Existing Third Party Agreements shall be expanded to include any Third Party agreements under which Millennium has licensed Patent Rights and Know-How that Covers the use of the Accepted Potential Field Analog, and

          (iii) the financial and other terms of this Agreement shall apply to the Development, Manufacture and Commercialization of Products containing the Accepted Potential Field Analog, except that (A) the milestone provisions of Sections 8.1(a), 8.1(b)(i), 8.2(b) and 8.2(c) shall not apply to Products containing the Accepted Potential Field Analog, (B) the provisions of Sections 8.1(b)(ii) through 8.1(b)(iv), 8.1(c) and 8.2(a) shall be expanded to apply separately to Products containing the Accepted Potential Field Analog, but with the milestone amounts applicable to Products containing the Accepted Potential Field Analog reduced to [**] percent ([**]%) of the amounts set forth in Sections 8.1(b)(ii) through 8.1(b)(iv), 8.1(c) and 8.2(a), and (C) the distribution fee rates applicable to Net Sales of Products containing the Accepted Potential Field Analog shall be reduced to [**] percent ([**]%) of the distribution fee rates set forth in Sections 8.3(a). In addition, the Parties shall agree upon an amendment to the Development Plan (including appropriate Clinical Development Criteria), and establish product development and commercialization teams that may be separate from the GPT and GCT to oversee the Development, Manufacture and Commercialization of Products containing the Accepted Potential Field Analog, which teams shall (if they are separate from the GPT and GCT) report to the JSC in the same manner as the GPT and GCT.

     In the event that the Parties mutually agree in writing to cease all Development under this Agreement of all Products containing any particular Accepted Potential Field Analog prior to Regulatory Approval in the United States or any Major License Country of any Product containing such Accepted Potential Field Analog, (A) the definition of Compound shall thereafter be narrowed to exclude such Accepted Potential Field Analog, (B) the definition of Existing Third Party Agreements shall be narrowed to exclude any Third Party agreements added with respect to such Accepted Potential Field Analog pursuant to Section 3.5(b)(ii), (C) the financial and other terms of this Agreement shall no longer apply to the Development, Manufacture and Commercialization of Products containing such Accepted Potential Field Analog, and (D) Millennium shall be free to Develop, Manufacture and Commercialize products containing such Accepted Potential Field Analog in the License Territory and the United States, with or without a partner or collaborator and without any further obligation to OBI with respect to such activities under this Agreement.

     (c) RIGHTS AND OBLIGATIONS AFTER OBI DECLINES TO EXERCISE.

     If OBI does not exercise its option with respect to a Field Analog Proposal, then OBI shall have no further right with respect to the Potential Field Analog to which such Field Analog Proposal relates (a "Declined Potential Field Analog") and Millennium shall be free to Develop, Manufacture and Commercialize products containing such Declined Potential Field Analog in the License Territory and the United States, with or without a partner or collaborator and without any further obligation to OBI with respect to such activities under this Agreement. For purposes of clarity, Millennium shall not Commercialize any product containing a Potential Field Analog in the License Territory in the Field (other than in collaboration with OBI pursuant to this Agreement) unless Millennium first complied with the provisions of this Section
3.5 and then only if otherwise permitted under this Section 3.5.

     Neither Millennium nor any of its Affiliates, sublicensees or collaborators may use any of the Product Trademarks for any product containing a Potential Field Analog for Commercialization in the License Territory (other than Products containing an Accepted Potential Field Analog being Commercialized mutually by the Parties pursuant to the terms of this Agreement).

     (d) OBI RIGHT TO OPT-OUT.

     If OBI exercises its option pursuant to Section 3.5(b) with respect to a Potential Field Analog, OBI shall have the right thereafter to elect to narrow the Parties' collaboration hereunder to exclude such Accepted Potential Field Analog (an "Opt-Out Right"), subject to the following terms and conditions:

          (i) BEFORE PHASE II COMPLETION. OBI may not exercise its Opt-Out Right prior to the delivery to both Parties of the final report of a Phase II Clinical Study of a product containing such Accepted Potential Field Analog;

          (ii) PHASE II OPT-OUT PERIOD. OBI may exercise its Opt-Out Right by giving Millennium written notice within six (6) months after the delivery to both Parties of the final report of a Phase II Clinical Study of a product containing such Accepted Potential Field Analog (the "Phase II Opt-Out Period"), in which event (A) the definition of Compound shall thereafter be narrowed to exclude such Accepted Potential Field Analog, (B) the definition of Existing Third Party Agreements shall be narrowed to exclude any Third Party agreements added with respect to such Accepted Potential Field Analog pursuant to
Section 3.5(b)(ii), (C) the financial and other terms of this Agreement shall no longer apply to the Development, Manufacture and Commercialization of Products containing such Accepted Potential Field Analog, and (D) Millennium shall be free to Develop, Manufacture and Commercialize products containing such Accepted Potential Field Analog in the License Territory and the United States, with or without a partner or collaborator and without any further obligation to OBI with respect to such activities under this Agreement.

          (iii) AFTER PHASE II OPT-OUT PERIOD. OBI may exercise its Opt-Out Right at any time after the Phase II Opt-Out Period by giving Millennium written notice, in which event (A) the definition of Compound shall thereafter be narrowed to exclude such Accepted Potential Field Analog, except (x) to the extent necessary to enable OBI to perform its obligations under subsection (G) below, and (y) for all purposes with respect to the licenses granted by OBI under Section 3.2, (B) the definition of Existing Third Party Agreements shall be narrowed to exclude any Third Party agreements added with respect to such Accepted Potential Field Analog pursuant to Section 3.5(b)(ii), (C) other than as set forth in Section 12.5, the financial and other terms of this Agreement shall no longer apply to the Development, Manufacture and Commercialization of Products containing such Accepted Potential Field Analog, (D) Millennium shall be free to Develop, Manufacture and Commercialize products containing such Accepted Potential Field Analog in the License Territory and the United States, with or without a partner or collaborator and without any further obligation to OBI with respect to such activities under this Agreement, (E) OBI shall as promptly as commercially practicable transfer to Millennium or Millennium's designee (x) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and pricing and reimbursement approvals) solely relating to the Development, Manufacture or Commercialization of products containing such Accepted Potential Field Analog, (y) copies of all data, reports, records and materials in OBI's possession or control solely relating to the Development, Manufacture or Commercialization of products containing such Accepted Potential Field Analog, including all non-clinical and clinical data relating to such products, and (z) all records and materials in OBI's possession or control containing Confidential Information of Millennium solely relating to products containing such Accepted Potential Field Analog, (F) OBI shall appoint Millennium as OBI's and/or its Affiliates' agent for all product-related matters (solely relating to products containing such Accepted Potential Field Analog) involving Regulatory Authorities in the License Territory, (G) if Regulatory Approval has been obtained by OBI or its Affiliates in the License Territory with respect to any products containing such Accepted Potential Field Analog, OBI shall appoint Millennium as its exclusive distributor of such products in the License Territory, grant Millennium the right to appoint sub-distributors and thereafter, at Millennium's option, supply such products to Millennium in the License Territory [**] in the EU, until such time as all such Regulatory Approvals in the License Territory have been transferred to Millennium, Millennium has obtained all necessary manufacturing approvals and Millennium has procured or developed its own source of such product supply, (H) if Millennium so requests, OBI shall transfer to Millennium any Third Party agreements solely relating to the Development, Manufacture or Commercialization of products containing such Accepted Potential Field Analog to which OBI is a party and (I) OBI shall continue to fund its share of all budgeted Development Costs for all products containing such Accepted Potential Field Analog during the 12-month period following notice of the exercise of its Opt-Out Right, PROVIDED if such 12-month period extends beyond the current budget period, the budget for the next period, if any, would be used to determine the amount of OBI's share of Development Costs for such Products during such period, AND PROVIDED, FURTHER THAT, if no such budget exists, the spending rate with respect to such Development Costs during such extended period shall be at the same rate and amount as during the period covered by the current budget. Notwithstanding the foregoing, if the events described in Section 12.3(b)(i) or (ii) have occurred with respect to a Product containing such Accepted Potential Field Analog, clauses (A), (B), (C), (D) and the provisions of Section 12.3(c)(iii) will apply with respect to Products containing such Accepted Potential Field Analog.

     For purposes of clarity, OBI's exercise of its Opt-Out Right under this
Section 3.5(d) shall not constitute an election to terminate this Agreement in its entirety.

     Section 3.6 MILLENNIUM RETAINED RIGHTS. Any rights of Millennium not expressly granted to OBI under the provisions of this Agreement shall be retained by Millennium, including without limitation, (a) to exploit Millennium Intellectual Property to Develop, Manufacture and Commercialize the Product outside the Field, without any duty to account to OBI or obtain OBI's consent for such exploitation, subject to the provisions of Section 3.4, (b) to exploit Millennium Intellectual Property to Develop, Manufacture and Commercialize the Product in the Field in the United States, subject to the provisions of Section 6.2, (c) to exploit Millennium Intellectual Property to Develop, Manufacture and Commercialize analogs of the Compound, subject to the provisions of Section 3.5,
(d) to exploit Millennium Intellectual Property for purposes unrelated to the Product, without any duty to account to OBI or obtain OBI's consent for such exploitation, and (e) to Develop, Manufacture and Commercialize the Product in accordance with this Agreement and the Development Plan, Global Strategic Commercialization Plan and plans, budgets and updates thereto approved by the JSC, and otherwise to exercise Millennium's rights and perform Millennium's obligations under this Agreement, including without limitation to perform Millennium's supply obligations under the Supply Agreement.

     Section 3.7 RIGHTS RETAINED BY BOTH PARTIES. Notwithstanding any provision of this Agreement under which a Party grants the other Party a license that is royalty-bearing after the Term, each Party shall retain the right to exploit Joint Intellectual Property after the Term, without any duty to account to the other Party or obtain the other Party's consent for such exploitation.

                                   ARTICLE IV

                                  DEVELOPMENT

     Section 4.1 CURRENT STATUS; GENERAL.

     (a) Prior to the Effective Date, Millennium has independently (i) initiated an international Phase III Clinical Study of the Product for the First Indication and (ii) initiated Phase II Clinical Studies for [**] and other clinical and non-clinical studies for various [**]. The Parties have agreed to continue the Development of the Product in accordance with the Development Plan.

     (b) The GPT shall coordinate the global Development of the Product to obtain Regulatory Approvals for the First Indication and all subsequent indications covered by the Development Plan in the United States and the License Territory. The GPT will, subject to JSC review and approval, determine additional indications, if any, for which the Product shall be Developed, and shall, subject to the JSC's oversight, direct the clinical and regulatory program for the Product.

     Section 4.2 DEVELOPMENT PLAN; AMENDMENTS; DEVELOPMENT RESPONSIBILITIES.

     (a) The global Development of the Product shall be governed by the Development Plan, and the Parties agree to conduct all their Development activities relating to the Product in accordance with the Development Plan. As of the Effective Date, the Development Plan includes a comprehensive overall plan for the Development of the Product in at least the United States, the EU and Japan. The Development Plan also includes Clinical Development Criteria and the funding budgeted for each stage of clinical development for each indication in the Development Plan. For purposes of clarity, neither Party shall be required to pay or bear more than its share (as determined under Section 4.5) of the aggregate amount of Development Costs for each stage and/or indication set forth in the budgets contained in the Development Plan, as amended from time to time by the JSC in accordance with Section 4.2(b), except for Government Requirement Costs.

     (b) The GPT shall review the Development Plan not less frequently than annually and shall develop detailed and specific Development Plan updates, which shall include annual Development budgets, for each calendar year until the completion of the Product Development activities covered by the Development Plan. The GPT shall submit all such updates to the JSC for review and approval such that JSC preliminary approval would occur no later than August 15 of the prior calendar year. Upon the JSC's preliminary approval, such updates shall be submitted to each Party for its internal budgeting process with a target for final approval by the JSC by December 10 of the prior calendar year, at which time any updates will be appended to the Development Plan. The GPT may also develop and submit to the JSC from time to time other proposed substantive amendments to the Development Plan. The JSC shall review such proposed amendments presented by the GPT and may approve such proposed amendments and/or any other proposed amendments that the JSC may consider from time to time in its discretion and, upon such approval by the JSC, the Development Plan shall be amended accordingly. Amendments and updates to the Development Plan, including any budgets contained in the Development Plan, shall not be effective without the approval of the JSC. Notwithstanding anything to the contrary in this Agreement, a determination by the JSC not to approve (or a failure by the JSC to act on) a proposed amendment or update that would (i) except as otherwise provided in this Agreement or the Development Plan, [**] that are included in the Development Plan, (ii) except for Government Requirement Costs, increase the aggregate amount of Development Costs [**] set forth in the budgets in the Development Plan, (iii) except for Non-Incurred Amounts and Government Requirement Costs, increase Development Costs for any year by more than [**]% of the Development Costs budgeted for such year, (iv) modify the response rate criteria in the Clinical Development Criteria for any indication, (v) except for Government Requirement Costs, increase or decrease the aggregate amount of funds committed for a clinical development stage for any indication, (vi) modify the [**] Allocation set forth in EXHIBIT D, or (vii) amend any clinical study set forth in the Development Plan in a substantial manner; shall not constitute an Unresolved Matter nor otherwise be subject to the final decision-making authority of either Party or to arbitration under the provisions of Section 13.2 and 13.4. In the event that, during any calendar year (the "First Year"), any Development activity expressly provided for in the approved Development Plan budget to be completed during such First Year is not completed during such First Year (to the extent incomplete, an "Incomplete Activity") and the full expense budgeted for such activity for such First Year is not incurred (to the extent not incurred, a "Non-Incurred Amount"), then such Incomplete Activity shall be completed during calendar years following such First Year (the "Succeeding Year(s)") and the Non-Incurred Amount shall be included in the Development Plan budget for such Succeeding Year(s) as set forth in the following sentence. If the Development Plan budget for such Succeeding Year(s) has not yet been approved by the JSC, then the Non-Incurred Amount shall be included in the proposed budget for such Succeeding Year(s) without otherwise limiting any other Development activities or any amounts related thereto, unrelated to the Incomplete Activity, which, pursuant to the Development Plan, would have been performed during such Succeeding Year, and if the Development budget for the Succeeding Year(s) has been approved by the JSC, then the Development budget for such Succeeding Year(s) shall be revised automatically to include the Non-Incurred Amount.

     (c) The Parties anticipate that responsibilities for Development activities will be allocated between the Parties substantially as set forth in EXHIBIT D. Neither OBI nor its Affiliates shall, directly or through any Third Party, initiate, sponsor, fund, supply Product for or otherwise conduct any clinical study of the Product outside the Development Plan, without the prior approval of Millennium. In addition, subject to Millennium's right to conduct a Subsequent Development Stage pursuant to subsection (d), neither Party nor its Affiliates shall commence any clinical study earlier than set forth in the Development Plan unless (i) all Clinical Development Criteria for the stage of such clinical study are achieved earlier than anticipated in the Development Plan or (ii) the JSC agrees to alter the Development Plan to accelerate Development. Millennium agrees that it will conduct Investigator Sponsored Clinical Studies outside of the Development Plan consistent with the principle of maximizing the value of the Product.

     (d) Upon the failure to meet the Clinical Development Criteria for the initiation of any clinical development stage for any indication in the Development Plan, OBI shall have the option of funding its share of the Development Costs for such clinical development stage. If OBI does not elect to fund its share, and Millennium desires to continue Development of the Product for such indication and initiate the next clinical development stage in the Development Plan (the "Subsequent Development Stage"), it may do so as its own expense, but only after first reviewing with the GPT and JSC its reasons for desiring to initiate the Subsequent Development Stage. However, if the data from clinical studies from the Subsequent Development Stage are used in a substantive manner to obtain Regulatory Approval in any country in the License Territory for such indication and such Regulatory Approval is obtained, OBI shall pay Millennium an amount equal to [**]% of the Development Costs incurred by Millennium in connection with such Subsequent Development Stage (but such Development Costs shall not be in excess of the amounts set forth in the Development Plan budget for such Subsequent Development Stage).

     (e) If the Parties are unable to reach agreement on the inclusion in the Development Plan of activities relating to the Development of a new indication in the Field (a "New Field Indication"), and Millennium wishes to commence Development of the Product for such New Field Indication, Millennium may do so at its own expense, but only after first reviewing its reasons for desiring to commence such Development with the GPT and JSC. However, (i) if the Parties subsequently agree to include such New Field Indication in the Development Plan, then OBI shall reimburse Millennium for its share of the Development Costs incurred by Millennium in connection with such New Field Indication as if such New Field Indication had been included in the Development Plan at all times (except to the extent OBI has previously paid for or reimbursed any of such Development Costs), and (ii) if the Parties do not subsequently agree to include such New Field Indication in the Development Plan but data from clinical trials conducted with respect to the New Field Indication are used in a substantive manner to obtain Regulatory Approval for such New Field Indication or any other indication in the Field in the License Territory, and such Regulatory Approval is obtained in any country in the License Territory, then OBI shall pay Millennium an amount equal to [**]% of the Development Costs incurred by Millennium in connection with such New Field Indication (except to the extent OBI has previously paid for or reimbursed any of such Development Costs).

     Section 4.3 DEVELOPMENT EFFORTS; MANNER OF PERFORMANCE; REPORTS.

     (a) Each of Millennium and OBI shall use Diligent Efforts to execute and to perform, or cause to be performed, the activities assigned to it relating to the Development Plan and to cooperate with the other in carrying out the Development Plan, in each case in good scientific manner and in compliance with applicable Law, Good Clinical Practice and Good Laboratory Practice.

     (b) Within 30 days after the end of each calendar quarter in which Development activities are performed, each Party will provide to the GPT a written progress report, which will describe the Development activities such Party has performed or caused to be performed during such calendar quarter, evaluate the work performed in relation to the goals of the Development Plan, and provide such other information as may be required by the Development Plan or reasonably requested by the GPT with respect to such Development activities.

     Section 4.4 REGULATORY SUBMISSIONS AND REGULATORY APPROVALS.

     (a) Millennium or a Millennium Affiliate shall own all regulatory submissions, including all applications, for Regulatory Approvals in the United States and shall be solely responsible for seeking, and shall have the exclusive right to seek and obtain all Regulatory Approvals for the Product in the United States. OBI shall own all regulatory submissions, including all applications, for Regulatory Approvals in the License Territory and shall be solely responsible for seeking and obtaining, and shall have the exclusive right to seek and obtain, all Regulatory Approvals in the License Territory (subject to the provisions in this subsection (a) relating to the EU Application and EU Regulatory Approval Transfer). OBI shall use Diligent Efforts to seek Regulatory Approval for the Product in the License Territory, except with respect to the EU to the extent Millennium remains responsible for such Regulatory Approval process as provided in this Section 4.4(a). Promptly after the Effective Date, Millennium shall make all filings necessary to amend the application for Regulatory Approval in the EU (the "EU Application") in order to appoint OBI as Millennium's agent for Commercialization of the Product in the EU. Simultaneously with the making of such filings, Millennium shall (A) inform the EMEA product manager or other appropriate EMEA representative responsible for the EU Application that Millennium is making such filings and of Millennium's intention to transfer the Regulatory Approval in the EU to OBI (i.e., to change the market authorization holder to OBI) (the "EU Regulatory Approval Transfer") on or as soon as possible after such Regulatory Approval is obtained, and (B) seek the advice of such product manager or such other EMEA representative as to the most appropriate procedure to accomplish such EU Regulatory Approval Transfer to OBI on or as soon as possible after the Effective Date. Millennium shall use commercially reasonable efforts to follow such advice and shall take all actions reasonably necessary to accomplish the EU Regulatory Approval Transfer on or as soon as possible after the Effective Date. In the event that Regulatory Approval in the EU is not obtained by Millennium on or before [**] and OBI has not exercised its rights under Section 12.3(a)(ii), Millennium shall make all filings and take all actions reasonably necessary to transfer the EU Application to OBI as soon as possible after [**]. Each Party shall have access to all data contained or referenced in such submissions or applications for Regulatory Approvals, including without limitation all reports, correspondence and conversation logs in a timely manner, in each case as may be reasonably necessary to enable (i) either Party to fulfill its obligations under this Agreement to Develop, Manufacture and Commercialize the Product in the Field and
(ii) Millennium to Develop, Manufacture and Commercialize the Product outside the Field. Each Party shall provide appropriate notification of such right of the other Party to the Regulatory Authorities. Millennium shall provide to OBI
(i) upon reasonable request, copies of material documents and material correspondence with Regulatory Authorities pertaining to the Product in the United States, and (ii) any proposed revisions to the current U.S. labeling for the Product and any proposed labeling for any new indications for the Product so that OBI may review and comment on such proposed labeling, which comments shall be discussed by the appropriate regulatory representatives of the Parties, and shall be considered by Millennium in good faith. For purposes of Section 4.4, references to OBI shall include Affiliates of OBI designated by OBI.

     (b) Prior to the completion of the EU Regulatory Approval Transfer, OBI will have the right to fully participate in all material meetings and other contact by Millennium or its Affiliate with Regulatory Authorities pertaining to Development of the Product or Regulatory Approval in the EU. Millennium shall provide OBI with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact. During this period, Millennium shall provide OBI with drafts of any material documents or other material correspondence pertaining to Regulatory Approvals in the EU to be submitted by Millennium to Regulatory Authorities, including without limitation any proposed labeling in the EU, sufficiently in advance of submission so that OBI may review and approve such documents and other correspondence and have a reasonable opportunity to influence the substance of such submissions in a manner consistent with the goal of obtaining the optimal Regulatory Approvals as quickly as reasonably practicable. OBI's approval of such submissions shall not be unreasonably withheld or delayed. Millennium shall promptly provide to OBI copies of any material documents or other material correspondence with Regulatory Authorities pertaining to the Product in the EU, including without limitation all proposed labeling received from Regulatory Authorities in the EU. Millennium shall promptly provide OBI with copies of all other documents and correspondence pertaining to the Product after they have been submitted to, or received from, Regulatory Authorities in the EU. Millennium shall provide OBI with any English translations of such documents and correspondence that are produced for its own use. Millennium shall use reasonable efforts to notify OBI in advance of material meetings with Regulatory Authorities pertaining to the Development of the Product or Regulatory Approval in the United States, and, upon request by OBI, Millennium shall not unreasonably withhold its consent for an appropriate representative of OBI to attend such meetings.

     (c) After completion of the EU Regulatory Approval Transfer, Millennium will continue to have the right to fully participate in all material meetings and other material contact with Regulatory Authorities pertaining to the Development of the Product or Regulatory Approval in the Major European Countries. Millennium will also have the right to fully participate in all material meetings and other material contact with Regulatory Authorities pertaining to the Development of the Product or Regulatory Approval in Japan, in Canada and Mexico upon reasonable request, and in all other countries of the License Territory upon mutual agreement, in each case from and after the Effective Date. OBI shall provide Millennium with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or such other contact. OBI and Millennium shall discuss any material documents or other material correspondence that OBI is planning to submit in connection with Regulatory Approvals from the EMEA and in the Major European Countries, Canada, Mexico and Japan (such territories being referred to hereinafter as "Major License Countries") including, without limitation, the proposed labeling for the Product. Upon Millennium's reasonable request therefor, OBI shall provide Millennium with drafts of such documents or correspondence sufficiently in advance of submission so that Millennium may review and comment on such documents and such other correspondence and have a reasonable opportunity to influence the substance of such submissions in a manner consistent with the goal of obtaining optimal Regulatory Approvals as quickly as reasonably practicable, which comments shall be considered in good faith by OBI. Millennium shall not have the right to approve the proposed labeling for the Product in the License Territory; PROVIDED, HOWEVER that Millennium shall have the right to object to the labeling to be initially submitted for the Product in the Major License Countries for each indication or to any proposed variations or modifications to any labeling that has received Regulatory Approval, but in each case solely on the grounds that such labeling will have a material adverse effect on the Commercialization of the Product for such indication in the United States; and PROVIDED, FURTHER, that Millennium shall not be entitled to object to any variations or modifications to any labeling required by Law or any Regulatory Authority. In the event Millennium exercises its right to object provided for in the preceding sentence, the Parties shall resolve such objection by mutual agreement. OBI shall promptly provide to Millennium copies of any material documents or other material correspondence pertaining to the Product in the Major License Countries and shall promptly provide to Millennium all proposed labeling, in each case received from Regulatory Authorities in the Major License Countries (including, without limitation, the EMEA). Upon Millennium's reasonable request, OBI shall provide Millennium with any English translations of the documents and correspondence described in this Section 4.4(c) that are produced for its own use. In the event that an English translation of a submission for Regulatory Approval is not available in Japan, OBI agrees, at Millennium's reasonable request, to identify and explain to Millennium any material differences in the content between such submission and the English dossier upon which such submission is based.

     (d) Unless otherwise agreed by the Parties or as may be required by applicable Regulatory Authorities, each Party shall own all INDs filed by it for purposes of performing its Development responsibilities with respect to the Product. Each Party shall have the right to cross-reference and make any other use of the other Party's INDs for the Product that it would have if it were the owner, including without limitation access to all data contained or referenced in such INDs, in each case as may be reasonably necessary to enable such Party to Develop, Manufacture or Commercialize the Product. In addition, each Party shall have the right to cross-reference the other Party's drug master file ("DMF") in connection with the performance of its obligations under this Agreement.

     (e) OBI and its Affiliates shall take the lead in all pricing and reimbursement approval proceedings relating to the Product in the License Territory. Millennium shall have the right to attend all material meetings relating to pricing and reimbursement approvals in the Major License Countries. OBI shall provide Millennium with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or contact, including a summary of OBI's proposed approach for each meeting or contact. Upon reasonable request, OBI shall provide Millennium with drafts of all submissions relating to pricing and reimbursement approvals in the Major License Countries for Millennium's review and comment, which comments shall be considered in good faith prior to their submission. Furthermore, OBI shall provide Millennium with copies of any material documents or other material correspondence pertaining to pricing and reimbursement approvals in the Major License Countries. Upon Millennium's reasonable request, OBI will provide Millennium with any English translations of such submissions, documents and correspondence described in this Section 4.4(e) that are produced for its own use.

     Section 4.5 COSTS OF JOINT DEVELOPMENT.

     (a) Development Costs incurred by the Parties from July 1, 2003 through December 31, 2005, shall be borne [**]% by OBI and [**]% by Millennium. Development Costs incurred during the Term by the Parties after December 31, 2005 shall be borne [**]% by OBI and [**]% by Millennium. Notwithstanding the foregoing provisions of this Section 4.5(a):

          (i) Development Costs solely relating to the Product in Asia shall be borne [**]% by OBI, PROVIDED, HOWEVER, if the data from any clinical studies related to the Product in Asia are used in a substantive manner to obtain Regulatory Approval in the United States and such Regulatory Approval is obtained, the Development Costs related to such clinical studies shall be shared in accordance with the provisions of the first sentence of this Section 4.5(a);

          (ii) OBI shall bear [**]% of all (A) filing fees for Regulatory Approvals in the Field payable to Regulatory Authorities in the License Territory, (B) maintenance fees relating to Regulatory Approvals in the Field payable to Regulatory Authorities in the License Territory, (C) all related costs of Millennium and OBI's personnel, consultants and agents engaged in the filing and maintenance of Regulatory Approvals in the EU for the First Indication, including without limitation all such fees and costs relating to the EU Regulatory Approval Transfer and (D) filing and maintenance fees relating to pricing and reimbursement approvals in the License Territory; and

          (iii) Notwithstanding the provisions of Section 4.5, OBI shall reimburse Millennium for the applicable percentage set forth in Section 4.5(a) of Development Costs incurred by the Parties in connection with the Development activities under the Development Plan with respect to all breast cancer and colorectal cancer indications up to the initial [**] of such Development
Costs. Millennium shall be responsible for Development Costs incurred by the Parties in excess of such amounts (such excess referred to as "Excess Development Costs"); PROVIDED, HOWEVER, (i) in the event that the Clinical Development Criteria set forth in the Development Plan are satisfied with respect to either such indication, then OBI shall pay Millennium the applicable percentage set forth in Section 4.5(a) of the Excess Development Costs allocable to such indication and all milestone payments due hereunder with respect to such indication, and (ii) in the event that the Clinical Development Criteria set forth in the Development Plan are not satisfied with respect to either such indication, then the provisions of Section 4.2(d) shall be applicable to such indication.

     (b) Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 4.6. Each Party shall calculate and maintain records of Development Costs incurred by it in accordance with procedures to be established by the GPT. Millennium and OBI shall report quarterly to each other on their Development Costs, with such reports to be submitted within 20 Business Days after the end of each calendar quarter of each calendar year. The Parties shall seek to resolve any questions related to such accounting statements within 10 Business Days following receipt.

     Section 4.6 REIMBURSEMENT OF DEVELOPMENT COSTS. The Party that incurs more than its share of the total actual Development Costs for the Product shall be paid by the other Party an amount of cash sufficient to reconcile to its agreed percentage of actual Development Costs in each quarter, provided that total actual Development Costs for both Parties for the year to date have not exceeded [**]% of budgeted Development Costs for the year to date. If actual Development Costs exceeded budgeted Development Costs by more than [**]% for the year to date, the reimbursing Party shall first pay the other Party an amount sufficient to cause the reimbursing Party to have borne its stated percentage of [**]% of the budgeted Development Costs. Actual Development Costs in excess of [**]% of budgeted Development Costs shall also be reimbursed if (i) both Parties approve the additional Development Costs (either before or after they are incurred) or
(ii) such excess Development Costs are the result of work carried out in response to a governmental requirement (imposed or directed following preparation of the Development budget for such year) to do such work ("Government Requirement Costs"). Subject to the foregoing clause (ii), any proposal to increase Development Costs for any year by more than [**]% of the Development Costs budgeted for such year, if the Parties are unable to reach consensus on such issue, after referral to the Executive Officers pursuant to
Section 13.1, shall not be approved. Reconciling payments under this Section 4.6 for any calendar quarter shall be made within 40 Business Days after the end of such quarter.

                                   ARTICLE V

                                COMMERCIALIZATION

     Section 5.1 DILIGENT EFFORTS.

     (a) LICENSE TERRITORY. OBI shall use Diligent Efforts to Commercialize the Product in the License Territory in those countries in which it has obtained Regulatory Approval, including without limitation by providing appropriate incentives consistent with its normal business practices to Sales Representatives involved in the Commercialization of the Product in the License Territory. Upon exercise of the EU Co-Promotion Option, subject to the terms of
Section 6.1, Millennium shall use Diligent Efforts to Commercialize the Product in the Co-Promotion Territory, in accordance with Commercialization plans to be established in each country in the Co-Promotion Territory. Such Commercialization plans shall include without limitation appropriate incentives to its Sales Representatives involved in the Commercialization of the Product in Co-Promotion Territory. OBI shall bear all of its own costs and expenses of Commercializing the Product in the License Territory and shall bear such of Millennium's costs of Commercializing the Product in License Territory as expressly set forth in this Article V and Article VI.

     (b) UNITED STATES. Millennium shall use Diligent Efforts to Commercialize the Product in the United States, including without limitation by providing appropriate incentives to its Sales Representatives involved in the Commercialization of the Product in the United States.

     Section 5.2 COMMERCIALIZATION PLANS. The Global Strategic Commercialization Plan and updates and amendments thereto will be consistent with the principle of maximizing the value of the Product on a worldwide basis. Promptly after the Effective Date, the Parties will discuss and mutually agree upon a plan for certain shared global Commercialization activities (i.e., activities that benefit the Product in both the United States and the License Territory, including without limitation such activities that relate to global branding, global market research and publications strategy) and the appropriate allocation of responsibilities and budget for such activities, which plan, allocation and budget will be updated annually thereafter by mutual agreement of the Parties. OBI shall develop annual Commercialization plans and budgets for the Product in the License Territory and Millennium shall develop annual Commercialization plans and budgets for the Product in the United States, in each case in a manner consistent with the Global Strategic Commercialization Plan. Specifically for the EU, such country Commercialization plans shall also be consistent with an overall EU Commercialization plan which shall be regularly updated by the EU Working Group, which EU Commercialization plan shall be submitted to the GCT in accordance with Section 2.3. OBI shall submit the annual plans and budgets for the Major European Countries to the EU Working Group, and the annual plans and budgets for the Major License Countries to the GCT, in each case for review and approval for consistency with the Global Strategic Commercialization Plan and subsequent submission to the JSC for review. The Commercialization plans and budgets for the EU will also meet the minimum requirements set forth in EXHIBIT
E. The Commercialization plans and budgets, and particularly the plans and budgets for the Major European Countries and Japan shall contain sufficient detail with respect to Commercialization tactics and other matters to enable the GCT and JSC to conduct a meaningful review of such plans. Either Party may also develop and submit to the GCT from time to time proposed amendments to the Global Strategic Commercialization Plan. The GCT shall review and approve such proposed amendments and submit such approved substantive amendments to the JSC for review. Amendments and updates to the Commercialization plans and budgets in the License Territory shall not be effective without approval of the GCT. Notwithstanding the foregoing, (a) OBI shall be solely responsible for all decisions regarding the prices charged for the Product in the License Territory, as well as discounts, rebates and all other deductions from Net Sales, and (b) Millennium shall be solely responsible for all decisions regarding the prices charged for the Product in the United States, as well as discounts, rebates and all other deductions from Net Sales.

     Section 5.3 ADVERTISING AND PROMOTIONAL MATERIALS. OBI shall develop and approve relevant written sales, promotion and advertising materials relating to the Product ("Promotional Materials") consistent with its standard operating procedures, for use in the License Territory by both Parties, that shall be consistent with the Global Strategic Commercialization Plan and compliant with all applicable Law and the provisions of the applicable Regulatory Approvals. Subject to any limitations imposed by applicable Law, all such Promotional Materials and all documentary information and oral presentations (where practicable) regarding the marketing and promotion of the Product in countries of the License Territory, shall acknowledge the Parties' distribution and license arrangement and shall display the OBI and Millennium names and logos with equal prominence. Copies of all Promotional Materials used in the License Territory will be archived by OBI in accordance with applicable Law. Upon reasonable request, OBI shall provide copies of (A) all Promotional Materials to Millennium for its review and comment prior to being used by Millennium and (B) the material core Promotional Materials for the Major European Countries and Japan. Upon reasonable request, OBI will provide Millennium with any English translations of such Promotional Materials that are produced for its own use. OBI agrees to consider in good faith any comments Millennium may have with respect to such Promotional Materials. Upon reasonable request, Millennium shall provide copies of material core U.S. Promotional Materials to OBI.

     Section 5.4 SALES AND DISTRIBUTION. OBI shall be responsible for booking sales and shall warehouse and distribute the Product in the License Territory. If Millennium receives any orders for the Product in the License Territory, it shall refer such orders to OBI. If OBI receives any orders for the Product in the United States, it shall refer such orders to Millennium.

     Section 5.5 SHARING OF COMMERCIAL INFORMATION. The Parties will actively collaborate in the Commercialization of the Product in the Co-Promotion Territory and will share all Product-related information and Know-How supporting such Commercialization through the GCT or other Working Groups. In addition, Millennium shall have the opportunity to participate in the Commercialization of the Product by the OBI and its Affiliates in the Co-Promotion Territory as follows:

     (a) OBI shall use reasonable efforts to provide Millennium with reasonable advance notice and opportunity to attend all material internal meetings and material meetings with Third Parties conducted or attended by OBI and its Affiliates relating to the Commercialization of the Product in the Major License Countries, including without limitation meetings relating to the development and implementation of annual Commercialization plans and budgets;

     (b) OBI shall use reasonable efforts to provide Millennium with full access to OBI's information relating to the Commercialization of the Product in the Major License Countries, including without limitation information relating to the development of sales targets by customer segment and territory, key market metrics (e.g., awareness, usage, therapy change), market research, sales forecasting and modeling, sales, prescription and patient data, and sales force incentives and training. Millennium shall use reasonable efforts to provide OBI with access to the following information of Millennium relating to the Commercialization of the Product in the United States: key market metrics, market research, prescription and patient data, and sales goals. The Parties shall comply with all applicable confidentiality obligations and, to the extent that either Party is Developing or Commercializing one or more other products in the Field, any information related to such other product shall not be discussed or shared with each other. In such event, to the extent necessary, the Parties will review and amend the provisions of this Agreement relating to the Co-Promotion activities to address the ramifications and consequences of having such potentially competing products under Development or in Commercialization; and

     (c) OBI shall use reasonable efforts to provide Millennium with reasonable advance notice and opportunity to attend and participate in activities related to the Product at medical congresses and conferences located in the EU or held by professional medical organizations based in the EU, as well as significant continuing medical education seminars or meetings, and investigator meetings, in the EU.

     Section 5.6 OTHER RESPONSIBILITIES. OBI shall be solely responsible for the following functions in the License Territory:

     (a) Handling all returns of the Product. If Product sold in the License Territory is returned to Millennium, it shall promptly be shipped to a facility designated by OBI; and

     (b) Handling all aspects of Product order processing, invoicing and collection, distribution, inventory and receivables.

     Section 5.7 ADVERSE EVENT AND PRODUCT COMPLAINT REPORTING PROCEDURES; NOTICE OF INFORMATION AFFECTING MARKETABILITY OF THE PRODUCT. Each Party will
(a) provide the other Party with all Product complaints, adverse event information, and safety data from clinical studies, in its control necessary or desirable for the other Party to comply with all applicable Law with respect to the Product and (b) report and provide such information to the other Party in such a manner and time so as to enable the other Party to comply with all applicable Law. Millennium shall maintain a global adverse event database for the Product and shall generate adverse event reports for OBI's use in the License Territory. OBI shall have access to all data in the global adverse event database. OBI shall be responsible for submitting adverse events reports to the applicable Regulatory Authorities in the License Territory, except that Millennium shall be responsible for submitting adverse event reports to the applicable Regulatory Authorities in the EU until completion of the EU Regulatory Approval Transfer. Each Party shall adhere to the adverse event and Product complaint reporting procedures set forth in EXHIBIT F. Millennium's costs and expenses of maintaining the global adverse event database and the Parties' costs and expenses incurred in conducting audits pursuant to EXHIBIT F shall be borne [**]% by OBI and [**]% by Millennium, and OBI shall reimburse Millennium for OBI's share of such costs and expenses accordingly. In addition, each Party shall promptly notify the other if such Party becomes aware of any information or circumstance that is likely to have a material adverse effect on the Development, Manufacture or Commercialization of the Product.

     Section 5.8 RECALLS, MARKET WITHDRAWALS OR CORRECTIVE ACTIONS.

     (a) In the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with the Product in the License Territory, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal in the License Territory, the Party notified of such recall or similar action, or the Party that desires such recall or similar action, shall within 24 hours, advise the other Party thereof by telephone or facsimile. OBI, in consultation with Millennium, shall decide whether to conduct a recall in the License Territory (except in the case of a government mandated recall, when OBI may act without such advance notice but, shall notify Millennium as soon as possible) and the manner in which any such recall shall be conducted. Millennium will make available to OBI, upon request, all of Millennium's pertinent records that OBI may reasonably request to assist OBI in effecting any recall. OBI shall bear the expense of any such recall.

     (b) In the event that any Regulatory Authority issues or requests a recall or takes a similar action in connection with the Product in the United States, or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal in the United States, the Party notified of such recall or similar action, or the Party that desires such recall or similar action, shall within 24 hours, advise the other Party thereof by telephone or facsimile. Millennium, in consultation with OBI, shall decide whether to conduct a recall in the United States (except in the case of a government mandated recall, when Millennium may act without such advance notice but, shall notify OBI as soon as possible) and the manner in which any such recall shall be conducted. OBI will make available to Millennium, upon request, all of OBI's pertinent records that Millennium may reasonably request to assist Millennium in effecting any recall. Millennium shall bear the expense of any such recall.

     Section 5.9 CERTAIN PERSONNEL TO BE FIELDED BY MILLENNIUM

     (a) During the Term, Millennium shall have the right (but not the obligation) to field the following Millennium employees:

          (i) From and after the Effective Date, [**] medical science liaisons (each, an "MSL") in the EU;

          (ii) From and after the first anniversary of the Effective Date, [**]additional MSLs in the EU, for a total of [**]; and

          (iii) From and after the Effective Date, up to [**] marketing managers; PROVIDED THAT no more than (A) [**]marketing managers may be deployed in each of the Major European Countries to cover the country in which such marketing manager is situated, (B) [**] marketing managers may be deployed to cover the entire EU (such marketing managers shall be situated in Major European Countries, and (C) [**] marketing manager may be deployed to cover countries in the EU other than the Major European Countries (such marketing manager shall be situated in a Major European Country).

Not more than (A) [**] MSLs may be deployed in each of the Major European Countries to cover the country in which such MSL is situated, (B) [**]MSLs may be deployed to cover the entire EU (such MSLs shall be situated in Major European Countries), and (C) [**] MSL may be deployed to cover countries in the EU other than the Major European Countries (such MSL shall be situated in a Major European Country). OBI shall reimburse Millennium for its actual costs of fielding MSLs which costs shall consist of salary, bonus, social security (health and other benefits), car, computer, office overhead and conferences, and travel (including transatlantic travel for Product-related business purposes), not to exceed [**]% of the applicable FTE Rate Cap. As used herein, "FTE Rate Cap" shall mean, for each calendar year, the product of (x) the number of MSLs actually hired by Millennium during such calendar year as provided in this
Section 5.9(a), and (y) the FTE Rate applicable to each such MSL. Millennium shall be solely responsible for the costs of fielding its marketing managers. Millennium may also field, at its own expense and in its own facilities, other employees of Millennium in order to fulfill its obligations under this Agreement.

     (b) Millennium shall have the full authority to hire the MSLs and marketing managers referred to in Section 5.9(a) above, but shall consult with OBI regarding such hiring decisions. All such MSLs and marketing managers (the "Millennium Representatives"), shall be employees of Millennium and not of OBI or any of its Affiliates. The Parties shall agree on an appropriate mechanism to ensure that, notwithstanding the co-location structure provided for herein, the Millennium Representatives are not, nor shall they be deemed to be, employees of OBI or any of its Affiliates. In addition, Millennium shall indemnify and hold OBI harmless with respect to any Losses resulting from or arising out of a claim asserted by any such Millennium Representative against OBI and its Affiliates, or any of them, based on or relating to any alleged employment relationship between such Millennium Representative and OBI and its Affiliates, or any of them, other than Losses resulting from or arising out of actions taken by OBI other than as contemplated by this Agreement. As soon as reasonably practicable after the Effective Date, the EU Working Group shall establish mutually agreeable performance criteria and goals for each category of Millennium Representative for which OBI is required to reimburse Millennium pursuant to
Section 5.9(a). The performance criteria and goals will be consistent with the performance criteria and goals for OBI's own representatives. In the event that any such Millennium Representative fails to comply with or meet such performance criteria and goals, and such failure is not cured, or actions have not been taken to remedy such failure, within three (3) months after OBI notifies Millennium of such failure in writing, OBI shall be entitled to cease reimbursing Millennium for such Millennium Representative until such failure is cured or such Millennium Representative is replaced with a successor Millennium Representative.

     (c) The MSLs fielded by Millennium will initially be responsible for developing relationships with and providing scientific and medical information about the Product to certain medical professionals in the Major European Countries and Switzerland who are key opinion leaders in the field of [**]. [**] after Regulatory Approval in the Major European Countries for the First Indication, Millennium's MSLs will also be responsible for developing relationships with and providing scientific and medical information about the Product to certain medical professionals in the Major European Countries and Switzerland in the field of [**]. Millennium's MSLs may act as its representative and attend and participate in the meetings and activities referred to in Sections 5.5(a) and 5.5(c). All the above-described activities of the MSLs shall be conducted in accordance with and subject to the applicable local Law, as well as relevant codes of practices, regarding the promotion and advertising of medical drugs. At Millennium's option, the MSLs will be situated in the appropriate local OBI offices in the Major European Countries and will work with their respective counterparts in OBI's organization located in such local offices in accordance with applicable Law and codes of practices (including but not limited to labor law and social security law provisions, privacy regulations, and tax laws) and under appropriate firewalls and working conditions to maintain the confidentiality of OBI's other business conducted in such offices. The MSLs and marketing managers shall be entitled to participate in all material Product related meetings, including, without limitation, attending meetings of, and providing input to, any OBI committee that approves, funding and/or Product supply for Investigator Sponsored Clinical Studies, provided that the Parties agree that during such meetings no discussions or exchange of information shall occur with respect to businesses of the Parties unrelated to the Product. The Parties shall regularly review the co-location arrangements provided herein and in the event of a business or legal conflict reasonably resulting from such arrangement, the Parties will promptly work out an alternative arrangement. For example, such business conflict could arise from either Party Developing or Commercializing a competing product or the practical impossibility of respecting confidentiality and privacy requirements. All the above provisions shall be incorporated in a local contract between Millennium and OBI's local Affiliate where the Millennium Representatives will be located. Such local contract shall be executed prior to the co-location being implemented.

     (d) The marketing managers fielded by Millennium will participate in the preparation of the annual Commercialization plans and budgets for the Major European Countries proposed by OBI to the GCT, may act as its representatives and attend and participate in the meetings and activities referred to in Sections 5.5(a) and 5.5(c) with respect to the EU and shall function as liaisons with OBI's marketing managers for the Product. At Millennium's option, such marketing managers will be situated in the appropriate local OBI offices in the Major European Countries, and will work with their respective counterparts in OBI's organization located in such local offices under appropriate labor and employment Law, firewalls and working conditions to maintain the confidentiality of OBI's other business conducted in such offices.

     (e) In deploying and/or relocating personnel pursuant to this Section 5.9, Millennium shall use commercially reasonable efforts to minimize disruption to OBI's business.

     Section 5.10 MEDICAL INQUIRIES.

     (a) LICENSE TERRITORY. OBI shall handle all medical questions or inquiries from members of the medical profession in the License Territory regarding the Product. Millennium shall, and shall cause its Sales Representatives to, refer to OBI all such questions and inquiries within 48 hours of receipt and shall respond to all inquiries from OBI and follow the directives of OBI in connection therewith. In no event will Millennium or its Sales Representatives respond to any such medical question or inquiry. Notwithstanding the foregoing, MSLs fielded by Millennium pursuant to Section 5.9 may handle such medical questions or inquiries as part of their responsibilities.

     (b) UNITED STATES. Millennium shall handle all medical questions or inquiries from members of the medical profession in the United States regarding the Product. OBI shall, and shall cause its Sales Representatives and MSLs to, refer to Millennium all such questions and inquiries within 48 hours of receipt and shall respond to all inquiries from Millennium and follow the directives of Millennium in connection therewith. In no event will OBI or its Sales Representatives or MSLs respond to any such medical question or inquiry.

                                   ARTICLE VI

                               CO-PROMOTION RIGHTS

     Section 6.1 EU CO-PROMOTION OPTION.

     (a) Subject to any limitations imposed by applicable Law, Millennium shall have the option to Co-Promote the Product with OBI in the Major European Countries (the "EU Co-Promotion Option"), which option shall become exercisable upon the occurrence of any of the EU Co-Promotion Option Triggers. If Millennium exercises the EU Co-Promotion Option, Millennium's responsibilities in the Major European Countries shall be determined as set forth in EXHIBIT G and OBI shall pay Millennium the amounts set forth in EXHIBIT G as compensation for Millennium's Co-Promotion efforts in the Major European Countries.

     (b) After the occurrence of one or more of the EU Co-Promotion Option Triggers, Millennium shall have the right from time to time to exercise the EU Co-Promotion Option for one or more Major European Countries and for any number of Sales Representatives up to the maximum numbers of Sales Representatives set forth in EXHIBIT G, by giving [**] prior written notice of such exercise to OBI.

     (c) At any time after exercising the EU Co-Promotion Option, Millennium may elect, by giving [**] prior written notice of such election to OBI, to terminate its Co-Promotion rights for the Product in any Major European Country.

     (d) At any time after exercising the EU Co-Promotion Option, Millennium may elect, by giving [**] prior written notice of such election to OBI, to reduce the size of its sales force participating in the Co-Promotion of the Product in the Co-Promotion Territory.

     (e) OBI shall provide the same initial and periodic sales training for the Millennium Sales Representatives who will be performing Sales Calls in the Major European Countries as OBI provides to its own sales representatives who perform Sales Calls in the Major European Countries. Millennium shall be responsible for the travel and housing costs of its Sales Representatives for such training. All training materials and the Promotional Program will be prepared and supplied by OBI, will comply with all applicable Law, and will not require the Millennium Sales Representatives to do or fail to do any acts which would be in violation of such Law. The training materials will be provided to Millennium for review at the same time such materials are provided to OBI's Sales Representatives. The sales direction and communication of Millennium to its Sales Representatives shall be consistent with the Promotional Program.

     (f) If, at any time after Millennium exercises the EU Co-Promotion Option, OBI reduces its Sales Representative FTEs in the Co-Promotion Territory by [**]% for a period of no less than [**] in response to any external factors that have a material adverse effect on the financial prospects of the Product in the EU, OBI's funding obligation for Millennium's Sales Representatives FTEs in the Co-Promotion Territory shall be reduced proportionately, PROVIDED THAT Millennium's right to field Sales Representatives at its own expense (such that the total of all Millennium Sales Representatives does not exceed the number permitted by Section 6.1(b)) shall not be affected. In the event that OBI subsequently increases its Sales Representative FTEs in the Co-Promotion Territory, OBI's funding obligation shall be adjusted proportionately, and if the FTEs increase above the foregoing threshold, then OBI's full funding obligation shall resume.

     Section 6.2 RIGHT OF FIRST NEGOTIATION. Notwithstanding anything to the contrary in this Agreement, after the Effective Date (a) Millennium shall not enter into an agreement granting rights with respect to the Development, without rights with respect[**]to the Commercialization, of the Product or of any Potential Field Analog other than a Declined Potential Field Analog in the Field in the United States to any Third Party (other than a contract research organization, an academic or other non-commercial research and development organization, or a clinical collaborator that provides comparator drug supplies or funding on a clinical trial-by-clinical trial basis), and (b) Millennium shall not enter into an agreement granting rights (whether on an exclusive or non-exclusive basis) with respect to the Development and Commercialization, or with respect to the Commercialization but not the Development, of the Product or of any Potential Field Analog other than a Declined Potential Field Analog (including, without limitation, any co-promotion, co-marketing or licensing arrangement) in the Field in the United States to any Third Party (other than a specialty contract sales organization (e.g., Innovex) except as permitted by this Section 6.2. In the event that Millennium desires to enter into an agreement granting rights (whether on an exclusive or non-exclusive basis) with respect to the Development and Commercialization, or with respect to the Commercialization but not the Development, of the Product or of any Potential Field Analog other than a Declined Potential Field Analog (including, without limitation, any co-promotion, co-marketing or licensing arrangement) in the Field in the United States to a Third Party (other than a specialty contract sales organization (e.g., Innovex (a "Proposed Transaction"), Millennium shall, prior to entering into any discussions or negotiations with respect to such an agreement with any such Third Party, notify OBI in writing of Millennium's desire to enter into a Proposed Transaction and the terms on which Millennium proposes to grant such rights (the "Proposed Transaction Terms"). OBI shall, within [**] calendar days after receipt of such notice, indicate to Millennium in writing whether it wishes to negotiate such Proposed Transaction Terms and the Parties shall in good faith negotiate a definitive agreement reflecting such Proposed Transaction Terms. If either (i) OBI indicates it does not wish to negotiate a definitive agreement reflecting such Proposed Transaction Terms,
(ii) OBI fails to indicate its interest within such [**] calendar day period, or
(iii) OBI indicates it wishes to accept such Proposed Transaction Terms but the Parties fail to execute a definitive agreement or binding letter of intent with respect to such Proposed Transaction Terms within [**] calendar days after OBI's indication of interest, then Millennium shall be free for the next succeeding [**] month period, without any further obligation to OBI under this Agreement with respect thereto, to enter into a definitive written agreement with respect a Proposed Transaction on terms that are not in the aggregate materially less favorable to Millennium than the terms on which Millennium most recently offered in writing to grant such rights to OBI; PROVIDED THAT (w) Millennium shall not permit representatives of any Third Party with which Millennium enters into a Proposed Transaction to participate in the JSC, GPT, GCT or any Working Group or attend any meetings of the JSC, GPT, GCT or any Working Group without OBI's prior written consent, and OBI shall have no obligation under this Agreement to communicate or otherwise interact with any such Third Party, (x) Millennium shall not disclose Confidential Information of OBI to any Third Party with which Millennium enters into a Proposed Transaction other than Product-specific OBI Development Know-How, (y) the Third Party agrees to be bound by the provisions of Section 11.1, and (z) in the event Millennium does not enter into such an agreement within such [**] month period, then Millennium shall again be obligated to notify OBI in writing if Millennium desires to enter into an agreement for a Proposed Transaction and the provisions of this Section 6.2 shall again apply to such Proposed Transaction. Upon OBI's request, Millennium will provide OBI with a copy of the definitive written agreement solely to enable OBI to confirm compliance with the terms of this Section 6.2, which written agreement shall constitute Confidential Information of Millennium.

                                  ARTICLE VII

                             MANUFACTURE AND SUPPLY

     Section 7.1 PRODUCT SUPPLY. Millennium will use commercially reasonable efforts to supply OBI's requirements of Product for the License Territory. As of the Effective Date, Millennium has made arrangements for the Manufacture of Product for the License Territory through Third Party contract manufacturer(s) and/or Millennium Affiliates. Prior to entering into any supply agreements with such Third Party contract manufacturers of the Product, Millennium shall provide OBI with a copy of each agreement for review and comment and shall consider its comments in good faith. Millennium shall give prompt written notice to OBI of any material proposed amendment or modification to or notice of or threatened termination of any such agreements with Third Parties or of any developments known to Millennium materially and adversely affecting such arrangements. Within six months after the Effective Date, the Parties shall enter into a supply agreement (the "Supply Agreement") pursuant to which Millennium and/or Millennium Affiliates will supply Product to OBI for distribution in the License Territory. The Supply Agreement shall include the terms set forth in paragraphs 2-9 of EXHIBIT H.

     Section 7.2 FINISHED PRODUCT SUPPLY. OBI and Millennium shall use commercially reasonable efforts to transfer responsibility for importation, testing, labeling, packaging, and QP release of Finished Product for the License Territory to OBI or an OBI Affiliate as soon as practicable after the Effective Date; provided that if such transfer of responsibility would result in a delay in obtaining Regulatory Approval of the Product in the EU, such transfer will instead be effected as soon as reasonably practicable after Regulatory Approval of the Product is obtained in the EU. Upon the transfer of responsibility for such activities to OBI or an OBI Affiliate, Millennium's obligations in Section
7.1 and the Supply Agreement shall no longer apply to the responsibilities transferred to OBI as set forth above.

     Section 7.3 SECONDARY SOURCE SUPPLY. OBI or an OBI Affiliate shall have the option of acting as a worldwide secondary source supplier of the fill and finish services that produce Finished Product using API Bulk Drug Substance supplied by or on behalf of Millennium and/or Millennium Affiliates if the conditions set forth in paragraph 1 of EXHIBIT H are met and such arrangement is consistent with Millennium's and its Affiliates' obligations under Third Party fill and finish agreements relating to the Product. The Parties shall also discuss in good faith the possibility of OBI or an OBI Affiliate performing packaging services for the Product in the United States and/or becoming a worldwide secondary source supplier of API Bulk Drug Substance; it being understood, however, that the selection of OBI or its Affiliate as a packaging service provider or a secondary source supplier of API Bulk Drug Substance will be in Millennium's sole discretion.

     Section 7.4 CLINICAL STUDY SUPPLY. Millennium shall use Diligent Efforts to supply Product for use in clinical studies conducted in accordance with the Development Plan. The costs of manufacturing Product for use in clinical studies conducted in accordance with the Development Plan shall be treated as Development Costs as provided in Article IV.

                                  ARTICLE VIII

                              FINANCIAL PROVISIONS

     Section 8.1 DEVELOPMENT AND APPROVAL MILESTONES.

     (a) PRELIMINARY MILESTONE. OBI shall make the non-refundable, non-creditable payment to Millennium set forth below within 5 Business Days after the Effective Date:

-----------------------------------   ---------------------------------------
MILESTONE EVENT                       PAYMENT
-----------------------------------   ---------------------------------------
Execution of this Agreement           $[**]
-----------------------------------   ---------------------------------------

     (b) FIRST INDICATION MILESTONES. OBI shall make the non-refundable, non-creditable payments to Millennium set forth below not later than 20 Business Days after the earliest date on which the corresponding milestone event set forth below has been achieved:

-----------------------------------   ----------------------------------------
MILESTONE EVENT                       PAYMENT
-----------------------------------   ----------------------------------------
(i) Earlier of enrollment of the      [**]
612th patient in or completion of
study enrollment pursuant to the
applicable protocol for the Phase
III Clinical Study of the Product
in the First Indication ongoing as
of the Effective Date
-----------------------------------   ----------------------------------------
(ii) Regulatory Approval in the       [**]
first Major European Country or
EMEA of the Product for the First
Indication
-----------------------------------   ----------------------------------------
(iii) Acceptance for filing of        [**]
application for Regulatory Approval
in Japan of the Product for the
First Indication
-----------------------------------   ----------------------------------------
(iv) Regulatory Approval in Japan     [**]
of the Product for the First
Indication
-----------------------------------   ----------------------------------------

     (c) OTHER [**] MILESTONES. OBI shall make the non-refundable, non-creditable payments to Millennium set forth below not later than 20 Business Days after the earliest date on which the corresponding milestone event set forth below has been achieved:

----------------------------------------------------------------------------
MILESTONE EVENT    PAYMENT [**]
-----------------  ----------------------  -------------  -------------------
                   Each of (i) [**], (ii)  [**]           Each [**] other than
                   [**] and (iii) [**]                    the First Indication
-----------------  ----------------------  -------------  -------------------
Initiation of the  $[**]+++                $[**]          $[**]++++
first Phase II
Clinical Study+
of the Product for
the given
indication ("Phase
II Milestone")*
-----------------  ----------------------  -------------  -------------------
Acceptance for     1st line - $[**]**      $[**]          1st line - $[**]**
filing of          2nd line - $[**]**      (any line      2nd line - $[**]**
application for    3rd line - $[**]**      of therapy)    3rd line - $[**]**
EU Regulatory      Total Possible-$[**]**                 Total Possible-$[**]**
Approval of the
Product for the
given indication
(based on line of
therapy)
-----------------  ----------------------  -------------  -------------------
EU Regulatory      1st line - $[**]**      $[**]          1st line - $[**]**
Approval of the    2nd line - $[**]**      (any line      2nd line - $[**]**
Product for the    3rd line - $[**]**      of therapy)    3rd line - $[**]**
given indication   Total Possible-$[**]**                 Total Possible-$[**]**
(based on line of
therapy)
-----------------  ----------------------  -------------  -------------------
Acceptance for     $[**]                   $[**]          $[**]
filing of
application for
Regulatory
Approval in Japan
of the Product
for the given
indication***
-----------------  ----------------------  -------------  -------------------
Regulatory         $[**]                   $[**]          $[**]
Approval in Japan
of the Product for
the given
indication***
-----------------  ----------------------  -------------  -------------------

+For the purpose of this Section 8.1(c), Phase II Clinical Studies are only those Phase II Clinical Studies that are (a) identified in the Development Plan as studies that would trigger a milestone payment under this Section 8.1(c), (b) replacements or substitutions for clinical studies described in subsection (a), or (c) any other clinical studies identified as Pivotal Clinical Studies.

++If a milestone event listed in this column is achieved [**], then [**]% of the applicable milestone payment shall be paid. The full amount listed shall be paid when and if the milestone event is achieved for [**]. Therefore, if any of these milestones is achieved for [**] first, the remaining portion of such milestone payment shall be paid upon achievement of such milestone event for [**]; PROVIDED, HOWEVER, that the full $[**] milestone will be payable for the achievement of the Phase II Milestone for [**], including, without limitation, upon the dosing of the [**] patient in the Phase II Clinical Study in [**] (protocol number [**]).

+++Milestone will not apply for [**].

++++Milestone will not apply for [**].

*In the case of each of the Phase II Clinical Studies in [**] ongoing as of the Effective Date (protocol numbers [**] and [**], respectively), this milestone would be deemed achieved upon the expansion, following interim data analysis and pursuant to the applicable protocol, of the size of the patient cohort in one or both treatment arms of either ongoing Phase II Clinical Study of Product in [**], respectively, following interim data analysis.

**Milestone payments are payable for success at each line of therapy. If the milestone for an earlier line of therapy is achieved before the milestone for a later line of therapy, then all milestone payments for later lines of therapy become payable (e.g., if the milestone for second line therapy is achieved before the milestone for third line therapy, the milestone payments for both milestones become payable upon achievement of the milestone for second line therapy). For purposes of this Section 8.1, a "line of therapy" refers to the order in which therapeutic regimens are used [**] over the course of their disease, with lines of therapy being separated by disease progression and "earlier" referring to earlier use, and "later" referring to later use, "1st line" referring to the first therapeutic regimen, "2nd line" referring to the second therapeutic regimen, and so on.

***These milestones shall cease to be payable with respect to filings or approvals after the date of any termination of the licenses to OBI in Asia pursuant to Section 8.5.

Notwithstanding OBI's obligation to pay milestones under this Section 8.1(c), milestone payments shall not be due and payable upon achievement of a milestone event recited in this Section 8.1(c), if the event is achieved by Millennium when it is proceeding at its own expense to a Subsequent Development Stage for a particular indication pursuant to Section 4.2(d), until Regulatory Approval is achieved for such indication. Specifically, when such Regulatory Approval is obtained in the License Territory, milestone payments for all milestone events achieved in connection with the License Territory milestone events for that particular indication and not already paid shall be due and payable. In addition, and notwithstanding anything herein to the contrary, no milestone payments shall be due in connection with any milestone events achieved by Millennium [**] that Millennium Develops at its own expense pursuant to Section 4.2(e).

     Section 8.2 SALES MILESTONES.

     (a) In addition to all other amounts payable under this Agreement, OBI shall make non-refundable, non-creditable milestone payments to Millennium related to the marketing and sale of the Product in the License Territory, in the amounts provided below:

----------------------------------------------------     -----------------------
MILESTONE EVENT                                          PAYMENT
----------------------------------------------------     -----------------------
(i) Net Sales of the Product in the License Territory    $[**]
of greater than $[**] in aggregate over any [**]
----------------------------------------------------     -----------------------
(ii) Net Sales of the Product in the License Territory   $[**]
 of greater than $[**] in aggregate over [**]
----------------------------------------------------     -----------------------

The milestone payments set forth above in this Section 8.2(a) shall each be payable only once and a maximum of one such milestone payment will become payable as a result of sales of the Product in the License Territory in any period. If both of such milestone events first occur based on sales of the Product in the License Territory in the same period, only the larger of the corresponding milestone payments set forth above in this Section 8.2(a) shall be paid based on such sales; PROVIDED THAT the smaller corresponding milestone payment may become payable based on sales of the Product in the License Territory in subsequent periods. If a milestone payment set forth above in this
Section 8.2(a) is earned based on Net Sales over a period that is shorter in duration than [**], such payment shall become payable after the end of the [**] in which Net Sales sufficient to satisfy the applicable milestone event conditions were made.


     (b) In addition to all other amounts payable under this Agreement, OBI shall make non-refundable, non-creditable, one-time milestone payments to Millennium related to the Commercialization of the Product in the License Territory in the amounts of (i) $[**] for the first calendar year that commences after the [**] calendar year during which the aggregate Net Sales of the Product in the License Territory are greater than $[**], (ii) $[**] for the first calendar year that commences after the [**] [**]during which the aggregate Net Sales of the Product in the License Territory are greater than $[**], and (iii) after the [**] calendar year, $[**] when the cumulative, aggregate Net Sales of the Product in the License Territory are greater than $[**]. For clarity, one or more of the milestone payments set forth above in this Section 8.2(b) can become payable based on Net Sales in the License Territory during the same calendar year. For example, if in the calendar year [**]Net Sales of the Product in the License Territory are less than $[**], and in the calendar year [**] Net Sales of the Product in the License Territory equal a total of $[**], then $[**] in milestone payments as referenced in subsections (i) and (ii) above shall be payable. If in calendar year [**] Net Sales in the License Territory equal a total of $[**] (which, together with the Net Sales in the License Territory from calendar year [**], exceeds the aggregate of $[**] set forth in subsection (iii) above), then an additional milestone payment of $[**] as referenced in subsection (iii) above shall be payable.

     (c) In addition to all other amounts payable under this Agreement, OBI shall make non-refundable, non-creditable, one-time milestone payments to Millennium related to the worldwide (including the United States) marketing and sale of the Product in the amounts of (i) $[**] for the first [**] that commences after the [**] calendar year during which aggregate worldwide (including the United States) Net Sales of the Product are greater than $[**] and (ii) $[**] for the first four-consecutive-calendar-quarter-period that commences after the [**]calendar year during which aggregate worldwide (including the United States) Net Sales of the Product are greater than $[**]; PROVIDED, HOWEVER, that OBI shall have no obligation to pay Millennium in respect of either such milestone until after the later of First Commercial Sale of the Product in the EU or EU Regulatory Approval; PROVIDED, FURTHER, such payments cannot both be earned in [**]. For clarity, both of the milestone payments set forth above in this Section 8.2(c) can become payable based on Net Sales during one or more of the same calendar quarters except in [**]. For example, if the First Commercial Sale of the Product in the EU has occurred and EU Regulatory Approval of the Product has been obtained, and the first [**] during which aggregate worldwide (including the United States) Net Sales of the Product are greater than $[**] is the [**] calendar year and aggregate worldwide (including the United States) Net Sales of the Product during such calendar year are $[**], then only the $[**] milestone payment set forth above in this Section 8.2(c) would become payable based on such four-consecutive-calendar-quarter period Net Sales. However, if such events occurred in [**] (without either of the milestone payments set forth above in this Section 8.2(c) having been previously earned), then both of the milestone payments set forth above in this
Section 8.2(c) would become payable. Millennium shall notify OBI of Net Sales in the United States as necessary to enable OBI to confirm whether either milestone payment under this Section 8.2(c) is payable. If a milestone payment set forth above in this Section 8.2(c) is earned based on Net Sales over a period that is shorter in duration than four calendar quarters, such payment shall become payable after the end of the earliest calendar quarter in which Net Sales sufficient to satisfy the applicable milestone event conditions were made.

     (d) OBI shall make each payment to Millennium payable under this Section
8.2 within 20 Business Days after the end of the calendar quarter in which the milestone event was achieved.

     Section 8.3 DISTRIBUTION FEES.

     (a) DISTRIBUTION FEE RATES. Subject to Sections 8.3(c) and 8.3(d), OBI shall pay to Millennium distribution fees on aggregate Net Sales in the License Territory of each Product by OBI, its Affiliates or sublicensees as follows:

--------------------------------------     ------------------------------------
CALENDAR YEAR NET SALES OF THE PRODUCT     DISTRIBUTION FEE (AS A PERCENTAGE OF
                                           SUCH NET SALES)
--------------------------------------     ------------------------------------
$[**] - $[**]                                     [**]%
--------------------------------------     ------------------------------------
$[**] - $[**]                                     [**]%
--------------------------------------     ------------------------------------
$[**] - $[**]                                     [**]%
--------------------------------------     ------------------------------------
$[**] - $[**]                                     [**]%
--------------------------------------     ------------------------------------
Greater than $[**]                                [**]%
--------------------------------------     ------------------------------------

For purposes of the foregoing table, Net Sales of Product containing the Compound (as defined as of the Effective Date) and Product containing an Accepted Potential Field Analog shall be counted separately in determining the applicable distribution fee rate. The Parties acknowledge and agree that the Patent Rights and Know-How licensed pursuant to this Agreement justify distribution fee rates of differing amounts with respect to the sales of Products, which rates could be applied separately to Products involving the exercise of such Patent Rights and/or the incorporation of such Know-How, and that, if such distribution fees were calculated separately, distribution fees relating to Patent Rights and distribution fees relating to Know-How would last for different terms. Notwithstanding the foregoing, the Parties have determined, for reasons of convenience, that blended distribution fee rates for the Patent Rights and the Know-How licensed hereunder, as set forth above, will apply during a single distribution fee term. Millennium acknowledges and agrees that nothing in this Agreement (including, without limitation, any exhibits or attachments hereto) shall be construed as representing an estimate or projection of either (a) the number of Products that will or may be successfully Developed or Commercialized or (b) anticipated sales or the actual value of any Product and that the figures set forth in this Section 8.3(a) or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define OBI's distribution fee payment obligations to Millennium in the event such sales performance is achieved.

     (b) APPLICABILITY OF DISTRIBUTION FEE RATES TO NET SALES IN THE LICENSE TERRITORY. Distribution fees on aggregate Net Sales of the Product in the License Territory in a calendar year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels above during such calendar year. For example, if, during a calendar year, Net Sales of the Product were equal to $[**], the distribution fees payable by OBI would be calculated by adding (i) the distribution fees with respect to the first $[**] at the first level percentage of [**] percent ([**]%) ($[**] x [**] = $[**]), (ii) the distribution fees with respect to the next $[**] at the second level percentage of [**] percent ([**]%) ($[**] x [**] = $[**]), and (iii) the distribution fees with respect to the final $[**] at the third level percentage of [**] percent ([**]%) ($[**] x [**] = $[**]), for a total distribution fee amount of $[**].

     (c) DISTRIBUTION FEE TERM AND ADJUSTMENTS. The obligations of OBI to make distribution fee payments at the full rates recited in Section 8.3(a) shall commence upon the First Commercial Sale of the Product in the License Territory by OBI, its Affiliates or sublicensees, and shall continue on a country-by-country basis except as provided below. Subject to the EU Co-Promotion Option terms set forth in Section 6.1, Millennium shall not Commercialize the Product in any country in the License Territory prior to the later of (i) the date that is [**] after the First Commercial Sale in that country and (ii) the date upon which there are no Millennium Product Patent Rights and no OBI Patent Rights Covering the Product in such country and there is no continuing disclosure of Millennium Product Know-How hereunder (such date referred to herein as the "Non-Exclusive Date"). In the event that Millennium commences Commercialization of the Product in a country in the License Territory on or after the Non-Exclusive Date ("Millennium Market Entry"), the licenses granted to OBI under Section 3.1(b) shall become fully-paid up non-exclusive licenses to Commercialize the Product in the Field in such country and no distribution fees shall be due to Millennium with respect to Net Sales by OBI, its Affiliates and sublicensees in such country on or after Millennium Market Entry. On a country-by-country basis, in the event there is no longer Market Exclusivity in a country of the License Territory and, at any time thereafter, the market share of the Product in such country is (i) less than [**] percent ([**]%) but greater than [**] percent ([**]%), then the distribution fee rates used to determine the distribution fees payable to Millennium in such country under this Section 8.3 shall be reduced to [**] percent ([**]%) of the applicable distribution fee rates and (ii) less than [**] percent ([**]%), then the distribution fee rates used to determine the distribution fees payable to Millennium in such country under this Section 8.3 shall be reduced to [**] percent ([**]%) of the applicable distribution fee rates (not taking into account any prior reduction under Section 8.3(c)(i)). Thereafter, if the market share of the Product increases to a level above one of the foregoing thresholds, the distribution fee rate reduction shall then be adjusted or eliminated as appropriate. For purposes of this Section 8.3(c), the market share of the Product in a country shall be calculated in accordance with the formula A/(A+B), where A represents the gross sales of the Product in such country expressed in United States dollars and B represents the gross sales of all other products containing the Compound in such country expressed in United States dollars. Data regarding gross sales shall be obtained from a mutually acceptable vendor of such data using a mutually acceptable research methodology, such as IMS Health Data Corp. or some other comparable entity.

     (d) BLOCKING THIRD PARTY PATENT RIGHTS. If the Development, Manufacture or Commercialization of the Product by OBI in accordance with this Agreement infringes Blocking Third Party Patent Rights, the applicable distribution fees will be reduced by [**]% of the amount of any royalties, and any portions of other license fees or other payments reasonably allocable to the Development, Manufacture and Commercialization of the Product in the License Territory, paid by OBI to the Third Party that owns or controls such Blocking Third Party Patent Rights to license such Patent Rights for the Development, Manufacture and Commercialization of the Product in the Field in the License Territory; PROVIDED, HOWEVER, that, on a country-by-country basis, in no event shall the distribution fees payable to Millennium with respect to Net Sales in a country for any calendar quarter be reduced in aggregate, through the reductions set forth in Sections 8.3(c) and this Section 8.3(d) (but excluding any distribution fee reduction resulting from a Millennium Market Entry), by more than the Applicable Percentage of the distribution fees otherwise payable by OBI to Millennium for such calendar quarter as calculated pursuant to Sections 8.3(a) and 8.3(b). In the event that any reduction is limited by the proviso at the end of the immediately preceding sentence, OBI shall be entitled to carry the unused portion of such reduction forward to subsequent calendar quarters, subject to the application of the limitation set forth in such proviso to such subsequent calendar quarters. As used herein, "Applicable Percentage" shall mean (i) [**] percent ([**]%) if the distribution fee rates applicable to Net Sales in such country during such calendar quarter have been reduced by [**] percent ([**]%) as provided in Section 8.3(c) based on the market share of the Product in such country being less than [**] percent ([**]%) after there is no longer Market Exclusivity in such country or (ii) [**] percent ([**]%) otherwise.

     (e) For clarity, the amounts payable by OBI pursuant to Section 8.6 shall not be deemed to be payments to a Third Party that owns or controls Blocking Third Party Patent Rights for purposes of Section 8.3(d). Upon the earlier to occur of (i) termination of this Agreement or (ii) the expiration (whether by the terms of this Agreement or by operation of Law) of all payment obligations under Section 8.3 of this Agreement, Millennium shall pay to OBI the total unused portion of all reductions provided for in Section 8.3(d) in equal quarterly installments over a three-year period.

     Section 8.4 DISTRIBUTION FEE REPORTS; PAYMENTS. Within 20 Business Days after the end of each calendar quarter for which distribution fees are payable by OBI to Millennium with respect to Net Sales in the License Territory pursuant to Section 8.3, OBI shall submit to Millennium a report, on a country-by-country basis, providing in reasonable detail an accounting of all Net Sales (including an accounting of all unit sales of the Product) made during such calendar quarter and the calculation of the applicable distribution fees under Section
8.3. Within 20 Business Days after the submission of such report, OBI shall pay to Millennium all distribution fees payable by it under Section 8.3 as indicated in the report.

     Section 8.5 LICENSE MAINTENANCE PAYMENTS FOR ASIA. In the event that OBI has not achieved the following milestones with respect to the Development of the Product in Japan on or before the milestone deadlines set forth below, OBI shall pay Millennium the license maintenance payments set forth below; PROVIDED THAT OBI may elect not to pay such license maintenance payments, in which case the licenses granted by Millennium to OBI in Section 3.1 shall terminate with respect to Asia.

------------------------------           ------------------  ------------------
Milestone                                Milestone Deadline  License Maintenance
                                                             Payment
------------------------------           ------------------  ------------------
Acceptance for filing of                 [**]                [**]
application for Regulatory
Approval of the Product in
Japan for the First Indication

Regulatory Approval of the Product in    [**]                [**]
Japan for the First Indication and
First Commercial Sale of the Product
in Japan
------------------------------           ------------------  ------------------

If there is a delay in the achievement of either Milestone set forth above due to a Force Majeure Event, the time required for achievement of such delayed milestone shall be extended for a period equal to the period of such delay. OBI shall give Millennium prompt notice of such Force Majeure Event and a good faith estimate of the continuing effect of such Force Majeure Event and the duration of OBI's nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such Force Majeure Event as rapidly as possible. For purposes of this Section 8.5, "Force Majeure Event" shall mean any event that is caused by or results from causes beyond the reasonable control of OBI, including without limitation the following to the extent such events are beyond OBI's reasonable control: (i) fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotion, strikes, or acts of God;
(ii) material change in applicable regulatory rules or processes (e.g., elimination of ability to use bridging studies); or (iii) failure of the regulatory agency to act within timeframes prescribed by the applicable regulations.

     Section 8.6 EXISTING THIRD PARTY AGREEMENT PAYMENTS. OBI shall reimburse Millennium for the payments set forth on EXHIBIT I as updated to reflect changes to Existing Third Party Agreements pursuant to Sections 3.4 and 3.5 (the "Existing Third Party Agreement Payments") that are made by Millennium to Third Parties under the Existing Third Party Agreements based on the Development, Manufacture or Commercialization of the Product in the License Territory and related activities pursuant to this Agreement, which payments are paid by Millennium during the prior calendar quarter. Millennium shall invoice OBI for such payment amounts quarterly, and OBI shall pay such invoices within 30 days after receipt of Millennium's invoices. As further described in EXHIBIT I, if any Existing Third Party Agreement Payments paid by Millennium are based on Development or Commercialization milestones that relate both to the License Territory and to the United States, and such amounts are not allocated in the Existing Third Party Agreements between United States Development, Manufacture, Commercialization and related activities and License Territory Development, Manufacture, Commercialization and related activities, then [**]% of such amounts shall be allocated to the United States and [**]% of such amounts shall be allocated to the License Territory and OBI's obligations under this Section
8.6 with respect to such amounts shall only apply to the portion allocated to the License Territory. The Parties shall establish such procedures as are reasonably necessary to permit them to reconcile Millennium's actual payments pursuant to the Existing Third Party Agreements with OBI's payments to Millennium under this Section 8.6.

     Section 8.7 AUDITS. Each Party shall keep complete and accurate records of the items underlying Development Costs, Net Sales, Fully Allocated Supply Cost, Existing Third Party Agreement Payments and Blocking Third Party Patent Rights royalties, other license fees and other payments relating to the reports and payments required by Sections 4.6, 8.3 and 8.6. Each Party will have the right annually at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon reasonable notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under Sections 4.6, 8.3 and 8.6 within the prior thirty-six (36) month period. If the review of such records reveals that the other Party has failed to accurately report information pursuant to Section 4.6, 8.3 or 8.6, then the other Party shall promptly pay to the auditing Party any resulting amounts due under Section 4.6, 8.3 or 8.6 together with interest calculated in the manner provided in Section 8.12. If any such discrepancies are greater than five percent (5%) of the amounts actually due for a calendar quarter under Section 4.6, 8.3 or 8.6, the other Party shall pay all of the costs of such review.

     Section 8.8 TAX MATTERS.

     (a) OBI will make all payments to Millennium under this Agreement without deduction or withholding except to the extent that any such deduction or withholding is required by United States law to be made on account of Taxes (as that term is defined in Section 8.8(e) below).

     (b) Any Tax required to be withheld under United States law on amounts payable under this Agreement will promptly be paid by OBI on behalf of Millennium to the appropriate governmental authority, and OBI will furnish Millennium with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Millennium. OBI will give notice of its intention to begin withholding any such Tax in advance and cooperate to use reasonable and legal efforts to reduce such Tax on payments made to Millennium hereunder.

     (c) OBI and Millennium will cooperate with respect to all documentation required by any United States government taxing authority or reasonably requested by OBI to secure a reduction in the rate of applicable withholding Taxes.

     (d) If OBI had a duty to withhold Taxes in connection with any payment it made to Millennium under this Agreement but OBI failed to withhold, and such Taxes were assessed against and paid by OBI, then Millennium will indemnify and hold harmless OBI from and against such Taxes (including interest). If OBI makes a claim under this Section 8.8(d), it will comply with the obligations imposed by Section 8.8(b) as if OBI had withheld Taxes from a payment to Millennium.

     (e) Solely for purposes of this Section 8.8, "Tax" or "Taxes" means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by the federal government of the United States.

     Section 8.9 UNITED STATES DOLLARS. All dollar ($) amounts specified in this Agreement are United States dollar amounts.

     Section 8.10 CURRENCY EXCHANGE. All payments to be made by OBI to Millennium shall be made in U.S. Dollars, to a Millennium bank account able to receive U.S. Dollars. Distribution fee payments by OBI to Millennium shall be converted to U.S. Dollars in accordance with the following: the rate of currency conversion shall be calculated using a simple average of mid-month and month-end rates as provided by Brown Brothers Harriman, 59 Wall Street, NY, NY 10005, for each relevant period, or if such rate is not available, the spot rate as published by The Wall Street Journal, Eastern Edition for such accounting period. This method of conversion is and shall be consistent with OBI's then current methods. OBI shall give Millennium prompt written notice of any changes to OBI's customary and usual procedures for currency conversion, which shall only apply after such notice has been delivered and provided that such changes continue to maintain a set methodology for currency conversion.

     Section 8.11 BLOCKED PAYMENTS. In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for OBI or its Affiliate or sublicensee to transfer, or have transferred on its behalf, distribution fees or other payments to Millennium, OBI shall promptly notify Millennium of the conditions preventing such transfer and such distribution fees or other payments shall be deposited in local currency in the relevant country to the credit of Millennium in a recognized banking institution designated by Millennium or, if none is designated by Millennium within a period of 30 days, in a recognized banking institution selected by Millennium or its Affiliate or sublicensee, as the case may be, and identified in a notice given to Millennium.

     Section 8.12 LATE PAYMENTS. The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of [**] per month or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due and compounded monthly.

     Section 8.13 NO OVERLAPPING DISTRIBUTION FEES. Notwithstanding any other provision of this Agreement, in no event shall any distribution fee provided for under any Section of this Agreement be paid with respect to any sale of a specific Product to the extent a distribution fee has been paid pursuant to any other Section of this Agreement with respect to such sale of the same specific Product provided that the higher distribution fee is paid, provided that the foregoing shall not apply to the payment of sales milestones under Section 8.2.

     Section 8.14 REPORTING. For all financial budgeting and actual reporting requirements, the J&J universal reporting calendar will be used by OBI to establish monthly, quarterly and annual time periods. This requirement would relate to Net Sales reporting, distribution fee calculations, expense recognition, and Development Cost reporting. Millennium will use the calendar year to establish monthly, quarterly and annual time periods for all of its financial budgeting and actual reporting requirements. Each Party will notify the other of any change in its reporting calendar.

     Section 8.15 RESOLUTION OF DISPUTES. In the event there is a dispute, claim or controversy relating to any financial obligation by one Party to the other Party pursuant to this Agreement, such Party shall provide such other Party with written notice setting forth in reasonable detail the nature and factual basis for such good-faith dispute and each Party agrees that it shall seek to resolve such dispute within 10 Business Days of the date such written notice is received. In the event that no such resolution is reached by the Parties, the dispute shall be resolved through the procedures set forth in Article XIII. Notwithstanding any other provision of this Agreement to the contrary, the obligation to pay any reasonably disputed amount shall not be deemed to have been triggered until such dispute is resolved hereunder, PROVIDED THAT all amounts that are not in dispute shall be paid in accordance with the provisions of this Agreement.

                                   ARTICLE IX

         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

     Section 9.1 OWNERSHIP OF INVENTIONS.

     (a) SOLE INVENTIONS. Each Party shall exclusively own all inventions made solely by such Party, its employees, agents and consultants ("Sole Inventions"). Sole Inventions made solely by OBI, its employees, agents and consultants are referred to herein as "OBI Sole Inventions". Sole Inventions made solely by Millennium, its employees, agents and consultants are referred to herein as "Millennium Sole Inventions".

     (b) JOINT INVENTIONS. The Parties shall jointly own all inventions made jointly by employees, agents and consultants of OBI and employees, agents and consultants of Millennium, on the basis of each Party having an undivided interest in the whole ("Joint Inventions").

     (c) INVENTORSHIP. For purposes of determining whether an invention is an OBI Sole Invention, a Millennium Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent laws.

     Section 9.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

     (a) SOLELY-CONTROLLED PATENT RIGHTS. Each Party shall have the first right and option to file and prosecute any Patent Rights Covering the Product in the Field in the License Territory solely Controlled by it. If the Controlling Party elects not to undertake the filing, prosecution and/or maintenance of any Solely-Controlled Patent Rights Covering the Product in the Field in the License Territory (or, after commencement of such filing, prosecution and/or maintenance, desires to cease the prosecution or the maintenance of any solely-Controlled Patent Rights Covering the Product in the Field in the License Territory), then the Controlling Party shall notify the other Party of such election and such other Party shall be entitled to file, prosecute and/or maintain such solely-Controlled Patent Rights Covering the Product in the Field in the License Territory in the name of the Controlling Party.

     (b) JOINT PATENT RIGHTS. Millennium shall have the first right to take the lead in the filing, prosecution and maintenance of Joint Patent Rights Covering the Product in the Field in the License Territory. If Millennium elects not to undertake the filing, prosecution and/or maintenance of any Joint Patent Rights Covering the Product in the Field in the License Territory (or, after commencement of such filing, prosecution and/or maintenance, desires to cease the prosecution or the maintenance of any Joint Patent Rights Covering the Product in the Field in the License Territory), then Millennium shall notify OBI of such election and OBI shall be entitled to file, prosecute and/or maintain such Joint Patent Rights Covering the Product in the Field in the License Territory.

     (c) COSTS AND EXPENSES. OBI shall reimburse Millennium for all Patent Costs incurred by Millennium with respect to Millennium Product Patent Rights in the Field and Joint Patent Rights Covering the Product in the Field in the License Territory (other than the EU and Asia). All Patent Costs incurred by the Parties with respect to Millennium Product Patent Rights, OBI Patent Rights and Joint Patent Rights in the Field in Asia and the EU shall be shared in the same proportion as Development Costs. OBI shall bear its own Patent Costs with respect to OBI Patent Rights Covering the Product in the License Territory (other than the EU and Asia). OBI may elect not to be responsible for prospective Patent Costs with respect to Millennium Product Patent Rights in the Field in the License Territory for which OBI would otherwise be obligated to reimburse Millennium under this Section 9.2(c) by giving Millennium 30 days prior written notice of such election identifying the specific Millennium Product Patent Rights to which such election pertains, in which event any such Millennium Product Patent Rights in the Field in the License Territory that would otherwise constitute Solely-Controlled Millennium Product Patent Rights shall thereafter be excluded from Millennium Product Patent Rights (i.e., OBI shall no longer have any license to such Patent Rights under this Agreement). Patent Costs shall be reconciled on a quarterly basis within 20 Business Days after the end of each calendar quarter and payment shall be made by the Party owing payment to the other Party based on such reconciliation within 40 Business Days after the end of such calendar quarter.

     (d) COOPERATION. Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of patents and patent applications pursuant to this Section 9.2. The Party responsible for preparing, filing, prosecuting and/or maintaining Patent Rights Covering the Product in the Field in the License Territory shall provide the other Party with advance copies (which may be in draft form) of all material filings as well as copies of all material correspondence from the relevant patent office, in each case relating to such Patent Rights, and shall consider in good faith all comments from such other Party relating to such filings and correspondence.

     Section 9.3 THIRD PARTY INFRINGEMENT.

     (a) NOTICE. Each Party shall promptly report in writing to the other Party during the Term any known or suspected (i) infringement of any of the Millennium Product Patent Rights in the Field, OBI Patent Rights Covering the Product in the Field or Joint Patent Rights Covering the Product in the Field in the License Territory or (ii) unauthorized use of any of the Millennium Product Know-How relating to the Product in the Field, OBI Know-How or Joint Know-How relating to the Product in the Field in the License Territory of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

     (b) INITIAL RIGHT TO ENFORCE. Subject to Section 9.3(c) below and the provisions of any Third Party license agreement under which Millennium's rights in Millennium Product Patent Rights or OBI's rights in OBI Patent Rights are granted, (i) Millennium shall have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Millennium Intellectual Property and OBI's rights in Joint Intellectual Property Covering the Product in the Field in the License Territory and (ii) OBI shall have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the OBI Intellectual Property other than OBI's rights in Joint Intellectual Property Covering the Product in the Field in the License Territory.

     (c) STEP-IN RIGHT. Subject to the provisions of any Third Party license agreement under which Millennium's rights in Millennium Product Patent Rights are granted or OBI's rights in OBI Patent Rights are granted, if the Party with the first right to enforce (the "Initial Enforcement Rights Party") the Millennium Intellectual Property Covering the Product in the Field in the License Territory or the OBI Intellectual Property Covering the Product in the Field in the License Territory fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant to
Section 9.3(b) above within 90 days after becoming aware of the basis for such suit or action, then the other Party (the "Secondary Enforcement Rights Party") may, in its discretion, provide the Initial Enforcement Rights Party with written notice of such Secondary Enforcement Rights Party's intent to initiate a suit or take other appropriate action. If the Secondary Enforcement Rights Party provides such notice and the Initial Enforcement Rights Party fails to initiate a suit or take such other appropriate action within 30 days after receipt of such notice from the Secondary Enforcement Rights Party, then the Secondary Enforcement Rights Party shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Millennium Intellectual Property Covering the Product in the Field in the License Territory or the OBI Intellectual Property Covering the Product in the Field in the License Territory. For clarity, neither Party shall have any right to initiate suits or take other actions to protect the other Party's Patent Rights or Know-How in the United States.

     (d) CONDUCT OF CERTAIN ACTIONS; COSTS. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 9.3(b) or 9.3(c). If required under applicable law in order for the initiating Party to initiate and/or maintain such suit, the other Party shall join as a party to the suit. Such other Party shall offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The initiating Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to Sections 9.3(b) and 9.3(c), including without limitation the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

     (e) RECOVERIES. With respect to any suit or action referred to in Sections 9.3(b) and 9.3(c), any recovery obtained as a result of any such proceeding, by settlement or otherwise, shall be applied in the following order of priority:

          (i) first, the Parties shall be reimbursed for all costs incurred in connection with such proceeding paid by the Parties and not otherwise recovered; and

          (ii) second, any remainder shall be paid 50% to the Party initiating the suit or action and 50% to the other Party.

     Section 9.4 PATENT INVALIDITY CLAIM. If a Third Party at any time asserts a claim that any Millennium Product Patent Rights in the Field or OBI Patent Rights Covering the Product in the Field are invalid or otherwise unenforceable (an "Invalidity Claim"), control of the response to such claim in the Field in the License Territory shall, as between the Parties, be determined in the same manner as enforcement rights with respect to such Millennium Product Patent Rights Covering the Product in the Field in the License Territory or OBI Patent Rights Covering the Product in the Field in the License Territory are determined pursuant to Sections 9.3(b) and 9.3(c), with the time periods set forth in
Section 9.3(c) shortened where necessary to provide the Secondary Enforcement Rights Party sufficient time to respond without a loss of rights, and the non-controlling Party shall cooperate with the controlling Party in the preparation and formulation of such response, and in taking other steps reasonably necessary to respond, to such Invalidity Claim. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld. If an Invalidity Claim arises in connection with a suit or action referred to in Section 9.3(b) or 9.3(c), the Parties shall confer with one another regarding the appropriateness of having the Party that is controlling such suit or action in accordance with
Section 9.3(b) or Section 9.3(c) continue to control such suit or action and the sharing of cost and expenses with respect to such suit or action; provided that in the absence of any agreement by the Parties to the contrary, control of the Invalidity Claim shall remain with the same Party, and the costs and expenses of responding to the Invalidity Claim shall be borne by the Parties in accordance with the provisions of Section 9.3. If the Invalidity Claim does not arise in connection with a suit or action referred to in Section 9.3(b) or 9.3(c), the costs and expenses of responding to the Invalidity Claim shall be treated as Development Costs and borne by the Parties accordingly.

     Section 9.5 CLAIMED INFRINGEMENT. In the event that a Party becomes aware of, or as of the Effective Date is aware of, any claim that the practice by either Party of Millennium Intellectual Property Covering the Product in the Field or OBI Intellectual Property Covering the Product in the Field in the Development, Manufacture or Commercialization of the Product infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall cooperate and shall mutually agree upon an appropriate course of action and any settlement of such claim. Each Party shall have an equal right to participate in any settlement discussions that are held with such Third Parties. If there is a dispute between the Parties as to whether or not a Third Party Patent Right Covers the Product, the Parties agree to select an independent patent counsel to decide whether or not the subject Third Party Patent Right Covers the Product. The Parties agree that if such patent counsel determines that the subject Third Party Patent Right Covers the Product, they will accept such determination for purposes of Section 8.3(d). If the decision is that the subject Third Party Patent Right does not Cover the Product, either Party may still obtain a license, but shall be completely responsible for any payment obligations to the Third Party. Each Party shall provide to the other Party copies of any notices it receives or has received from Third Parties regarding any patent nullity actions, any declaratory judgment actions and any alleged infringement or misappropriation of Third Party intellectual property relating to the Development, Manufacture or Commercialization of the Product. Such notices shall be provided promptly, but in no event after more than 15 days following receipt thereof or, with respect to notices received prior to the Effective Date, within 15 days after the Effective Date.

     Section 9.6 PATENT TERM EXTENSIONS. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension (including those extensions available under the Supplementary Certificate of Protection of Member States of the EU and other similar measures in any other country) wherever applicable to Patent Rights in the License Territory Controlled by either Party that Cover the Product in the Field. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue in the License Territory, the patent and/or the claims of the patent shall be selected on the basis of the scope, enforceability and remaining term of the patent in the relevant country or region. All filings for such extensions shall be made by the Party Controlling such patent or, in the case of Joint Patent Rights Covering the Product, by the Party responsible for filing, prosecuting and maintaining such Patent Rights in accordance with Section 9.2(b).

     Section 9.7 PATENT MARKING. Each Party agrees to comply with the patent marking statutes in each country in which the Product is sold by such Party, its Affiliates and/or its sublicensees.

     Section 9.8 TRADEMARKS.

     (a) Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names and logos.

     (b) The GCT shall develop and propose, and the JSC shall consider and approve, one or more Product Trademark(s) (including the VELCADE mark) for use throughout the License Territory. The Product shall be promoted and sold, in accordance with the provisions of this Agreement, in the License Territory under the VELCADE mark unless the VELCADE mark cannot be legally used to promote and sell the Product in a country in the License Territory, in which case an alternative Product Trademark proposed by the GCT and approved by the JSC shall be used in such country. Millennium (or its local Affiliates, as appropriate) shall own and retain all rights to Product Trademark(s), and all goodwill associated therewith throughout the License Territory and the United States. Millennium shall also own rights to any Internet domain names incorporating the applicable Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address. Millennium hereby grants to OBI a royalty-free, fully paid up exclusive license to use the Product Trademark(s) and such Internet domain names solely for the purpose of the Development and Commercialization of the Product in the License Territory subject to Millennium's right to use the Product Trademark(s) and internet domain names solely for the purposes of Millennium's right to Co-Promote the Product in the Major European Countries pursuant to this Agreement. In addition, Millennium shall not use the Product Trademark(s) to identify products other than the Product.

     (c) The Parties agree that the quality of the Product and the Manufacture and Commercialization thereof shall be consistent with the highest standards of quality in the pharmaceuticals industry. In addition, OBI shall comply strictly with Millennium's trademark style and usage standards that Millennium communicates to OBI from time to time in connection with OBI's use of the Product Trademarks. OBI shall at its own expense, at the request of Millennium from time to time, submit to Millennium for approval a reasonable number of production samples of the Product and related packaging materials, other than those Products Manufactured by or on behalf of Millennium. In the event that Millennium reasonably objects to the usage of the Product Trademark(s) owned by it in connection with any sample (other than samples produced by or on behalf of Millennium), it shall give written notice of such objection to OBI within sixty
(60) days of receipt by Millennium of such sample, specifying the way in which such usage of its Product Trademark(s) fails to meet the style, usage or quality standards for the Product set forth in the first two sentences of this Section 9.8(c), and OBI shall immediately cease sale and distribution of any units of the Product that fail to meet the style, usage or quality standards in the same manner as the sample objected to by Millennium. If OBI wishes to continue to distribute and sell such Product, it must remedy the failure and submit further samples to Millennium for approval.

     (d) To the extent permitted by local law, OBI (through Affiliates, as appropriate) shall include Millennium's name (or its local Affiliate's name) with equal prominence, or as close thereto as permitted by local law, on all Product packaging and other materials related to the Product in the License Territory.

     (e) Millennium will use Diligent Efforts to establish, maintain and enforce the Product Trademarks during the Term in all countries in the License Territory. If Millennium elects not to undertake to establish, maintain and enforce the Product Trademarks during the Term in all countries in the License Territory in any given instance (or, after commencement of such establishment, maintenance and/or enforcement, desires to cease such prosecution, maintenance or enforcement in any given instance), then Millennium shall notify OBI of such election and OBI shall be entitled to establish, maintain and enforce the Product Trademarks in such instance. OBI shall be responsible for [**]% of the costs of establishment, maintenance and enforcement efforts in the License Territory and OBI shall reimburse Millennium for all such costs incurred by Millennium within 20 Business Days after receiving an invoice from Millennium for such costs accompanied by reasonable substantiation thereof.

     (f) In the event either Party becomes aware of any infringement of any Product Trademark by a Third Party, such Party shall promptly notify the other Party and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including, without limitation, by the institution of legal proceedings against such Third Party.

     (g) As security for the payment and performance of the Obligations (as defined below), Millennium hereby grants to OBI a security interest in all of Millennium's right, title and interest, in and to (but none of its obligations or liabilities with respect to ) the items and types of present and future property described below, whether now owned or hereafter created or acquired:
(a) Product Trademarks owned by Millennium (other than Product Trademarks existing under United States Law); (b) Internet domain names incorporating any Product Trademark(s) or any variation or part of such Product Trademark(s) as its URL address or any part of such address; (c) agreements relating solely to the items specified in clauses (a) or (b); and (d) good will relating to the items specified in clauses (a), (b) and (c) (collectively, the "Secured Assets").

     As used herein, "Obligations" means all liabilities, obligations, damages, costs, fees and all expenses suffered or incurred by OBI on account of, arising from, relating to or in connection with any Millennium Event of Default.

     Following the occurrence and during the continuance of a Millennium Event of Default, OBI shall be permitted to exercise all rights and remedies available to it under any non-U.S. law equivalent to the United States Uniform Commercial Code ("UCC") with respect to the Secured Assets.

     Millennium hereby authorizes OBI to execute and deliver, and to file and record in the proper filing and recording places, at OBI's sole expense, all such instruments, as reasonably necessary for perfecting the security interest granted hereunder that (a) indicate the collateral as the Secured Assets and (b) contain any other information required for the sufficiency or filing office acceptance of any financing statement amendment or similar filing. Millennium further agrees to take any other action, at the cost of OBI, reasonably requested by OBI to insure the attachment, perfection and first priority of, and the ability of OBI to enforce, OBI's security interest in any and all of the Secured Assets.

                                   ARTICLE X

                          CONFIDENTIALITY AND PUBLICITY

     Section 10.1 CONFIDENTIAL INFORMATION. During the term of this Agreement and for a period of [**] years after any termination or expiration hereof, each Party agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party. As used herein, "Confidential Information" shall mean all trade secrets or confidential or proprietary information of the disclosing Party designated as such in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the disclosing Party to the receiving Party. Notwithstanding the foregoing, information which is orally or visually disclosed to the receiving Party by the disclosing Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the disclosing Party, within 30 days after such disclosure, delivers to the receiving Party a written document or documents describing or summarizing such information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers of the receiving Party to whom such disclosure was made. The terms of this Agreement shall be considered Confidential Information hereunder. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 10.1 shall not apply to any Confidential Information that:

     (a) was known by the receiving Party prior to disclosure by the disclosing Party hereunder (as evidenced by the receiving Party's written records or other competent evidence);

     (b) is or becomes part of the public domain through no fault of the receiving Party;

     (c) is disclosed to the receiving Party by a Third Party having a legal right to make such disclosure without violating any confidentiality or non-use obligation that such Third Party has to the disclosing Party; or

     (d) is independently developed by personnel of the receiving Party who did not have access to the Confidential Information (as evidenced by the receiving Party's written records or other competent evidence).

In addition, (x) if either Party is required to disclose Confidential Information of the other Party by regulation, law or legal process, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, such Party shall provide prior notice of such intended disclosure to such other Party if possible under the circumstances and shall disclose only such Confidential Information of such other Party as is required to be disclosed and (y) the Parties (and each employee, representative, or other agent of the Parties) may disclose to any and all persons, without limitation of any kind, the United States federal tax treatment and tax structure of the transactions set forth in this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Parties relating to such tax treatment and tax structure. In addition, either Party may disclose to bona fide potential investors, lenders and acquirors/acquirees, and to such Party's consultants and advisors, the existence and terms of this Agreement to the extent necessary in connection with a proposed equity or debt financing of such Party, or a proposed acquisition or business combination, so long as such recipients are bound in writing to maintain the confidentiality of such information in accordance with the terms of this Agreement.

     Section 10.2 EMPLOYEE, CONSULTANT AND ADVISOR OBLIGATIONS. Each Party agrees that it and its Affiliates shall provide or permit access to Confidential Information received from the other Party and such Party's Affiliates and representatives only to the receiving Party's employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors, and to the employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors of the receiving Party's Affiliates, who in such Party's reasonable judgment have a need to know such Confidential Information to assist the receiving Party with the activities contemplated by this Agreement and who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party pursuant to Section 10.1; provided that Millennium and OBI shall each remain responsible for any failure by its Affiliates, and its and its Affiliates' respective employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors, to treat such Confidential Information as required under Section 10.1 (as if such Affiliates, employees, consultants, advisors and permitted subcontractors, sublicensees and sub-distributors were Parties directly bound to the requirements of Section 10.1).

     Section 10.3 PUBLICITY. Upon the execution of this Agreement, Millennium shall issue a mutually agreed press release regarding the subject matter of this Agreement. After such initial press release, neither Party shall issue a press release or public announcement relating to the Product or this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except that a Party may (a) issue such press release or public announcement if the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party and such press release or public announcement does not contain the other Party's name, (b) issue such a press release or public announcement if required by applicable Law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, and (c) issue such a press release or public announcement regarding any of the matters set forth in EXHIBIT J, in each case under clause (a), (b) or (c) after first notifying the other Party of such planned press release or public announcement at least three Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements made pursuant to the foregoing clause (b), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least three Business Days in advance) for the sole purpose of allowing the other Party to review the proposed press release or public announcement for the inclusion of Confidential Information or the use of its name, PROVIDED that, the Party subject to the requirement shall include in such press release or public announcement made pursuant to the foregoing clause (b) only such information relating to the Product or this Agreement as is required by such applicable Law.

     Section 10.4 PUBLICATIONS. Subject to the restrictions provided below, either Party may publish or present the results of Development carried out on the Product, subject to the prior review by the other Party for patentability and protection of such other Party's Confidential Information. Each Party shall provide to the other Party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations that cover the results of Development of the Product. Each Party shall designate a Person or Persons who shall be responsible for reviewing such publications. Such designated person shall respond in writing promptly and in no event later than 60 days after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed 90 days) to seek patent protection for any material in such publication or presentation that it believes is patentable or to resolve any other issues, and the submitting Party shall remove from such proposed publication any Confidential Information of the other Party as requested by such other Party. With respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties, such materials shall be subject to review under this Section 10.4 to the extent that Millennium or OBI, as the case may be, has the right and ability (after using reasonable efforts) to do so.

                                   ARTICLE XI

       REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS; INDEMNIFICATION

     Section 11.1 EXCLUSIVITY COVENANT. Neither Party nor its Affiliates shall, during the period commencing on the Effective Date and ending on the [**] anniversary thereof, Commercialize any Competing Product in the Field, directly or indirectly, in the License Territory. For purposes of clarity, nothing in this Section 11.1 is intended to restrict either Party or its Affiliates, [**]. If either Party or its Affiliates would violate the provisions of this Section
11.1 as a result of a merger, acquisition or combination with a Third Party, (a) if such Party is OBI, OBI shall, within [**] after the completion of such merger, acquisition or combination, either cease Commercialization of any Competing Product in the Field in the License Territory (whether by divestiture or otherwise) or terminate this Agreement under Section 12.3(a), and (b) if such Party is Millennium, Millennium shall, within [**] after the completion of such merger, acquisition or combination cease Commercialization of any Competing Product in the Field in the License Territory (whether by divestiture or otherwise); PROVIDED, HOWEVER, that in any case such Party shall be permitted to Commercialize such Competing Product in the Field or outside the Field during such [**] period.

     Section 11.2 REPRESENTATIONS OF AUTHORITY. Millennium and OBI each represents and warrants to the other Party that, as of the Effective Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.

     Section 11.3 CONSENTS. Millennium and OBI each represents and warrants to the other Party that, except as set forth in Section 6 of EXHIBIT K and except for any Regulatory Approvals, pricing and/or reimbursement approvals, manufacturing approvals and/or similar approvals necessary for the Development, Manufacture or Commercialization of the Product, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Effective Date.

     Section 11.4 NO CONFLICT. Millennium and OBI each represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement by such Party, the performance of such Party's obligations hereunder and the licenses and sublicenses to be granted by such Party pursuant to this Agreement (a) do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date and applicable to such Party and (b) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date. Each Party shall comply with all Laws applicable to the Development, Manufacture and Commercialization of the Product, including without limitation applicable Drug Regulation Laws, Clinical Investigation Laws and Health Care Laws.

     Section 11.5 ENFORCEABILITY. Millennium and OBI each represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms.

     Section 11.6 SALES REPRESENTATIVES.

     (a) Millennium represents and warrants to OBI that its Sales Representatives in the License Territory will make no statements, claims or undertakings to any person with whom they discuss or promote the Product that are not consistent with, nor provide or use any labeling, literature, or other materials other than, those Promotional Materials provided and currently approved for use by OBI in the Co-Promotion Territory. If at any time OBI notifies Millennium in writing that it no longer approves the use of specified Promotional Materials, Millennium shall immediately take action to remove the Promotional Materials from use by its Sales Representatives and either destroy such materials or return them to OBI. Neither Party shall, nor shall permit any of its Sales Representatives to, make any representation, statement, warranty or guaranty with respect to the Product that is not consistent with the applicable, current package insert of prescribing information or other documentation accompanying or describing the Product, including OBI's standard limited warranty and disclaimers, if any.

     (b) Millennium represents and warrants to OBI that it shall cause its Sales Representatives to comply with the applicable Laws related to the performance of its obligations hereunder, including, but not limited to all relevant EMEA regulations, authorizations and local Laws regarding advertisement, sale and promotion of pharmaceutical products as well as any relevant code of practice, in each case as amended from time to time, and to comply with the policies in OBI's compliance training materials for the Co-Promotion Territory. Millennium shall maintain records of its Sales Representative activities and shall allow representatives of OBI to inspect such records upon request during normal business hours and upon reasonable prior notice.

     Section 11.7 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF MILLENNIUM. Millennium represents and warrants to OBI that, as of the Effective Date:

     (a) The Millennium Product Patent Rights are existing and, to the best of its knowledge, are not invalid or unenforceable, in whole or in part. Millennium
(i) is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Millennium Product Patent Rights and (ii) is not aware of any claim made against it challenging Millennium's Control of the Millennium Product Patent Rights or making any adverse claim of ownership thereof.

     (b) Except as disclosed in Section 1 of EXHIBIT K, Millennium has not granted any license to any Third Party under any of the Product Trademarks, Millennium Product Patent Rights or Millennium Product Know-How to Develop, Manufacture or Commercialize the Product in any field.

     (c) Except for non-exclusive licenses granted by Millennium to its Affiliates, Millennium is the sole and exclusive owner of all right, title and interest in and to the Product Trademarks existing as of the Effective Date. The Product Trademarks are free and clear of any liens, charges and encumbrances.

     (d) Except as disclosed in Section 2 of EXHIBIT K or as otherwise provided in the Existing Third Party Agreements and except for non-exclusive licenses granted by Millennium to its Affiliates and to Third Parties, which grants do not conflict with the license grants to OBI hereunder, to the best of its knowledge, Millennium is the sole and exclusive owner of all right, title and interest in and to the Millennium Product Patent Rights existing as of the Effective Date. The Millennium Product Patent Rights are free and clear of any liens, charges and encumbrances (other than non-exclusive licenses granted by Millennium to Third Parties, which grants do not conflict with the license grants to OBI hereunder). Neither Millennium nor any of its Affiliates or their respective current or former employees has misappropriated any of the Millennium Product Know-How from any Third Party, and Millennium is not aware of any claim by a Third Party that such misappropriation has occurred.

     (e) Except for the agreements listed in Section 3 of EXHIBIT K, neither Millennium nor any of its Affiliates is or has been a party to any agreement with the U.S. federal government or an agency thereof pursuant to which the U.S. federal government or such agency provided funding for the Development of the Product.

     (f) Except as disclosed in Section 4 of EXHIBIT K, to the best of Millennium's knowledge, neither the Development, Manufacture and Commercialization of the Product in the Field as conducted by Millennium on or prior to the Effective Date nor the Development, Manufacture and Commercialization of the Product (as the Product is currently constituted) in the Field as contemplated by this Agreement does or would infringe, interfere with or result in the misappropriation of any intellectual property rights of any Third Party existing as of the Effective Date.

     (g) Except as disclosed in Section 5 of EXHIBIT K, (i) no claim of infringement of the Patent Rights or trademark rights of any Third Party has been made nor, to Millennium's knowledge, threatened against Millennium or any of its Affiliates with respect to the Development, Manufacture or Commercialization of the Product, and (ii) there are no other claims, judgments or settlements against or owed by Millennium or to which Millennium is a party or, to the best of Millennium's knowledge, pending or threatened claims or litigation, in either case relating to the Product.

     (h) Millennium has made available to OBI all material information in its possession or control relating to the Product and the Development, Manufacture and Commercialization of the Product as conducted to date, including without limitation complete and correct copies of the following (to the extent there are any):

               A. Adverse event reports;

               B. Clinical study reports and material study data; and

               C. FDA inspection reports, notices of adverse findings, warning letters, Regulatory Approval filings and letters and other correspondence with the FDA and other Regulatory Authorities.

           (i) All of the studies, tests and pre-clinical and clinical trials of the Product conducted prior to, or being conducted as of, the Effective Date have been and are being conducted in accordance with applicable Laws.

     Section 11.8 EXISTING THIRD PARTY AGREEMENTS. Millennium represents and warrants that prior to the Effective Date Millennium has provided OBI with complete and correct copies of the Existing Third Party Agreements existing as of the Effective Date. To the best of Millennium's knowledge, such agreements remain in full force and effect as of the Effective Date and such agreements are the only agreements as of the Effective Date between Millennium and any Third Party that impose an obligation to pay royalties to a Third Party based on sales of the Product in the Field. Millennium represents and warrants to OBI that, to the best of its knowledge, as of the Effective Date, Millennium is in compliance in all material respects with the terms of the Existing Third Party Agreements, and shall use Diligent Efforts not to take or omit to take any actions that would constitute a breach of the Existing Third Party Agreements or enter into any amendment to any Existing Third Party Agreement, which breach or amendment would be reasonably likely to have a material adverse effect on the Development, Manufacture or Commercialization of the Product. Millennium shall provide OBI promptly with notice of the occurrence of any such breach (or Millennium's receipt of notice of an allegation of any such breach).

     Section 11.9 NO WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE COMPOUND AND THE PRODUCT. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE PRODUCT WILL BE ACHIEVED.

     Section 11.10 NO DEBARMENT. Neither Party nor any of its Affiliates has been debarred or is subject to debarment and neither Party nor any of its Affiliates will use in any capacity, in connection with the Development, Manufacture or Commercialization of the Product, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party's knowledge, is threatened, relating to the debarment or conviction of such Party or any Person used in any capacity by such Party or any of its Affiliates in connection with the Development, Manufacture or Commercialization of the Product.

     Section 11.11 INDEMNIFICATION.

     (a) GENERAL INDEMNIFICATION BY MILLENNIUM. Millennium shall indemnify and hold harmless OBI, its Affiliates and their respective directors, officers, employees and agents (collectively, the "OBI Indemnified Parties"), from, against and in respect of any and all Actions, liabilities, losses, costs (including costs of investigation, defense and enforcement of this Agreement), damages, fines, penalties, Government Orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys' and experts fees and expenses), involving a claim or Action of a Third Party or Governmental Authority (collectively, "Losses"), incurred or suffered by the OBI Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (i) any breach of, or inaccuracy in, any representation or warranty made by Millennium in this Agreement, or any breach or violation of any covenant or agreement of Millennium (including under this Section 11.11) in or pursuant to this Agreement; or (ii) the gross negligence, intentional misconduct or violation of Law by or of Millennium, its Affiliates and their respective directors, officers, employees and agents or any of them, except, in each case, to the extent caused by the gross negligence, willful misconduct or violation of Law of or by OBI or any of the other OBI Indemnified Parties.

     (b) GENERAL INDEMNIFICATION BY OBI. OBI shall indemnify and hold harmless Millennium, its Affiliates and their respective directors, officers, employees and agents (collectively, the "Millennium Indemnified Parties"), from, against and in respect of any and all Losses incurred or suffered by the Millennium Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (i) any breach of, or inaccuracy in, any representation or warranty made by OBI in this Agreement, or any breach or violation of any covenant or agreement of OBI (including under this Section 11.11) in or pursuant to this Agreement; or (ii) the gross negligence, intentional misconduct or violation of Law by or of OBI, its Affiliates and their respective directors, officers, employees and agents or any of them, except, in each case, to the extent caused by the gross negligence, willful misconduct or violation of Law of or by Millennium or any of the other Millennium Indemnified Parties.

     (c) PRODUCT LIABILITY.

          (i) Millennium shall indemnify and hold harmless the OBI Indemnified Parties from, against and in respect of any and all Losses involving a Third Party products liability claim or Action incurred or suffered by the OBI Indemnified Parties or any of them directly or indirectly relating to the Product resulting from or arising out of the gross negligence, willful misconduct, violation of Law or breach of this Agreement of or by Millennium or any of the other Millennium Indemnified Parties, except to the extent caused by the gross negligence, willful misconduct or violation of law of or by OBI or any of the other OBI Indemnified Parties.

          (ii) OBI shall indemnify and hold harmless the Millennium Indemnified Parties from, against and in respect of any and all Losses involving a Third Party products liability claim or Action incurred or suffered by the Millennium Indemnified Parties or any of them directly or indirectly relating to the Product resulting from or arising out of the gross negligence, willful misconduct, violation of Law or breach of this Agreement of or by OBI or any of the other OBI Indemnified Parties, except to the extent caused by the gross negligence, willful misconduct or violation of law of or by Millennium or any of the other Millennium Indemnified Parties.

          (iii) Any Losses involving a Third Party products liability claim or Action (other than such Losses entitled to indemnification under subsection
(c)(i) or (c)(ii)) shall (a) be borne by Millennium to the extent such Losses were incurred with respect to Development, Manufacture or Commercialization of the Product in the U.S. and (b) be borne by OBI to the extent such Losses were incurred with respect to Development, Manufacture or Commercialization of the Product in the License Territory.

     (d) INTELLECTUAL PROPERTY INFRINGEMENT.

          (i) Millennium shall indemnify and hold harmless the OBI Indemnified Parties from, against and in respect of [**] percent ([**]%) of all Past Infringement Damages Losses, incurred or suffered by the OBI Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to Third Party claims involving any actual or alleged infringement of any trademarks, Patent Rights or other intellectual property rights, or misappropriation of trade secrets, of any Third Party in connection with the Development, Manufacture or Commercialization of the Product in the License Territory (other than Past Infringement Damages Losses for which one Party is obligated to indemnify the other Party pursuant to Section 11.11(a) or 11.11(b) and other than portions of such Past Infringement Damages Losses over the Past Infringement Indemnity Limit).

          (ii) In addition to the indemnification in favor of OBI set forth in subsection (d)(i) above, OBI shall be entitled to count as amounts paid by OBI to a Third Party that owns or controls Blocking Third Party Patent Rights for purposes of determining prospective distribution fee reductions under Section 8.3(d):

               A. any amount by which [**] percent ([**]%) of Past Infringement Damages Losses (other than Past Infringement Damages Losses for which one Party is obligated to indemnify the other Party pursuant to Section 11.11(a) or 11.11(b)) exceeds the Past Infringement Indemnity Limit; and

               B. [**] percent ([**]%) of any Losses other than Past Infringement Damages Losses, incurred or suffered by the OBI Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to Third Party claims involving any actual or alleged infringement of any trademarks, Patent Rights or other intellectual property rights, or misappropriation of trade secrets, of any Third Party in connection with the Development, Manufacture or Commercialization of the Product in the License Territory (other than such Losses for which one Party is obligated to indemnify the other Party pursuant to Section 11.11(a) or 11.11(b)).

          (iii) OBI shall indemnify and hold harmless the Millennium Indemnified Parties from, against and in respect of [**] percent ([**]%) of all Losses, incurred or suffered by the Millennium Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to Third Party claims involving any actual or alleged infringement of any trademarks, Patent Rights or other intellectual property rights, or misappropriation of trade secrets, of any Third Party in connection with the Development, Manufacture or Commercialization of the Product in the Field in the License Territory (other than Losses for which one Party is obligated to indemnify the other Party pursuant to Section 11.11(a) or 11.11(b)).

          (iv) As used herein, the terms below shall have the following meanings:

               A. "Past Infringement Damages Losses" shall mean damages, awarded against and paid by the OBI Indemnified Parties or any of them as a result of final court judgment(s) finding, or amounts paid in settlement by the OBI Indemnified Parties reasonably attributable to, infringement of any trademarks, Patent Rights or other intellectual property rights, or misappropriation of trade secrets, of any Third Party in connection with the Development, Manufacture or Commercialization of the Product in the License Territory (other than such Losses for which one Party is obligated to indemnify the other Party pursuant to Section 11.11(a) or 11.11(b)), which infringing Development, Manufacture or Commercialization of the Product in the License Territory occurred in distribution fee periods under this Agreement completed prior to the then-current calendar quarter.

               B. "Past Infringement Indemnity Limit" shall mean the aggregate excess, if any, of (I) all distribution fee payments made by OBI to Millennium in distribution fee periods under this Agreement completed prior to the then-current calendar quarter over (II) the aggregate of all (X) minimum distribution fee payment amounts in such completed distribution fee periods calculated in accordance with Section 8.3(d) and (Y) prior payments made by Millennium pursuant to its indemnification obligations under subsection (d)(i) relating to such completed distribution fee periods.

     (e) CLAIMS FOR INDEMNIFICATION.

          (i) A person entitled to indemnification under this Section 11.11 (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party claim as provided in this Section 11.11 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).

          (ii) Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.

          (iii) The Party not controlling such defense may participate therein at its own expense; PROVIDED THAT if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; PROVIDED FURTHER, HOWEVER, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.

          (iv) The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

          (v) The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

                                  ARTICLE XII

                              TERM AND TERMINATION

     Section 12.1 TERM. Unless terminated earlier in accordance with this
Article XII, this Agreement shall remain in force for the period commencing on the Effective Date and ending upon either (a) the expiration (whether by the terms of this Agreement or by operation of Law) of all payment obligations under
Section 8.3 of this Agreement, if such expiration occurs prior to any Millennium Market Entry, or (b) the date after the occurrence of a Millennium Market Entry upon which OBI elects by written notice to Millennium to cease Commercialization of Product in the License Territory (the "Term").

     Section 12.2 TERMINATION FOR MATERIAL BREACH.

     (a) TERMINATION RIGHT. Upon any material breach of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may terminate this Agreement by providing [**]days' written notice to the Breaching Party if such material breach is a breach of a payment obligation and [**] days' written notice to the Breaching Party in the case of any other material breach. The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period; PROVIDED THAT the Non-Breaching Party may, by notice to the Breaching Party, designate a later date for such termination in order to facilitate an orderly transition of activities relating to the Product. Notwithstanding the foregoing, (i) if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Agreement immediately upon written notice to the Breaching Party; (ii) if such breach (other than a payment breach), by its nature, is curable, but not within the forgoing cure period, then such cure period shall be extended if the Breaching Party provides a written plan for curing such breach to the Non-Breaching Party and uses Diligent Efforts to cure such breach in accordance with such written plan; PROVIDED THAT no such extension shall exceed [**] days without the consent of the Non-Breaching Party; and (iii) in the event of a dispute as to whether performance has been made by either Party pursuant to this Agreement, the relevant cure period with respect thereto shall be tolled pending resolution of such dispute in accordance with the applicable provisions of this Agreement. The Parties agree that for purposes of this Section 12.2, a breach of the representations or warranties of a Party under this Agreement shall not be a cause for termination of this Agreement unless such breach has had or would be reasonably expected to have a material adverse effect on the Development, Manufacture or Commercialization of the Product.

     (b) CERTAIN RIGHTS AND OBLIGATIONS UPON TERMINATION IF OBI IS THE BREACHING PARTY. Without limiting any other legal or equitable remedies that Millennium may have, if OBI is the Breaching Party and Millennium terminates this Agreement in accordance with Section 12.2(a), (i) OBI shall as promptly as commercially practicable transfer to Millennium or Millennium's designee (A) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and pricing and reimbursement approvals) relating to the Development, Manufacture or Commercialization of the Product, (B) copies of all data, reports, records and materials in OBI's possession or control relating to the Development, Manufacture or Commercialization of the Product, including all non-clinical and clinical data relating to the Product, and (C) all records and materials in OBI's possession or control containing Confidential Information of Millennium,
(ii) OBI shall appoint Millennium as OBI's and/or its Affiliates' agent for all Product-related matters involving Regulatory Authorities in the License Territory, (iii) OBI's obligations under Section 11.1 shall survive but in no event longer than the initial [**] period set forth therein, (iv) OBI shall appoint Millennium as its exclusive distributor of the Product in the License Territory, grant Millennium the right to appoint sub-distributors and thereafter, at Millennium's option, supply the Product to Millennium in the License Territory [**] in the License Territory, until such time as all Regulatory Approvals in the License Territory have been transferred to Millennium or Millennium's designee, Millennium has obtained all necessary manufacturing approvals and Millennium has procured or developed its own source of Product supply, (v) the licenses granted to OBI in Section 3.1 shall terminate (except to the extent necessary to enable OBI to perform its obligations under the immediately preceding clause (iv)) and the licenses granted to Millennium under Section 3.2 shall survive (under the terms set forth in Section 3.2), (vi) if Millennium so requests, OBI shall transfer to Millennium any Third Party agreements relating to the Development, Manufacture or Commercialization of the Product to which OBI is a party and (vii) OBI shall continue to fund its share of all budgeted Development Costs during the [**] period following termination, PROVIDED THAT if (x) the [**] period extends beyond the current budget period, the budget for the next period, if any, would be used to determine the amount of OBI's share of Development Costs during such period, PROVIDED, FURTHER THAT, if no such budget exists, the spending rate during such extended period shall be at the same rate and amount as during the period covered by the current budget, and (y) during such [**] period, Millennium shall use commercially reasonable efforts to enter into a collaboration or marketing agreement relating to the Product in the License Territory as promptly as practicable, and if it enters into such an agreement, OBI's continued Development Cost funding obligation shall terminate. OBI shall execute all documents and take all such further actions as may be reasonably requested by Millennium in order to give effect to the foregoing clauses (i) through (vii).

     (c) CERTAIN RIGHTS AND OBLIGATIONS UPON TERMINATION IF MILLENNIUM IS THE BREACHING PARTY. Without limiting any other legal or equitable remedies that OBI may have, if Millennium is the Breaching Party and OBI terminates this Agreement in accordance with Section 12.2(a): (i) Millennium's obligations under Section
11.1 shall survive but in no event longer than the initial [**] period set forth therein; (ii) the licenses granted to OBI in Section 3.1 shall terminate, the licenses granted to Millennium under Section 3.2(a) shall terminate and the licenses granted to Millennium under Section 3.2(b) shall survive but, subject to Section 3.7, shall be royalty-bearing (at a rate to be agreed upon in good faith by the Parties) with respect to sales of Products Covered by such OBI Development Know-How and related OBI Patent Rights inside the Field after the Term (PROVIDED HOWEVER, THAT if the Parties are unable to reach agreement on such royalty rate, the matter shall be submitted to arbitration pursuant to
Section 13.4 and the arbitrator(s) in such arbitration shall base their determination of the appropriate royalty rate based on all relevant factors, including without limitation, (A) then prevailing royalty rates for comparable products, (B) the scope and enforceability of the applicable OBI Patent Rights,
(C) the profit margin for the Product, and (D) other royalty arrangements of OBI or Third Parties for comparable intellectual property); (iii) OBI shall as promptly as commercially practicable transfer to Millennium or Millennium's designee (A) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and pricing and reimbursement approvals) relating to the Development, Manufacture or Commercialization of Products, (B) copies of all data, reports, records and materials in OBI's possession or control relating to the Development, Manufacture or Commercialization of Products, including all non-clinical and clinical data relating to the Product, and (C) all records and materials in OBI's possession or control containing Confidential Information of Millennium; (iv) OBI shall appoint Millennium as OBI's and/or its Affiliates' agent for all Product-related matters involving Regulatory Authorities in the License Territory; and (v) if Millennium so requests, OBI shall transfer to Millennium any Third Party agreements relating solely to the Development, Manufacture or Commercialization of the Product to which OBI is a party. OBI shall execute all documents and take all such further actions as may be reasonably requested by Millennium in order to give effect to the foregoing clauses (i) through (v).

     (d) CERTAIN RIGHTS AND OBLIGATIONS UPON MILLENNIUM EVENT OF DEFAULT. Notwithstanding anything to the contrary set forth in this Agreement, any termination of this Agreement by OBI as a result of the occurrence or continuance of a Millennium Event of Default (including a termination of this Agreement at the election of OBI to treat the Agreement as terminated pursuant to Section 365(n)(1)(A) of the Bankruptcy Code) shall be deemed a termination by OBI pursuant to Section 12.2(a), in which case the provisions of Section 12.2(c) shall apply. For purposes of clarity, if OBI elects, following the rejection of this Agreement in bankruptcy by Millennium, to retain its rights to intellectual property under this Agreement pursuant to Section 365(n) of the Bankruptcy Code, then such rejection by Millennium and such retention of rights by OBI shall not constitute a termination of this Agreement under Article 12.

     Section 12.3 TERMINATION BY OBI UNILATERALLY.

     (a) FOR CONVENIENCE.

          (i) OBI may, upon [**] prior written notice to Millennium, unilaterally terminate this Agreement without cause, in which event this Agreement shall remain in full force and effect until the effective date of such termination.

          (ii) In the event that Regulatory Approval of the Product in the EU has not been obtained prior to [**], then OBI may, upon [**] prior written notice to Millennium, which notice is given by OBI prior to [**], unilaterally terminate this Agreement without cause, in which event this Agreement shall remain in full force and effect until the effective date of such termination.

     (b) SAFETY ISSUES. OBI may, upon [**] prior written notice to the Millennium, unilaterally terminate this Agreement if (i) the withdrawal of the Product from the market in the United States, Japan or one or more of the Major European Countries for all indications and uses (other than compassionate uses requested or required by any Regulatory Authority) for health or safety reasons is commenced by a Party or ordered or required by the FDA, EMEA or other Regulatory Authority, or (ii) substantially all ongoing clinical studies of the Product are ordered or required to be terminated by the FDA or the EMEA. In the event of termination under this Section 12.3(b), this Agreement shall remain in full force and effect until the effective date of such termination.

     (c) EFFECT OF TERMINATION. Upon any termination under this Section 12.3:

          (i) If OBI terminates this Agreement under Section 12.3(a)(i), the provisions of Section 12.2(b), other than clause (vii) shall be applicable;

          (ii) If OBI terminates this Agreement under Section 12.3(a)(ii), the provisions of Section 12.2(b) still apply, provided that the [**] period referred to in clause (vii) and the proviso in clause (vii) shall be [**]; or

          (iii) If OBI terminates this Agreement in accordance with
Section 12.3(b), the following provisions shall apply:

               A. If Millennium agrees to cease the Development, Manufacture and Commercialization of the Product:

                   (1) The Parties shall cooperate in good faith to cease the Development, Manufacture and Commercialization of the Product in all markets as promptly as commercially practicable and in accordance with applicable law;

                   (2) OBI shall be responsible for payment of [**]% of the Withdrawal-Related Costs incurred by the Parties and their Affiliates and Millennium shall be responsible for payment of [**]% of the Withdrawal-Related Costs incurred by the Parties and their Affiliates after the effective date of termination of this Agreement. For purposes of this Agreement, "Withdrawal-Related Costs" shall mean costs directly relating to continued post-marketing surveillance of the Product, all required patient follow up, the cessation of clinical studies of the Product, compassionate use programs and other patient care programs required by Regulatory Authorities as a result of the withdrawal of the Product, and creation and submission of regulatory reports relating to these activities and the withdrawal, but in no event will include Losses subject to indemnification pursuant to Section 11.11; and

                   (3) the licenses granted to OBI in Section 3.1 shall terminate, and the licenses granted to Millennium under Section 3.2 shall terminate.

               B. If Millennium elects not to cease the Development, Manufacture and Commercialization of the Product:

                   (1) The Parties shall cooperate in good faith with respect to the withdrawal of the Product in markets where the Product is or may be withdrawn;

                   (2) OBI shall be responsible for payment of [**]% of the Withdrawal-Related Costs incurred by the Parties and their Affiliates and Millennium shall be responsible for payment of [**]% of the Withdrawal-Related Costs incurred by the Parties and their Affiliates during the period ending [**] after the effective date of termination of this Agreement and, thereafter, Millennium shall be responsible for payment of [**]% of the Withdrawal-Related Costs incurred by the Parties and their Affiliates;

                   (3) subject to OBI's obligations under applicable Law with respect to withdrawal of the Product in markets in the License Territory, OBI shall as promptly as commercially practicable transfer to Millennium or Millennium's designee (A) possession and ownership of all governmental or regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals and pricing and reimbursement approvals) relating to the Development, Manufacture or Commercialization of Products, (B) copies of all data, reports, records and materials in OBI's possession or control relating to the Development, Manufacture or Commercialization of Products, including all non-clinical and clinical data relating to the Product, and (C) all records and materials in OBI's possession or control containing Confidential Information of Millennium;

                   (4) subject to OBI's obligations under applicable Law with respect to withdrawal of the Product in markets in the License Territory, OBI shall appoint Millennium as OBI's and/or its Affiliates' agent for all Product-related matters involving Regulatory Authorities in the License Territory;

                   (5) OBI shall appoint Millennium as its exclusive distributor of the Product in the License Territory, grant Millennium the right to appoint sub-distributors and thereafter, at Millennium's option, supply the Product to Millennium in the License Territory [**], until such time as all Regulatory Approvals in the License Territory have been transferred to Millennium, Millennium has obtained all necessary manufacturing approvals and Millennium has procured or developed its own source of Product supply;

                   (6) if Millennium so requests, OBI shall transfer to Millennium any Third Party agreements relating to the Development, Manufacture or Commercialization of the Product to which OBI is a party; and

                   (7) the licenses granted to OBI in Section 3.1 shall terminate, and the licenses granted to Millennium under Section 3.2 shall continue in effect subject to the terms and conditions of Section 3.2.

OBI and Millennium shall execute all documents and take all such further actions as may be reasonably requested by the other Party in order to give effect to the foregoing clauses (i) and (ii).

     Section 12.4 CERTAIN ADDITIONAL PAYMENTS. If Millennium terminates this Agreement pursuant to Section 12.2(a) or OBI terminates this Agreement pursuant to Section 12.3(a) or (b), then (a) if such termination occurs prior to [**], OBI shall pay Millennium $[**], (b) if such termination occurs between [**], OBI shall pay Millennium $[**], and (c) if such termination occurs between [**], OBI shall pay Millennium $[**]. Such payments shall be made within twenty (20) Business Days after such termination.

     Section 12.5 SURVIVAL. In the event of any expiration or termination of this Agreement, (a) all financial obligations under Articles IV and VIII owed as of the effective date of such expiration or termination shall remain in effect and (b) the provisions set forth in Articles X, XIII and XIV and in Sections 3.6, 3.7, 8.7 through 8.15, 9.1, 11.9, 11.11, 12.2(b), 12.2(c), 12.3(c), 12.4
and 12.5 and all other provisions contained in this Agreement that by their terms survive expiration or termination of this Agreement, shall survive.

                                  ARTICLE XIII

                    FINAL DECISION-MAKING; DISPUTE RESOLUTION

     Section 13.1 REFERRAL TO EXECUTIVE OFFICERS. If for any reason the JSC cannot resolve any matter properly referred to it, either Party may refer the matter to the Executive Officers for resolution. If after discussing the matter in good faith and attempting to find a mutually satisfactory resolution to the issue, the Executive Officers fail to come to consensus within five Business Days after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to in writing by the Executive Officers), the provisions of Sections 13.2, 13.3 and 13.4 shall apply and resolutions reached through such provisions shall be binding on the Parties.

     Section 13.2 FINAL DECISION-MAKING AUTHORITY. If the Executive Officers fail to come to consensus on any matter referred to the Executive Officers within the period for resolution set forth in Section 13.1 (an "Unresolved Matter"), then the following provisions shall apply:

     (a) Subject to the provisions of subsections (b) and (c), Millennium shall have final decision-making authority on all Unresolved Matters.

     (b) OBI shall have final decision-making authority with respect to the following:

          (i) Unresolved Matters relating to Commercialization of the Product in the License Territory, including the Commercialization plans and budgets in the License Territory, PROVIDED THAT the Commercialization plan and budget for the Product in the EU for any calendar year shall meet the minimum requirements on EXHIBIT E and further PROVIDED THAT in no event will Commercialization activities for the Product in the License Territory be inconsistent with the Global Strategic Commercialization Plan; and

          (ii) Unresolved Matters relating to the content of the Product label in the License Territory, subject to Millennium's right to object to the extent set forth in Section 4.4(c).

     (c) Notwithstanding the foregoing provisions of this Section 13.2, neither Party shall have final decision-making authority pursuant to this Section 13.2 with respect to matters (i) over which one or the other of the Parties is expressly allocated decision-making authority elsewhere in this Agreement, or
(ii) set forth in Section 1.21(b), 1.90, 2.5, 2.7, 3.1(d), 3.2(a), 3.2(b),
3.2(c), 3.4(c)(iii), 4.2(b), 4.2(c)(ii), 4.4(b), 4.4(c), 4.4(d), 4.6, 5.9(b),
9.4, 9.5, 9.6, 10.3, 11.11(e)(v), 12.2(a), 12.2(c), 14.3, or 14.8 or EXHIBIT G,
but only to the extent relating to the portion of any such Section that provides that a decision shall not be made without the agreement, approval or consent of one or both of the Parties.

     Section 13.3 DECISIONS TO TERMINATE OR SUSPEND A STUDY BASED ON SAFETY CONCERNS. The Party sponsoring or controlling any clinical study of the Product may terminate or suspend such clinical study if (a) a Regulatory Authority or safety data review board for such clinical study has required such termination or suspension, or (b) if such Party believes in good faith that such termination or suspension is warranted because of safety or tolerability risks to the study subjects. In either case, such Party shall promptly notify the other Party of such termination or suspension, and shall use all reasonable efforts to notify and consult with the other Party prior to taking such action.

     Section 13.4 ARBITRATION.

     (a) Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the rules then pertaining of the CPR Institute for Dispute Resolution for Non-Administered Arbitration (available at www.cpradr.org/arb-rules.htm), or successor ("CPR"), except where those rules conflict with these provisions, in which case these provisions control; PROVIDED THAT specific matters set forth in
Section 1.21(b), 1.90, 2.5, 2.7, 3.4(c)(iii), 4.2(b), 4.4(d), 4.6, 5.9(b), 10.3,
12.2(a), 14.3 and 14.8 but only to the extent relating to the portion of any such Section that provides that a decision shall not be made without the approval or consent of one or both of the Parties shall not be subject to resolution by arbitration under this Section 13.4. Expedited Arbitration Disputes (as defined below) will be handled under the provisions of this Section
13.4 procedure except where a different procedure for such Expedited Arbitration Disputes as to arbitrator selection and dispensing with appeals to an appellate arbitrator is specified in Section 13.4. The arbitration will be held in New York City, New York.

     (b) Other than with respect to Expedited Arbitration Disputes (as defined below), the panel shall consist of three (3) arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least 15 years experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction, and each of whom is experienced in matters regarding contracts of a similar nature. However, if (i) the aggregate of all amounts in dispute is less than [**] dollars ($[**]), (ii) the disputed matter is whether a milestone event under Section 8.1(b) or (c) or Section 8.2 has occurred, (iii) the disputed matter is the existence or continuation of a Force Majeure Event under Section 8.5, (iv) the disputed matter relates to the results of an audit conducted under Section 8.7, or (v) the disputed matter relates to an objection by Millennium to the proposed labeling for the product under Section 4.4(c) (any such dispute, an "Expedited Arbitration Dispute"), then a single arbitrator shall be chosen, having the same qualifications and experience specified above; PROVIDED THAT if resolution of the disputes under subsections (iii) or (iv) above could reasonably be expected to have an economic impact on either party in excess of $[**] then the dispute is not an Expedited Arbitration Dispute. Each arbitrator shall be neutral, independent, disinterested, impartial, shall abide by The CPR-Georgetown Commission Proposed Model Rule for the Lawyer as Third Party Neutral available at www.cpradr.org/cpr-george.html and shall be able to make a commitment to dedicate sufficient time to the arbitration to enable the arbitration to be conducted within the time limits set forth in Section 13.4(c).

     (c) The Parties agree to (1) discuss within thirty (30) days of initiation of the arbitration whether they can select the arbitrator(s) by mutual agreement, after which thirty (30) day period either Party shall be free to refer the selection of the arbitrator(s) to the CPR as provided in Section 13.4(d) if such Party is not satisfied that the Parties will be able to select the arbitrator(s) by mutual agreement in a timely manner, (2) to meet with the arbitrator(s) within forty-five (45) days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than nine (9) months after selection of the arbitrator(s) and in the award being rendered within thirty (30) days of any post-hearing briefing, which briefing will be completed by both sides within thirty (30) days after the conclusion of the hearings, or within sixty (60) days of the conclusion of the hearings if there is no post-hearing briefing.

     (d) In the event the Parties cannot agree upon selection of the arbitrators and the disputed matter is an Expedited Arbitration Dispute, the CPR shall select the arbitrator based on the rankings each party gives the slate proposed by the CPR and any challenges for cause, which the rankings and challenges will be provided by the Parties to the CPR five business days following receipt of the CPR's slate. The CPR will endeavor to make the selection three business days following receipt of the Parties' rankings and challenges. In the event the Parties cannot agree upon selection of the arbitrators and the disputed matter is not an Expedited Arbitration Dispute, the Parties shall select arbitrators as follows: the CPR shall provide the Parties with a list of no fewer than twenty-five (25) proposed arbitrators, each having the credentials referenced above. Within twenty-five (25) days of receiving such list, the Parties shall rank at least sixty-five percent (65%) of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The Parties may then interview the five (5) candidates with the highest combined rankings for no more than one (1) hour each and, following the interviews, may exercise one (1) peremptory challenge each. The panel will consist of the remaining three (3) candidates with the highest combined rankings. In the event these procedures fail to result in the selection of three (3) arbitrators, the CPR shall select the three (3) arbitrators from among the members of the CPR Panel of Distinguished Neutrals, allowing each side challenges for cause and three (3) peremptory challenges.

     (e) In the event the Parties cannot agree upon procedures for conduct of the hearing meeting the schedule set forth in Section 13.4(c), then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accordance with the Section 13.4(c) schedule. In addition, in the event the Parties cannot agree upon procedures for discovery as set forth in subsection (c) above, the arbitrator(s) shall provide that discovery be limited so that the Section 13.4(c) schedule may be met without difficulty and so that neither side obtains more than a total of forty (40) hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serves more than twenty (20) individual requests for documents, including subparts, or twenty (20) individual requests for admission or interrogatories, including subparts. In no event will the arbitrator(s), absent agreement of the Parties, allow more than five (5) days per side for the hearing or more than a total of ten (10) days for the hearing. Multiple hearing days will be scheduled consecutively to the greatest extent possible.

     (f) The arbitrator(s) must render their award by application of the substantive law of the Commonwealth of Massachusetts and are not free to apply "amiable compositeur" or "natural justice and equity." The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either Party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay (subject to all hearsay exceptions set forth in the United States Federal Rules of Evidence), prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence. Except as set forth below, the decision of the arbitrator(s) will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

     (g) In the event the panel's award with respect to a disputed matter other than an Expedited Arbitration Dispute exceeds [**] dollars ($[**]) in monetary damages, then the losing Party may obtain review of the arbitrators' award or decision by a single appellate arbitrator (the "Appeal Arbitrator") selected from the CPR Panels of Distinguished Neutrals by agreement or, failing agreement within seven (7) Business Days, pursuant to the selection procedures specified in paragraph (d) above for Expedited Arbitration Disputes, except that the parties may jointly interview the three candidates with the highest combined ranking and exercise one peremptory challenge each, with the time limits extended 15 days to accomplish this. If CPR cannot provide such services, the Parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within forty-five (45) days following oral argument as specified in this subsection (g). Any such review must be initiated within thirty (30) days following the rendering of the award referenced in subsection (f) above.

     (h) In any arbitration appeal pursuant to subsection (g), the Appeal Arbitrator will make the same review of the arbitration panel's ruling and its bases that the U.S. Court of Appeals of the Circuit where the arbitration hearings are held would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel's award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel's findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the Parties, opening and reply briefs of the Party pursuing the review, and the answering brief of the opposing Party, plus a total of no more than four (4) hours of oral argument evenly divided between the Parties. The Party seeking review must submit its opening brief and any reply brief within seventy-five (75) and one hundred-thirty (130) days, respectively, following the date of the award under review, whereas the opposing Party must submit its responsive brief within one hundred ten (110) days of that date. Oral argument shall take place within five
(5) months after the date of the award under review, and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

     (i) The Parties consent to the non-exclusive jurisdiction of the Federal District Court for the district in Boston, Massachusetts for the enforcement of these provisions and the entry of judgment on any award rendered hereunder (including after review of the Appeal Arbitrator where such an appeal is pursued).

     (j) Each Party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction and replevin, to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

     (k) EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

     (l) EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS' FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     Section 14.1 CHOICE OF LAW. This Agreement shall be governed by and interpreted under, and any court action in accordance with Section 14.7 shall apply, the laws of the Commonwealth of Massachusetts excluding: (a) its conflicts of laws principles; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention"); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

     Section 14.2 NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or
(a) in the case of notices provided between Parties in the continental United States, four days after deposit in the mail or the business day next following deposit with a reputable overnight courier and (b) in the case of notices provided by telecopy (which notice shall be followed immediately by an additional notice pursuant to clause (a) above if the notice is of a default hereunder), upon completion of transmissions to the addressee's telecopier, as follows (or at such other addresses or facsimile numbers as may have been furnished in writing by one of the Parties to the other as provided in this
Section 14.2):

         If to Millennium:     Millennium Pharmaceuticals, Inc.
                               75 Sidney Street
                               Cambridge, Massachusetts 02139-4815
                               U.S.A.
                               Attention: Chief Executive Officer
                               Facsimile No.: (617) 621-0264

         With a copy to:       Millennium Pharmaceuticals, Inc.
                               75 Sidney Street
                               Cambridge, Massachusetts 02139-4815
                               U.S.A.
                               Attention:  General Counsel
                               Facsimile No.: (617) 374-0074

         If to OBI:            Ortho Biotech Products, L.P.
                               Route 22 East
                               Bridgewater, New Jersey 08807-0914
                               U.S.A.
                               Attention: President
                               Facsimile No.:  (908) 526-4282

         With a copy to:       Johnson & Johnson
                               Office of the General Counsel
                               One Johnson & Johnson Plaza
                               New Brunswick, New Jersey 08933
                               U.S.A.
                               Attention:  General Counsel
                               Facsimile No.: 732-524-2788

     Section 14.3 SEVERABILITY. If, under applicable law or regulation, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a "Severed Clause"), this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use reasonable efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

     Section 14.4 CAPTIONS. All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

     Section 14.5 INTEGRATION. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes all previous agreements, whether written or oral. Notwithstanding the authority granted to the JSC, GPT and GCT under this Agreement, this Agreement may be amended only in writing signed by properly authorized representatives of each of Millennium and OBI. In the event of a conflict between the Development Plan, the Global Strategic Commercialization Plan and the Commercialization plans and budgets, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall govern.

     Section 14.6 INDEPENDENT CONTRACTORS; NO AGENCY. Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party's employees or for any employee benefits. No employee or representative of a Party, including without limitation the Millennium Representatives, shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, OBI's legal relationship under this Agreement to Millennium shall be that of independent contractor.

     Section 14.7 SUBMISSION TO JURISDICTION. Each Party (a) submits to the exclusive jurisdiction of the state and federal courts sitting in Boston, Massachusetts, with respect to actions or proceedings arising out of or relating to this Agreement in which a Party brings an action in aid of arbitration, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, other than an action or proceeding seeking injunctive relief or brought to enforce an arbitration ruling issued pursuant to Section 13.4. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Party with respect thereto. Each Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in
Section 14.2. Nothing in this Section 14.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     Section 14.8 ASSIGNMENT; SUCCESSORS. Neither Millennium nor OBI may assign this Agreement in whole or in part, nor any rights hereunder, without the prior written consent of the other Party; provided that (a) either Party may assign this Agreement in whole or in part to an Affiliate on the condition that the assigning Party shall remain liable hereunder for the prompt payment and performance of all obligations of the assignee, which right to assign shall include the right to assign rights to receive any payments required under this Agreement consistent with license grants or sublicenses referenced in Sections 3.1(d), 3.2(c) and 11.7 upon reasonable written notice to the other Party of such assignment, and (b) this Agreement may be assigned by a Party to a Third Party in connection with a sale or transfer of all or substantially all of such Party's business or assets to which this Agreement relates. Any assignment made other than in accordance with the immediately preceding sentence shall be wholly void and invalid, and the assignee in any such assignment shall acquire no rights whatsoever, and the non-assigning Party shall not recognize, nor shall it be required to recognize, such assignment. This Section 14.8 limits both the right and the power to assign this Agreement and/or rights under this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.

     Section 14.9 EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.

     Section 14.10 Standstill. [**] during the Standstill Period [**]. For the purposes of this Section 14.10, the term "Standstill Period" shall mean the period [**].

     Section 14.11 NO CONSEQUENTIAL OR PUNITIVE DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR ANY LOSS OR INJURY TO A PARTY'S PROFITS OR GOODWILL ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 14.11 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS.

     Section 14.12 PERFORMANCE BY AFFILIATES. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that the Parties shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

     Section 14.13 CHANGE OF CONTROL. In the event a Millennium Change in Control occurs during the Term, OBI shall have the right and option, exercisable upon written notice to Millennium delivered at any time within sixty (60) days after the effective date of such Millennium Change in Control, to (a) cause any Millennium employees that are co-located at OBI's facilities to relocate offsite, and (b) terminate Millennium's right to Co-Promote the Product in the Major European Countries.

     As used herein, "Millennium Change in Control" means any transaction or series of related transactions in which a Third PARTY acquires or becomes the beneficial owner of (i) more than [**] percent ([**]%) of the outstanding voting securities of Millennium or the surviving entity, whether by merger, consolidation, reorganization, tender offer or similar means, or (ii) all or substantially all of the assets of Millennium.

         IN WITNESS WHEREOF, Millennium and OBI have caused this Agreement to be duly executed by their authorized representatives under seal, in duplicate on the dates written herein below.

                                   MILLENNIUM PHARMACEUTICALS, INC.

                                   By:/S/MARK J. LEVIN
                                      ------------------------------
                                      Title: Chief Executive Officer
                                      Date:  June 30, 2003

                                   ORTHO BIOTECH PRODUCTS, L.P.

                                   BY:  ORTHO BIOTECH INC., ITS MANAGING
                                        GENERAL PARTNER

                                   By:/S/KEN BERLIN
                                      ------------------------------
                                      Title: Vice President, Licensing and
                                             New Business Development
                                      Date:  June 30, 2003


Johnson & Johnson hereby agrees to be bound by the standstill requirements of
Section 14.10 of the Agreement.


                                   JOHNSON & JOHNSON


                                   By:/S/ROBERT J. DARRETTA
                                      ------------------------------
                                      Title:  Executive Vice President; Chief
                                      Financial Officer and Member, Executive
                                      Committee
                                      Date:  June 30, 2003



Ortho Biotech Inc. ("Ortho") hereby agrees to be bound by the standstill requirements of Section 14.10 of the Agreement. In addition, Ortho hereby agrees to unconditionally guarantee the obligations and liabilities of OBI under this Agreement, including without limitation OBI's obligations under Section 14.12 to cause its Affiliates to perform obligations imposed on such Affiliates. Ortho hereby acknowledges and agrees that (a) OBI and Millennium may amend or modify this Agreement without the requirement of providing notice of such amendment or modification to Ortho or of obtaining Ortho's consent thereto and (b) Millennium shall be entitled to interact and deal with OBI on all matters relating to this Agreement (and any modifications and amendments hereto) without regard to the guaranty made by Ortho hereunder, and that in each such case, the obligations and liabilities of Ortho under this guaranty shall not be released or otherwise affected or impaired as a result thereof.

                                   ORTHO BIOTECH INC.


                                   By:/S/KEN BERLIN
                                      ------------------------------
                                      Title:  Vice President, Licensing and
                                              New Business Development
                                      Date:   June 30, 2003

                                    EXHIBIT A

                              COMPOUND DESCRIPTION

[**] has the following chemical structure:

[compound diagram]

                                    EXHIBIT B

                      FORMER PROSCRIPT, INC. EQUITY HOLDERS

Larry Abrams
K. Frank Austen
Aventis Pharmaceuticals, Inc.
Matthew F. Baevsky
Catherine G. Blair
Boston Children's Heart Foundation, Inc.
Dan R. Burns
April Case
Stacey Channing
Shaowu Chen
Zhijian `James' Chen
Concord Partners II, L.P.
Antonia T. Destree
Joseph D. Etlinger
Neal Farber
Michelle Ford
Aaron Goldberg
Alfred Goldberg
Harris Goldberg
Joan H. Goldberg
Julie Goldberg
HealthCare Ventures III, L.P.
HealthCare Ventures IV, L.P.
Stephen Helpern
Zola Horovitz
Jianquing Huang
Hudson Trust
Dan Kenary
Thomas Maniatis
Christopher Oalmann
Ann Odessey
Richard Odessey
Michele Pagano
Robert Rando
Rho Management Trust II
Kenneth L. Rock
Roche Finance Ltd.
Michael Rosenblatt
Debra Sansone
Matthew Smith
Frans L. Stassen
Frank Tortella
Bi Xu
Bruce R. Zetter

                                    EXHIBIT C

                        PHS LICENSE AGREEMENT PROVISIONS

NOTE: THE BOLD FACE TERMS IN THESE PROVISIONS ARE DEFINED AS SET OUT THE PHS LICENSE AGREEMENT. REFERENCES TO SECTIONS AND APPENDICES IN THESE PROVISIONS ARE REFERENCES TO OTHER PROVISIONS OF THE PHS LICENSE AGREEMENT AND NOT TO THIS AGREEMENT.

5.       STATUTORY AND PHS REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

         5.01     (a)      PHS reserves on behalf of the GOVERNMENT an
                           irrevocable, nonexclusive, nontransferable, royalty-free license to practice all inventions licensed under the LICENSED PATENT RIGHTS throughout the world by or on behalf of the GOVERNMENT and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the GOVERNMENT is a signatory.

                  (b) In the event that LICENSED PATENT RIGHTS are Subject Inventions made under a Cooperative Research and Development Agreement (CRADA), LICENSEE grants to the GOVERNMENT, pursuant to 15 U.S.C. ss. 3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice LICENSED PATENT RIGHTS or have LICENSED PATENT RIGHTS practiced throughout the world by or on behalf of the GOVERNMENT. In the exercise of such license, the GOVERNMENT shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. ss. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party.

         5.02 LICENSEE agrees that products used or sold in the United States embodying the LICENSED PATENT RIGHTS or produced through the use of processes set forth in the LICENSED PATENT RIGHTS, but only to the extent LICENSEE does not otherwise have the right to manufacture such products in the absence of the licenses granted under this AGREEMENT, shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

         5.03 LICENSEE acknowledges that PHS may enter into future CRADAs under the Federal Technology Transfer act of 1986 that relate to the subject matter of this AGREEMENT. LICENSEE agrees not to unreasonably deny requests for a RESEARCH LICENSE from such future collaborators with PHS when acquiring such rights is necessary in order to make a CRADA project feasible. LICENSEE may request an opportunity to join as a party to the proposed CRADA.

         5.04     (a)      In addition to the reserved license of Paragraph 5.01
                           above, PHS reserves the right to grant nonexclusive
                           RESEARCH LICENSES directly or to require LICENSEE to grant nonexclusive RESEARCH LICENSES on reasonable terms. The purpose of this RESEARCH LICENSE is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the LICENSED PATENT RIGHTS, however, PHS shall consult with LICENSEE before granting to commercial entities a RESEARCH LICENSE or providing to them research samples of materials made through the LICENSED PROCESSES.

                  (b) In exceptional circumstances, and in the event that LICENSED PATENT RIGHTS are Subject Inventions made under a CRADA, the GOVERNMENT, pursuant to 15 U.S.C.Section 3710a(b)(1)(B), retains the right to require the LICENSEE to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use LICENSED PATENT RIGHTS in the LICENSED FIELD OF USE I on terms that are reasonable under the circumstances; or if LICENSEE fails to grant such a license, the GOVERNMENT retains the right to grant the license itself. The exercise of such rights by the GOVERNMENT shall only be in exceptional circumstances and only if the GOVERNMENT determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by LICENSEE; (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by the LICENSEE; or (iii) the LICENSEE has failed to comply with an agreement containing provisions described in 15 U.S.C. Section 3710a(c)(4)(B). The determination made by the GOVERNMENT under this Article is subject to administrative appeal and judicial review under 35 U.S.C. Section 203(2).

8.01     RECORD KEEPING

         8.01 LICENSEE agrees to keep accurate and correct records of LICENSED PRODUCTS made, used, sold, or imported and LICENSED PROCESSES practiced under this AGREEMENT appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period and shall be available, not to exceed once during each calendar year, during the term of this agreement, during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. Any such accountant or auditor shall be reasonably acceptable to LICENSEE and shall execute a standard form of confidentiality agreement with LICENSEE. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this AGREEMENT. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall reimburse PHS for the cost of the inspection at the time LICENSEE pays the unreported royalties, including any late charges as required by Paragraph 9.08 of this AGREEMENT. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides LICENSEE notice of the payment due.

10.      PERFORMANCE

         10.01 LICENSEE shall use commercially reasonable efforts to bring the LICENSED PRODUCTS and LICENSED PROCESSES to PRACTICAL APPLICATION. "Commercially reasonable efforts" for the purposes of this provision shall include adherence to the COMMERCIAL DEVELOPMENT PLAN at Appendix F and performance of the BENCHMARKS at Appendix E. The efforts of a sublicensee shall be considered the efforts of LICENSEE.

12.      NEGATION OF WARRANTIES AND INDEMNIFICATION

         12.05 LICENSEE shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of: a) the use by or on behalf of LICENSEE, its sublicensees, directors, or employees, of any LICENSED PATENT RIGHTS; or b) the design, manufacture, distribution, or use of any LICENSED PRODUCTS, LICENSED PROCESSES or materials by LICENSEE or its sublicensees, or other products or processes developed through the practice of the LICENSED PATENT RIGHTS, unless such liability, demands, damages, expenses or losses are due to the gross negligence or willful misconduct of PHS, its employees, students, fellows, agents or consultants. LICENSEE agrees to maintain a liability insurance program consistent with sound business practice.

13.      TERM, TERMINATION AND MODIFICATION OF RIGHTS

         13.06 When the public health and safety so require, and after written notice to LICENSEE providing LICENSEE a sixty (60) day opportunity to respond, PHS shall have the right to require LICENSEE to grant sublicenses to responsible applicants, on reasonable terms, in LICENSED FIELDS OF USE I under the LICENSED PATENT RIGHTS, unless LICENSEE can reasonably demonstrate that that granting of the sublicense would not materially increase the availability to the public of the subject matter of the LICENSES PATENT RIGHTS. PHS will not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with LICENSEE.

         13.07 PHS reserves the right according to 37 CFR ss. 404.5(b)(9) to terminate or modify this AGREEMENT if it is determined that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

                                    EXHIBIT D

             PRINCIPLES FOR ALLOCATING DEVELOPMENT RESPONSIBILITIES

I. [**] DEVELOPMENT ALLOCATION:

[**] Development Allocation shall be as follows:

   -----  ---------------     ---------------------   --------------------------
   [**]    Clinical Lead      Operations Lead         Medical Affairs Lead
   -----  ---------------     ---------------------   --------------------------
   [**]    Millennium*        Millennium-U.S.         Millennium-U.S.
                              OBI-License Territory   OBI-License Territory
   -----  ---------------     ---------------------   --------------------------
   [**]    Millennium**       Millennium-U.S.         Millennium-U.S.
                              OBI- License Territory  OBI-License Territory
   -----  ---------------     ---------------------   --------------------------
   [**]    Millennium***      Millennium-U.S.         Millennium-U.S.
                              OBI-License Territory   OBI-License Territory
   -----  ---------------     ---------------------   --------------------------
   [**]    OBI****            OBI                     Millennium-U.S.
                                                      OBI-License Territory
   -----  ---------------     ---------------------   --------------------------
   [**]    OBI****            OBI                     Millennium-U.S.
                                                      OBI-License Territory
   -----  ---------------     ---------------------   --------------------------
   [**]    OBI****            OBI                     Millennium-U.S.
                                                      OBI-License Territory
   -----  ---------------     ---------------------   --------------------------
   [**]    Millennium         Millennium              Millennium
   -----  ---------------     ---------------------   --------------------------
   *     strong OBI involvement in License Territory with OBI to lead EU [**]
         if conducted only in the EU; if [**] is a global study, then Millennium Clinical Lead in U.S. and OBI in EU.
   ** strong OBI involvement in License Territory with OBI to lead EU only frontline study in[**]; if a global study, then Millennium in U.S. and OBI in EU.
   ***   strong OBI involvement in License Territory.
   ****  strong Millennium involvement in the U.S.

The Parties believe that an optimal global clinical development plan generally requires usage and advocacy in all major geographies of the world; therefore, the GPT will strongly consider allocating clinical trial sites with a balance between the U.S. and EU (commensurate with the relative potential value of the [**] in the U.S. and the EU) and will consider, if it is commercially reasonable to do so, inclusion of Japan in pivotal trials where it is anticipated that such inclusion may benefit regulatory reviews in Japan.

II. OTHER Allocations:
   o In determining how best to allocate the specific responsibilities and work to be done [**], the Parties shall use the following guiding principles:[**]. The Parties will seek to Develop the Product in an efficient manner consistent with the Development Plan.

   o The allocation should be balanced in terms of the number and size of clinical programs, and in light of any changes to the Development Plan based upon clinical success or failure.

   o For those clinical trials or studies for which either Party has primary worldwide responsibility (a "Lead Party"), the Lead Party will use the other Party's internal resources rather than contract research organizations ("CROs") to the extent that the other Party demonstrates to the Lead Party's reasonable satisfaction that it has the relevant capabilities, expertise and capacity to perform the work and can perform such work in as efficient (in terms of cost and time) a manner as the particular CRO being considered for such trial or study.

In the event the Lead Party reasonably determines, in accordance with the immediately preceding principle, to use a CRO rather than the other Party for a particular study or trial, to the extent reasonably practicable the Parties will try to use a CRO for which either Party has negotiated lower rates if such CRO has the relevant capabilities and capacity to perform the work and can perform such work in as efficient (in terms of cost and time) a manner as the particular CRO being considered by the Lead Party.

                                    EXHIBIT E

             MINIMUM COMMERCIALIZATION PLAN AND BUDGET REQUIREMENTS

     The annual aggregate marketing and promotion budgets for the Major European Countries during each of the first three calendar years after First Commercial Sale in that territory, and the stub period from such First Commercial Sale through the commencement of the first calendar year thereafter ("Stub Period") shall not be less than the amounts set forth below.

-------------------------   ------------------------------------------------
                            Minimum Annual Aggregate Marketing and Promotion
                                            Budget Amount
                            ----------------   ---------------- ----------------
Territory                   Stub Period Plus   Second Calendar  Third Calendar
                             First Calendar         Year            Year
                                 Year
-------------------------   ----------------   ---------------- ----------------
Major European Countries        $ [**]              $ [**]          $ [**]
-------------------------   ----------------   ---------------- ----------------

After the first three calendar years after First Commercial Sale, in no event will the aggregate marketing and promotion budget (defined as Advertising, Promotion and Education Expense below) in the Major European Countries in any year be less than (i) in the fourth and fifth calendar years, [**]% of the Base Amount (as defined below), and (ii) in the sixth through tenth calendar years, the lesser of [**]% of the Base Amount and $[**].

As used above, "Base Amount" means the lesser of (A) the aggregate Net Sales of the Product in Major European Countries for the previous calendar year, or (B) the projected annual Net Sales of the Product in the Major European Countries for the Commercialization budget year.

"Advertising, Promotion and Education Expense" means Third Party costs (excluding corporate and administrative overhead and all internal FTEs) incurred by OBI or for its account which are specifically identifiable to the advertising, promotion and marketing of the Product and related professional education in the Field in the Major European Countries (to the extent not performed by Sales Representatives), including, (i) advertisements appearing in journals, newspapers, magazines or other media, including direct mail and electronic media, (ii) exhibiting at seminars, conventions and medical congresses and meetings, (iii) Promotional Materials, (iv) external market research, (v) symposia, continuing medical education, and opinion leader development activities, (vi) publication expenses; (vii) reimbursement and patient assistance programs and health outcomes programs, (viii) development of information and data specifically intended for national accounts, managed care organizations and group purchasing organizations (or the equivalent) of a Product, and (ix) Product-specific public relations programs.

During each of the first three calendar years after First Commercial Sale in the EU, OBI shall provide the following minimum number of Sales Representatives to perform Sales Calls in each of the following territories.


------------------ -------------------------------------------------------------
                             Minimum Number of Sales Representatives
                   -------------------  -------------------  -------------------
Territory              Stub Period Plus    Second Calendar       Third Calendar
                        First Calendar          Year                 Year
                            Year
------------------ -------------------  -------------------  -------------------
United Kingdom              [**]                [**]                 [**]
------------------ -------------------  -------------------  -------------------
Germany                     [**]                [**]                 [**]
------------------ -------------------  -------------------  -------------------
France                      [**]                [**]                 [**]
------------------ -------------------  -------------------  -------------------
Italy                       [**]                [**]                 [**]
------------------ -------------------  -------------------  -------------------
Spain                       [**]                [**]                 [**]
------------------ -------------------  -------------------  -------------------

Each of the foregoing Sales Representatives of OBI shall dedicate at least [**]% of their time to the Product (as measured on an average aggregate basis) during the periods specified above.

Notwithstanding anything to the contrary, the annual aggregate marketing and promotion budgets for the Major European Countries and the minimum number of Sales Representatives, each as recited in this EXHIBIT E, shall be reduced proportionately, (i) to account for material deviations from the assumed regulatory timelines, market conditions and product profile on which the financial valuation of the arrangements set forth in this Agreement was based, and (ii) for the periods during which OBI or its Affiliates do not Commercialize the Product in one or more Major European Countries as a result of not obtaining pricing and reimbursement approval in such Major European Countries.

                                    EXHIBIT F

            ADVERSE EVENT AND PRODUCT COMPLAINT REPORTING PROCEDURES

     The Parties understand and agree that the detailed procedures for Product complaint reporting safety data exchange and regulatory submission "Procedures" are intended to satisfy regulatory requirements and at the same time to be compatible with their company internal operations. The Parties acknowledge that Millennium and OBI are legally responsible for satisfying the regulatory pharmacovigilance and other requirements applicable to them as Regulatory Approval holders.

     The Parties understand and agree that the Procedures may be amended by the Parties at any time by mutual written agreement, to ensure compliance with applicable regulatory pharmacovigilance and other regulatory requirements. The Parties also understand that the Procedures will be developed and mutually agreed to by them, and that the Parties will comply with such Procedures.

     Within 30 days after the Effective Date, a Working Group ("the Safety Oversight Working Group") shall be constituted with members from both Parties to develop the Procedures. Upon the request of any of the Parties, the Safety Oversight Working Group shall meet to discuss in good faith changes to the Procedures as may be necessary for the compliance with the applicable regulatory pharmacovigilance requirements and compatibility with each Party's internal operations. The Procedures shall not be construed to restrict either Party's ability to take action that it deems to be appropriate or required of it under applicable regulatory requirements, but, when permitted by applicable Law, the Party shall consult with the other Party before taking such action.

                     THE OVERALL FRAMEWORK OF THE PROCEDURES

     The overall framework of the Procedures after EU Regulatory Approval Transfer shall include but will not be limited to the following:

     1. Millennium will be responsible for maintaining a world-wide safety database for the Product.

     2. To enable the above (1), OBI shall collect reports of suspected adverse drug reactions / adverse events associated with the use of the Product from the License Territory. Millennium shall collect the said reports from the United States.

     3. When collecting the reports, OBI shall document the exchangeable information on a reporting form (to be agreed between OBI and Millennium).

     4. OBI shall forward by fax or secured, mutually agreed electronic means the said reports, including attachments if considered relevant, to Millennium, within 3 calendar days of becoming aware of such information.

     5. After receipt, Millennium shall enter information included in the report in its world-wide safety database, perform assessments of seriousness, causality, listedness and expectedness. In addition, it shall assess labelledness against the correct and valid package insert approved for the Product in the United States.

     6. Should the information included in the reports received from OBI not enable proper assessments, Millennium will request additional or follow-up information from OBI. OBI will make documented efforts to obtain the requested information.

     7. Should the report fulfill the criteria for expedited (15 calendar day) regulatory submission in the License Territory, Millennium shall prepare the corresponding report (MedWatch or CIOMS I) and provide this report by the agreed (see paragraph 4 above) means to OBI. All such expedited safety reports shall be submitted to OBI within 7 calendar days after receipt of the information by Millennium.

     8. OBI shall prepare a cover letter for the reports and submit the reports expeditiously to Regulatory Authorities in the License Territory as required. OBI and Millennium shall ensure submissions of expedited safety reports to Regulatory Authorities in the License Territory in the case of OBI, and the United States in the case of Millennium, in a timely manner to meet the applicable regulatory requirements.

     9. Millennium shall prepare Periodic Safety Update Reports (PSURs) according to the applicable EU requirements and with the required frequency and provide them to OBI upon issue.

                           VERIFICATION OF COMPLIANCE

     In order to assure compliance with the Procedures and applicable regulations, OBI and Millennium may conduct audits using their own employees of the Procedures and pharmacovigilance once per year or more frequently for cause and will share audit results. Such audits may also be conducted jointly. Audits shall be performed according to a jointly prepared audit plan that shall be prepared by the QA group within each Party and approved by the Safety Oversight Working Group within 45 days of the Effective Date.

                                   EXHIBIT G

                              EU CO-PROMOTION TERMS

     If Millennium exercises the EU Co-Promotion Option, Millennium shall determine the size of the sales force Millennium shall field to perform Sales Calls in the Major European Countries; provided that in no event shall the size of Millennium's sales force in the Major European Countries without OBI's consent be more than the highest number set forth in the table below that corresponds to any EU Co-Promotion Option Trigger that has occurred:

-----------------------------------  -----------------------------------------
               EVENT                    MAXIMUM NUMBER OF MILLENNIUM SALES
                                     REPRESENTATIVES AFTER OCCURRENCE OF EVENT
-----------------------------------  -----------------------------------------
1. [**] Trigger or the [**] Trigger   [**]
-----------------------------------  -----------------------------------------
2. [**] Trigger                       [**]
-----------------------------------  -----------------------------------------

     OBI will reimburse Millennium for its actual costs of fielding such personnel which costs shall consist of salary, bonus, social security (health and other benefits), car, computer, office overhead and conferences, and travel, not to exceed [**]% of the applicable FTE Sales Cap (as defined below) for Millennium Sales Representatives as follows:

     a. with respect to Millennium Sales Representatives fielded in connection with the [**] indication, upon the earlier to occur of (a) the [**] Trigger; PROVIDED THAT, if at the date which is [**] from the date the first such Millennium Sales Representatives are fielded in connection with the [**] Trigger, neither (i) EU Regulatory Approval for such [**] indication has been obtained ("[**] Approval"), nor (ii) the [**] Trigger has occurred, OBI's obligation hereunder to reimburse Millennium for Millennium Sales Representatives shall cease as of such date; PROVIDED FURTHER, that such obligation to reimburse Millennium shall commence again upon the occurrence of the [**] Approval; and (b) the occurrence of the [**] Trigger; and

     b. with respect to Millennium Sales Representatives fielded in connection with the [**] indication, upon the [**] Trigger; PROVIDED THAT, if at the date which is [**] from the date the first such Millennium Sales Representatives are fielded in connection with the [**]Trigger, EU Regulatory Approval for such [**] indication has not been obtained ("[**] Approval"), OBI's obligation hereunder to reimburse Millennium for such Millennium Sales Representatives shall cease as of such date, PROVIDED FURTHER, that such obligation to reimburse Millennium shall commence again upon the occurrence of the [**] Approval.

     Subject to the immediately following paragraph, Millennium will not be permitted to field more than [**] Sales Representatives performing Sales Calls without OBI's consent.

     As used above, the term "FTE Sales Cap" shall mean, for each calendar year, the product of (x) the number of Millennium Sales Representatives during such calendar year fielded pursuant to the EU Co-Promotion Option, and (y) the FTE Rate applicable to such Millennium Sales Representatives.

     OBI's Sales Representatives identified in the second table in EXHIBIT E shall dedicate [**]% of their time to the Product (as measured on an average aggregate basis). Millennium's Sales Representatives shall dedicate [**]% of their time to the Product for the period commencing with the exercise of the EU Co-Promote Option and continuing until Millennium acquires rights to a product appropriate for sale by such Sales Representatives, after which point Millennium's Sales Representatives shall dedicate [**] [**]% of their time to the Product.

     Notwithstanding the foregoing limitations, Millennium may, with OBI's consent, provide additional Sales Representatives to support the Product. OBI will reimburse Millennium at the applicable FTE Rate for the services of such approved additional Sales Representatives.

     OBI shall provide training to Millennium Sales Representatives as set forth in Section 6.1(e). The Parties will use their good faith efforts to coordinate the timing of training and other preparatory activities in advance of the triggering events described in this EXHIBIT G so that Millennium Sales Representatives can begin to perform Sales Calls as soon as possible after any exercise by Millennium of the EU Co-Promotion Option.

     Millennium shall use Diligent Efforts to ensure that the qualifications of its Sales Representatives meet or exceed the minimum criteria (including, without limitation, with respect to education and sales experience) required by the OBI with respect to its Sales Representatives. Each Party shall be responsible for recruitment of its Sales Representatives, shall have full authority to hire and shall manage all employer obligations in connection with the employment of its Sales Representatives. Millennium agrees to consult with OBI regarding its recruitment and hiring of its Sales Representatives pursuant to its exercise of the EU Co-Promotion Option.

     As soon as reasonably practicable after Millennium provides OBI with notice of its first exercise of the EU Co-Promotion Option Trigger, the EU Working Group shall establish mutually agreeable performance criteria and goals for Sales Representatives for which OBI is required to reimburse Millennium pursuant to Section 6.1(a). The performance criteria and goals will be consistent with the performance criteria and goals for OBI's own Sales Representatives. In the event that any such Millennium Sales Representative fails to comply with or meet such performance criteria and goals, and such failure is not cured, or actions have not been taken to remedy such failure, within three (3) months after OBI notifies Millennium of such failure, OBI shall be entitled to cease reimbursing Millennium for such Millennium Sales Representative until such failure is cured or such Millennium Sales Representative is replaced with a successor Millennium Sales Representative.

                                    EXHIBIT H

                             SUPPLY AGREEMENT TERMS

     1. OBI's right to act as a worldwide second source supplier of fill and finish services shall not be exercisable until OBI can demonstrate that the following conditions have been satisfied:

        (a) OBI or the relevant OBI Affiliate has the ability to act as a second source supplier of fill and finish services in sufficient quantities and in accordance with the applicable specifications;

        (b) OBI or the relevant OBI Affiliate has experience in providing fill and finish services for products of similar type, complexity and modality to the Product;

        (c) OBI or the relevant OBI Affiliate has the ability to provide the fill and finish services in accordance with all relevant Law;

        (d) OBI or the relevant OBI Affiliate has an approved or "approvable" facility for such fill and finish services, as defined by the applicable Regulatory Authorities, and has obtained approval from the applicable Regulatory Authorities to provide such fill and finish services;

        (e) the costs of establishing OBI as a secondary source supplier, including, without limitation, the costs of equipment, technology and analytical methods transfer, process and equipment validation, scale up, regulatory inspection and approvals, shall not exceed $[**]; and

        (f) a Supply Agreement, pursuant to which OBI or an OBI Affiliate will serve as the worldwide secondary source supplier of Finished Product, has been executed by both Parties.

     2. Millennium shall be responsible for establishing the specifications, including the necessary documentation, certificates of analysis and test results, for the Product and Finished Product to be supplied under the Supply Agreement. OBI has reviewed and approved the current specifications for the Product and Finished Product (the "Specifications"). The Parties expect that such current specifications will be acceptable for the License Territory. However, in the event that a Regulatory Authority requires that the specifications for Product or Finished Product be modified, or in the event that other circumstances make a modification to such specifications otherwise desirable, Millennium and OBI shall discuss and use Diligent Efforts to respond appropriately to such requirement or other circumstances and OBI shall reimburse Millennium for any costs incurred in implementing any such modification to the Specifications in the License Territory.

     3. Upon reasonable advance notice, OBI's representatives may accompany Millennium representatives on technical visits to, and audits of, Third Party contract manufacturers of the Product, if and to the extent OBI is permitted to do so under Millennium's agreements with such Third Party contract manufacturers, or as otherwise permitted by such manufacturers. Millennium will use commercially reasonable efforts to secure OBI such permission in its agreements with Third Party contract manufacturers prior to entering into such agreements. Notwithstanding the foregoing, the Parties understand and agree that all technical and other contact with such contract manufacturers shall be made through Millennium.

     4. Millennium or its Affiliates shall supply Finished Product and Product to OBI for distribution and sale in the License Territory, and OBI shall pay Millennium or its Affiliates (i) for such Finished Product at the Finished Product Transfer Price and shall reimburse Millennium for its Distribution Costs (as defined below) related to such Finished Product and (ii) for such Product at the Finished Product Transfer Price and shall reimburse Millennium for its Distribution Costs (as defined below) and the internal and Third Party invoiced costs of importation, final packaging and labeling, testing and QP release, and the management thereof, related to such Product. OBI shall use the Product and Finished Product supplied by Millennium or its Affiliates solely for distribution and sale in the License Territory pursuant to this Agreement and shall not transfer any such Product or Finished Product to any Third Party for any other purpose. As used above, "Distribution Costs" shall mean the costs, excluding corporate and administrative overhead, incurred by Millennium or for its account, specifically identifiable to the distribution of a Product to a Third Party including (i) handling, transportation, customs clearance, containers, freight, duties and insurance (including shipments from Third Party logistics service providers to wholesalers, and excluding such costs, if any, treated as a deduction in the definition of Net Sales), (ii) customer services including order entry, billing and adjustments, inquiry and credit and collection, and (iii) direct cost of facilities utilized for the storage and distribution of the Product.

     5. Unless agreed otherwise in writing by the Parties, one month before the commencement of each calendar quarter, OBI will give to Millennium a forecast of OBI's estimated quarterly (clinical and commercial) requirements of Finished Product for the one year period commencing with such calendar quarter. [**]% of OBI's forecasted requirements of Finished Product during the first two calendar quarters of such forecast shall be considered binding. For the purpose of clarity, in accordance with the terms of this paragraph 5, OBI's forecasted requirements of Finished Product during the last two quarters of such forecast will be non-binding. OBI will provide Millennium with binding purchase orders for Finished Product at least seven months in advance of the delivery date for such Finished Product, and Millennium shall, subject to the provisions of paragraph 7 below, supply Finished Product in accordance therewith.

     6. Notwithstanding the foregoing, OBI may postpone or request the postponement of the date of manufacture of batches of Finished Product or OBI may accelerate or request the acceleration of the manufacture date of such batches, in each case, if and to the extent that Millennium is entitled to do so pursuant to its agreement(s) with Third Party contract manufacturers of Finished Product; provided that OBI provides Millennium with reasonable advanced notice of such change or requested change to the binding purchase orders.

     7. Forecasting and firm order requirements for labeled and packaged Product will be negotiated by the Parties in good faith and specified in the Supply Agreement, however OBI will use reasonable efforts to provide Millennium with binding purchase orders for labeled and packaged Product to enable Millennium to comply with any requirement in its agreement(s) with Third Party contract manufacturers of the labeled and packaged Product to submit such binding purchase orders to such Third Party in advance of the delivery date.

     8. Millennium agrees that all Product supplied to OBI will, at the time of delivery to OBI, have been Manufactured in accordance with the Specifications.

     9. In the event of a shortage of supply of Product, Millennium shall promptly notify OBI and, unless otherwise agreed by the Parties, (a) prior to such time as Millennium and OBI (whether directly or through an Affiliate or a permitted sublicensee) shall have each been selling Product for a period of at least three years, available supply shall be allocated between the respective Parties on a pro-rata basis based on good faith forecasts of requirements and
(b) once Millennium and OBI (whether directly or through an Affiliate or permitted sublicensee) shall have been selling Product for a period of at least three years, available supply shall be allocated between the respective Parties on a pro-rata basis based on quantities purchased during the prior three year period. In addition, Millennium will use commercially reasonable efforts to resolve all failure to supply issues as promptly as possible in consultation with OBI.

     10. In addition to more detailed terms regarding the matters specified above in this EXHIBIT H, the Supply Agreement shall contain other customary Supply Agreement provisions, including without limitation indemnification provisions substantially similar to those set forth in Section 11.11 together with other indemnification provisions appropriate for a Supply Agreement, such as indemnification for failure to meet Product Specifications. Furthermore, the Parties will enter into a Technical and Quality Agreement with respect to the Product governing, among other things, quality assurance requirements, documentation and procedures, audit and inspection rights and similar matters.

                                    EXHIBIT I

                     EXISTING THIRD PARTY AGREEMENT PAYMENTS

1. PROSCRIPT EARN-OUT SETTLEMENT AGREEMENTS. [**]% of all amounts under Section 1(b)(ii) of the ProScript Earn-Out Settlement Agreements paid by Millennium based on the achievement of $[**] of Net Sales (as defined in the ProScript Earn-Out Settlement Agreements) of the Product shall be allocated to the License Territory and reimbursed by OBI in accordance with Section 8.6, subject to the immediately following sentence of this paragraph 1. If such amounts become payable by Millennium prior to the receipt of Regulatory Approval and the First Commercial Sale of the Product in the License Territory, OBI's obligation under Section 8.6 to reimburse Millennium for the [**]% of such amounts allocated to the License Territory shall be delayed until such time, if ever, that Regulatory Approval and First Commercial Sale of the Product in the License Territory have occurred. Such [**]% share shall not exceed $[**] million.

2. PROSCRIPT MERGER AGREEMENT. Contingent Partner Licensing Payments (as defined in Section 3.8(b) of the ProScript Merger Agreement) made by Millennium to Third Parties with respect to the Product, which apply as follows:

         a. Amounts under Section 3.8(b)(i) of the ProScript Merger Agreement payable by Millennium with respect to milestone payments received by Millennium under Sections 8.1, 8.2 and 8.5 of this Agreement shall be reimbursed by OBI in accordance with Section 8.6 of this Agreement. The aggregate of amounts reimbursable by OBI pursuant to Section 8.6 of this Agreement with respect to payments under
              Section 3.8(b)(i) of the ProScript Merger Agreement shall not exceed $[**] million less amounts payable by Millennium under
              Section 3.8(c)(i) of the ProScript Merger Agreement.

         b. Amounts under Sections 3.8(b)(ii), (iii), (iv) and (v) of the ProScript Merger Agreement payable by Millennium with respect to distribution fees received by Millennium under Section 8.3 of this Agreement shall be reimbursed by OBI in accordance with
              Section 8.6 of this Agreement.

3.       PHS LICENSE AGREEMENT.

         a. [**]% of amounts under Section I, clause (b), of Appendix C of the PHS License Agreement paid by Millennium shall be allocated to the License Territory and reimbursed by OBI in accordance with
              Section 8.6 (subject to the final sentence of this paragraph 3.a). If such amounts are paid by Millennium prior to the receipt of Regulatory Approval and the First Commercial Sale of the Product in the License Territory, OBI's obligation under Section 8.6 to reimburse Millennium for such amounts shall be delayed until such time, if ever, that Regulatory Approval and First Commercial Sale of the Product in the License Territory have occurred.

         b. [**]% of amounts under Section II, clause (d), of Appendix C of the PHS License Agreement paid by Millennium with respect to the Product shall be allocated to the License Territory and reimbursed by OBI in accordance with Section 8.6 (subject to the final sentence of this paragraph 3.b). If such amounts are paid by Millennium prior to the receipt of Regulatory Approval the Product for any solid tumor indication in the License Territory, OBI's obligation under Section 8.6 to reimburse Millennium for the [**]% of such amounts allocated to the License Territory shall be delayed until such time, if ever, that Regulatory Approval of the Product for a first solid tumor indication in the License Territory has occurred.

        c. Amounts payable under Appendix C, Section III of the PHS License Agreement with respect to sales of the Product in the License Territory will be reimbursable under Section 8.6.

        d. Amounts not exceeding $[**] in the aggregate payable under Appendix C, Section IV of the PHS License Agreement with respect to milestone payments received by Millennium under Sections 8.1,
              8.2 and 8.5 of this Agreement shall be reimbursed by OBI in accordance with Section 8.6.

4. BMS LICENSE AGREEMENT. [**]% of amounts payable under section 3.2 of the BMS License Agreement will be reimbursable under Section 8.6 of this Agreement (subject to the final sentence of this paragraph 4). If such amounts are paid by Millennium prior to the receipt of Regulatory Approval and the First Commercial Sale of the Product in the License Territory, OBI's obligation under Section 8.6 to reimburse Millennium for such amounts shall be delayed until such time, if ever, that Regulatory Approval and First Commercial Sale of the Product in the License Territory have occurred.

5. HARVARD LICENSE AGREEMENT. Amounts payable under Section 3.2(a)(3) of the Harvard License Agreement with respect to distribution fees received by Millennium under Section 8.3 of this Agreement will be reimbursable under Section 8.6 of this Agreement.

6. ADDITIONAL EXISTING THIRD PARTY AGREEMENTS. Amounts payable by Millennium pursuant to Third Party agreements added to the definition of Existing Third Party Agreements pursuant to Section 3.4 or 3.5 that
         (a) are allocable to the License Territory (and reimbursable by OBI in accordance with Section 8.6) based on the Development, Manufacture or Commercialization of the Product in the License Territory and related activities pursuant to this Agreement or (b) with respect to such amounts that are not allocated in the Existing Third Party Agreements between United States Development, Manufacture, Commercialization and related activities and License Territory Development, Manufacture, Commercialization and related activities, [**]% of such amounts shall be deemed allocable to the License Territory (and reimbursable by OBI in accordance with Section 8.6).
         If such amounts (other than such amounts paid by Millennium under such Existing Third Party Agreements that become payable based on amounts that are paid by OBI to Millennium under this Agreement) are paid by Millennium prior to the receipt of Regulatory Approval and the First Commercial Sale of the Product in the License Territory, OBI's obligation under Section 8.6 to reimburse Millennium for such amounts shall be delayed until such time, if ever, that Regulatory Approval and First Commercial Sale of the Product in the License Territory have occurred.

The amounts set forth above are reimbursable by OBI only to the extent that such payments are required to be made under the terms of the applicable agreement as in effect on the Effective Date. In the event that any Existing Third Party Agreement is amended, OBI will not be obligated to reimburse Millennium for any additional or increased payments under the amended agreement unless otherwise agreed in advance by OBI. The amounts reimbursable by OBI shall take into account any offsets, refunds or other adjustments applicable to the payments made by Millennium.

                                    EXHIBIT J

                              PERMITTED DISCLOSURES

Filings and acceptance of filings for Regulatory Approval in the United States, EU, any Major European Country or Japan

Regulatory Approvals in the United States, EU, any Major European Country or
Japan

Completion or initiation of clinical studies and top line results thereof

Completion of patient enrollment for clinical studies

Reimbursement and pricing approvals by governmental agencies in the United States, EU, any Major European Country or Japan

Development and Commercialization milestone achievements and/or payments

Presence and participation at scientific or financial forums

Announcement of data at scientific or financial forums, subject to the provisions of Section 10.4

Collaborations and/or other activities concerning the Product with patient outreach/advocacy groups/foundations in the United States, EU, any Major European Country or Japan

Financial information and other commercial milestones relating to the U.S.

                                    EXHIBIT K

                      CERTAIN EXCEPTIONS TO REPRESENTATIONS

SECTION 1

[**]